Exhibit 4.1

TRUST DEED

RELATING TO A

U.S.$10,000,000,000

GLOBAL REGISTERED COVERED BOND PROGRAM

BANK OF MONTREAL,

as Issuer

- and -

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP,

as Guarantor

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Bond Trustee

DATED AS OF SEPTEMBER 30, 2013

CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS		1

1.1	Definitions	1
1.2	Interpretation	2
1.3	Currency	3
1.4	Listing	3
1.5	Schedules	3

ARTICLE 2 AMOUNT AND ISSUE OF THE COVERED BONDS		3

2.1	Amount of the Covered Bonds, Final Terms Documents and Legal Opinions	3
2.2	Covenant to repay principal and to pay interest	4
2.3	Bond Trustee’s requirements regarding Paying Agents etc.	5
2.4	Floating Rate Covered Bonds	7
2.5	Currency of payments	7
2.6	Further Covered Bonds	7
2.7	Separate Series	8

ARTICLE 3 FORMS OF THE COVERED BONDS		8

3.1	Bearer Global Covered Bonds	8
3.2	Registered Global Covered Bonds	9
3.3	Bearer Definitive Covered Bonds and Registered Definitive Covered Bonds	10
3.4	Facsimile or pdf signatures	11
3.5	Persons to be treated as Covered Bondholders	11
3.6	Certificates of Euroclear, DTC and Clearstream, Luxembourg	12

ARTICLE 4 FEES, DUTIES AND TAXES		12

4.1	Fees, duties and taxes	12

ARTICLE 5 COVENANT OF COMPLIANCE		13

5.1	Covenant of Compliance	13

ARTICLE 6 CANCELLATION OF COVERED BONDS AND RECORDS		13

6.1	Cancellation of Covered Bonds	13
6.2	Records	14

ARTICLE 7 COVERED BOND GUARANTEE		15

7.1	Covered Bond Guarantee	15
7.2	Guarantee Description	15
7.3	Payments	16
7.4	Bankruptcy, sequestration, etc.	16
7.5	Unconditional and Absolute	16
7.6	No lessening, impairment, etc.	17
7.7	Enforcement	17
7.8	Waiver of Rights	18
7.9	Excess Proceeds	18
7.10	Unrecoverable Amounts	18

i

7.11	Excess Proceeds Amount	19

ARTICLE 8 PAYMENTS UNDER THE COVERED BOND GUARANTEE		19

8.1	Payments	19
8.2	Direction to Pay	20
8.3	Notification	20
8.4	No Withholding, Deductions etc.	20
8.5	Discharge and Subrogation	20

ARTICLE 9 NON-PAYMENT		21

9.1	Non-Payment	21

ARTICLE 10 PROCEEDINGS, ACTION AND INDEMNIFICATION		21

10.1	Proceedings, Action and Indemnification	21

ARTICLE 11 APPLICATION OF FUNDS		22

11.1	General	22
11.2	Application of Excess Proceeds	23

ARTICLE 12 NOTICE OF PAYMENTS		24

12.1	Notice of Payments	24
12.2	Covered Bondholder Communications and Reports	24

ARTICLE 13 [RESERVED]		25

ARTICLE 14 PARTIAL PAYMENTS		25

14.1	Partial Payments	25

ARTICLE 15 COVENANTS BY THE ISSUER AND THE GUARANTOR		25

15.1	Covenants	25

ARTICLE 16 REMUNERATION AND INDEMNIFICATION OF BOND TRUSTEE		30

16.1	Remuneration	30
16.2	Additional Remuneration	30
16.3	Taxes	30
16.4	Disputes	31
16.5	Other Liabilities	31
16.6	Indemnification	31
16.7	Interest	32
16.8	Survival	32
16.9	Allocation	32

ARTICLE 17 POWERS OF THE BOND TRUSTEE		32

17.1	Powers of the Bond Trustee	32

ARTICLE 18 BOND TRUSTEE’S LIABILITY		40

18.1	Bond Trustee’s Liability	40

ARTICLE 19 BOND TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR		40

19.1	Contracting	40

ARTICLE 20 BOND TRUSTEE		41

20.1	Change of Bond Trustee	41

ARTICLE 21 WAIVER, AUTHORIZATION, DETERMINATION, MODIFICATION AND SUBSTITUTION		41

21.1	Waiver, Authorization and Determination	41
21.2	Modification	42
21.3	Substitution	43
21.4	Breach	44
21.5	Rating Agency Condition	45

ARTICLE 22 HOLDER OF BEARER DEFINITIVE COVERED BOND ASSUMED TO BE COUPONHOLDER		45

22.1	Assumption	45

ARTICLE 23 NO NOTICE TO COUPONHOLDERS		46

23.1	No Notice	46

ARTICLE 24 EXCHANGE RATE INDEMNITY		46

24.1	Exchange Rate Indemnity	46
24.2	Independent Obligations	47
24.3	Excess Funds	47

ARTICLE 25 NEW BOND TRUSTEE		47

25.1	New Bond Trustee	47

ARTICLE 26 SEPARATE AND CO-TRUSTEES		48

26.1	Separate and Co-Trustees	48
26.2	Appointment	48

ARTICLE 27 BOND TRUSTEE’S RETIREMENT AND REMOVAL		48

27.1	Retirement and Removal	48

ARTICLE 28 BOND TRUSTEE’S POWERS TO BE ADDITIONAL		50

28.1	Powers to be Additional	50

ARTICLE 29 REPRESENTATIONS, WARRANTIES AND COVENANTS		50

29.1	Representations, Warranties and Covenants of the Bond Trustee	50

ARTICLE 30 NOTICES		50

30.1	Notices	50

ARTICLE 31 GOVERNING LAW; ASSIGNMENT		51

31.1	Governing Law	51
31.2	Submission to Jurisdiction	51
31.3	Assignment	51

ARTICLE 32 NON-PETITION		52

32.1	Non-Petition	52
32.2	Limitation of Liability	52

ARTICLE 33 FURTHER ASSURANCE		52

33.1	Further Assurance	52

ARTICLE 34 COUNTERPARTS		52

34.1	Counterparts	52

ARTICLE 35 INCORPORATION OF THE TRUST INDENTURE ACT		52

35.1	Trust Indenture Act	52

SCHEDULE 1		1

SCHEDULE 2		1

SCHEDULE 3		1

SCHEDULE 4		1

SCHEDULE 5		1

SCHEDULE 6		1

THIS TRUST DEED is made as of September 30, 2013

BETWEEN:

(1)	BANK OF MONTREAL, a bank named in Schedule I to the Bank Act, whose executive office is at 18th Floor, 100 King Street West, Toronto, Ontario, M5X 1A1, in its capacity as the Issuer;

(2)

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the Laws of the Province of Ontario, whose registered office is at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, by its managing general partner, BMO COVERED BOND GP, INC., in its capacity as the Guarantor; and

(3)

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, in its capacity as the Bond Trustee, which expression includes such company and all other Persons or companies for the time being acting as Bond Trustee or Bond Trustees under this agreement and, as the Bond Trustee, which expressions includes such company and all other Persons or companies for the time being acting as trustee or trustees for the Covered Bondholders under this Trust Deed.

WHEREAS

(A)

By a resolution of the board of directors of the Issuer passed on May 29, 2013 the Issuer has resolved to establish a Program pursuant to which the Issuer may from time to time issue Covered Bonds as set out herein.

(B)

Covered Bonds up to a maximum nominal amount (calculated in accordance with Article 9 of the Program Agreement (Conditions Precedent)) from time to time outstanding of U.S.$10,000,000,000 (or its equivalent in other currencies) (subject to increase as provided in the Program Agreement) (the “Program Limit”) may be issued pursuant to the Program.

(C)	Under the terms of the Guarantor Agreement, the Guarantor has undertaken to guarantee payment of the Guaranteed Amounts in respect of the Covered Bonds on the terms set out herein.

(D)	The Bond Trustee has agreed to act as bond trustee for the benefit of the Covered Bondholders, and the Couponholders upon and subject to the terms and conditions hereof.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the date hereof (as the same may be amended, varied and/or supplemented from time to time, with the consent of the parties thereto) (the “Master Definitions and Construction Agreement”) is expressly and specifically incorporated into this Trust Deed and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Trust Deed, including the recitals hereto and this Trust Deed will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement. In the event of inconsistency between the Master Definitions and Construction Agreement and this Trust Deed, this Trust Deed prevails.

1.2	Interpretation

(a)	For the purposes of this Trust Deed, this Trust Deed has the same meaning as Trust Deed in the Master Definitions and Construction Agreement.

(b)

All references in this Trust Deed to principal and/or principal amount and/or interest in respect of the Covered Bonds or to any funds payable by the Issuer or by the Guarantor hereunder will, unless the context otherwise requires, be construed in accordance with Condition 5.7 (Interpretation of principal and interest).

(c)

All references herein to any statute or any provision of any statute will be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any modification or re-enactment.

(d)

All references herein to any action, remedy or method of proceeding for the enforcement of the rights of creditors will be deemed to include, in respect of any jurisdiction other than the Province of Ontario, Canada, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available and reasonably appropriate in such jurisdiction as will most nearly approximate to such action, remedy or method of proceeding described or referred to herein.

(e)

All references herein to Euroclear and/or Clearstream, Luxembourg and/or DTC will, whenever the context so permits (but not in the case of any NGCB), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Principal Paying Agent and the Bond Trustee or as may otherwise be specified in the applicable Final Terms Document.

(f)

All references herein to the records of Euroclear and Clearstream, Luxembourg will be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Covered Bonds.

(g)

Wherever in these presents there is a requirement for the consent of, or a request from, the Covered Bondholders, then, for so long as any of the Registered Covered Bonds is represented by a Registered Global Covered Bond registered in the name of DTC or its nominee, DTC may mail an

Omnibus Proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time. Such Omnibus Proxy shall assign the right to give such consent or, as the case may be, make such request to DTC’s direct participants as of the record date specified therein and any such assignee participant may give the relevant consent or, as the case may be, make the relevant request in accordance with these presents.

(h)

In this Trust Deed, references to Schedules, Articles, Sections, paragraphs and sub-paragraphs will be construed as references to the Schedules to this Trust Deed and to the Articles, Sections, paragraphs and sub-paragraphs of this Trust Deed respectively.

(i)	In this Trust Deed the table of contents and Article headings are included for ease of reference and will not affect the construction hereof.

(j)

In this Trust Deed unless there is anything in the subject or context inconsistent therewith the following will apply: (i) words denoting the singular will include the plural and vice-versa; and (ii) words denoting one gender only will include the other gender.

1.3	Currency

All references in this Trust Deed to the relevant currency will be construed as references to the currency in which payments in respect of the Covered Bonds and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms Document.

1.4	Listing

All references herein to Covered Bonds having a “listing” or being “listed” on a Stock Exchange shall be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading on the relevant market, as the case may be, and all references in the trust presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

1.5	Schedules

The Schedules attached to this Trust Deed will, for all purposes of this Trust Deed, form an integral part of it.

ARTICLE 2

AMOUNT AND ISSUE OF THE COVERED BONDS

2.1	Amount of the Covered Bonds, Final Terms Documents and Legal Opinions

The Covered Bonds will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Program Limit from time to time and for the purpose of determining such aggregate nominal amount Article 9 (Conditions Precedent) of the Program Agreement will apply.

By not later than 12:00 p.m. (Toronto time) on the second Business Day preceding each proposed Issue Date, the Issuer will deliver or cause to be delivered to the Bond Trustee a copy of the applicable Final Terms Document and drafts of all (if any) legal opinions to be given in relation to the relevant issue and will notify the Bond Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Covered Bonds to be issued. Upon the issue of the relevant Covered Bonds, such Covered Bonds will become constituted hereby without further formality.

Before the first issue of Covered Bonds occurring after each anniversary of this Trust Deed and on such other occasions as the Bond Trustee so requests (on the basis that the Bond Trustee considers it necessary in view of a change (or proposed change) in the Laws of the Province of Ontario or the federal Laws of Canada applicable therein materially affecting the Issuer or the Guarantor (as the case may be), this Trust Deed, the Program Agreement, the Agency Agreement or the Security Agreement or the Bond Trustee has other reasonable grounds which will not include the mere lapse of time), the Issuer or, as the case may be, the Guarantor will procure that further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Bond Trustee may reasonably require from the legal advisers specified in the Program Agreement or such other legal advisers as the Bond Trustee will approve is/are delivered to the Bond Trustee. Whenever such a request is made with respect to any Covered Bonds to be issued, the receipt of such opinion(s) in a form satisfactory to the Bond Trustee will be a further condition precedent to the issue of those Covered Bonds.

In accordance with Section 314(b) of the Trust Indenture Act, the Issuer and Guarantor shall, (A) promptly upon the execution and delivery of this Trust Deed and thereafter (B) and for so long as U.S. Registered Covered Bonds are outstanding within three months after the anniversary of such initial opinion, furnish to the Bond Trustee an opinion of counsel stating in the opinion of such counsel, appropriate steps have been taken to protect the title of the Bond Trustee to the Security and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary.

2.2	Covenant to repay principal and to pay interest

The Issuer covenants with the Bond Trustee that it will, as and when the Covered Bonds of any Series or any of them or principal in respect thereof becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Terms and Conditions, unconditionally pay or procure to be paid to or to the order of the Bond Trustee in the relevant currency in immediately available funds the Principal Amount Outstanding in respect of the Covered Bonds of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Covered Bonds) will in the meantime and until redemption in full of the Covered Bonds of such Series (both before and after any decree, judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Bond Trustee as aforesaid interest (which will accrue from day to day) on the Principal Amount Outstanding of the Covered Bonds outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Terms and Conditions (subject to Section 2.4 (Floating Rate Covered Bonds)); PROVIDED THAT:

(a)

except for Excess Proceeds, every payment (whether by the Issuer or the Guarantor) of principal or interest or other sum due in respect of the Covered Bonds made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement will be in satisfaction pro tanto of the relative covenant by the Issuer contained in this Article or (as the case may be)

by the Guarantor under the Covered Bond Guarantee in relation to the Covered Bonds of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Terms and Conditions to the relevant Covered Bondholders or Couponholders (as the case may be) and (in the case of the Guarantor only) where such payment by the Guarantor has been declared void, voidable or otherwise recoverable in whole or in part and recovered from the Bond Trustee or the Covered Bondholders;

(b)

every payment of Excess Proceeds in accordance with the Terms and Conditions and Section 11.2 (Application of Excess Proceeds) (to or to the order of the Bond Trustee will be in satisfaction (for the benefit of the Issuer only and not the Guarantor) pro tanto of the relative covenant by the Issuer contained in this Article in respect of the Excess Proceeds which are due and payable in relation to the Covered Bonds of such Series (but as provided in Section 11.2 (Application of Excess Proceeds), will not do so for the purposes of the subrogation rights of the Guarantor contemplated by Section 7.8 (Waiver of Rights) and will not reduce or discharge any obligations of the Guarantor);

(c)

in the case of any payment of principal which is not made to the Bond Trustee or the Principal Paying Agent on or before the due date or which is made on or after accelerated maturity following an Issuer Event of Default or Guarantor Event of Default, interest will continue to accrue on the Principal Amount Outstanding of the relevant Covered Bonds in accordance with Condition 6.10 (Late Payment).

(d)

in any case where payment of the whole or any part of the principal amount of any Covered Bond is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (c) above) interest will accrue on the Principal Amount Outstanding of such Covered Bond payment of which has been so withheld or refused in accordance with Condition 6.10 (Late Payment).

The Bond Trustee will hold the benefit of this covenant on trust for the Covered Bondholders and the Couponholders and itself in accordance herewith.

2.3	Bond Trustee’s requirements regarding Paying Agents etc.

(a)

At any time after an Issuer Event of Default or Potential Issuer Event of Default has occurred and is continuing or the Bond Trustee has received any money from the Issuer which it proposes to pay under Article 11 (Application of Funds) to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(i)

by notice in writing to the Issuer, the Guarantor, the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent and/or the Transfer Agents require the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Exchange Agent and/or the Transfer Agents pursuant to the Agency Agreement:

A.	to act thereafter as Principal Paying Agent, Paying Agent, Registrar, Calculation Agent, the Exchange Agent and/or

Transfer Agent respectively of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Exchange Agent and the Transfer Agents will be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and the relative Coupons and available for such purpose) and thereafter to hold all Covered Bonds, Coupons and Talons and all sums, documents and records held by them in respect of Covered Bonds, Coupons and Talons on behalf of the Bond Trustee; or

B.

to deliver up all Covered Bonds and Coupons and all sums, documents and records held by them in respect of the Covered Bonds and Coupons to the Bond Trustee or as the Bond Trustee will direct in such notice provided that such notice will be deemed not to apply to any documents or records which the Principal Paying Agent, the relevant Paying Agent, the Registrar, the Exchange Agent and/or the relevant Transfer Agent is obliged not to release by any Law; and/or

(ii)

by notice in writing to the Issuer, require it to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the Issuer and until such notice is withdrawn, proviso (a) to Section 2.2 (Covenant to repay principal and to pay interest) relating to the Covered Bonds will cease to have effect in respect of the Issuer.

(b)

At any time after a Guarantor Event of Default or Potential Guarantor Event of Default has occurred and is continuing or the Bond Trustee has received any money from the Guarantor which it proposes to pay under Article 11 (Application of Funds) to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(i)

by notice in writing to the Issuer, the Guarantor, the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent and/or the Transfer Agents require the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Exchange Agent and/or the Transfer Agents pursuant to the Agency Agreement to:

A.

act thereafter as Principal Paying Agent, Paying Agent, Registrar, Calculation Agent and/or Transfer Agent respectively of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms hereof mutatis mutandis on the terms provided in the Agency Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the other Paying Agents, the Registrar, the Calculation Agent, the Exchange Agent and the Transfer Agents will be limited to the amounts for the time being held by the Bond Trustee on the trusts hereof relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons on behalf of the Bond Trustee; or

B.

to deliver up all Covered Bonds and Coupons and all sums, documents and records held by them in respect of the Covered Bonds and Coupons to the Bond Trustee or as the Bond Trustee will direct in such notice provided that such notice will be deemed not to apply to any documents or records which the Principal Paying Agent, the relevant Paying Agent, the Registrar, the Exchange Agent and/or the relevant Transfer Agent is obliged not to release by any Law; and/or

(ii)

by notice in writing to the Guarantor require it to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the Guarantor and until such notice is withdrawn proviso (a) to Section 2.2 (Covenant to repay principal and to pay interest) relating to the Covered Bonds will cease to have effect.

2.4	Floating Rate Covered Bonds

If the Floating Rate Covered Bonds of any Series become immediately due and repayable following an Issuer Event of Default or a Guarantor Event of Default the rate and/or amount of interest payable in respect of them will be calculated by the Principal Paying Agent and/or the Calculation Agent (as the case may be), in each case, at the same intervals as if such Covered Bonds had not become due and repayable, and the first of such interval will commence on the expiry of the Interest Period during which the Covered Bonds of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4 (Interest) except that the rates of interest need not be published.

2.5	Currency of payments

All payments of any amounts due in respect of, under and in connection herewith and the Covered Bonds of any Series to the relevant Covered Bondholders and Couponholders will be made in the relevant currency all in accordance with the Terms and Conditions and converted at the relevant Covered Bond Swap Rate (if necessary).

2.6	Further Covered Bonds

The Issuer will be at liberty from time to time (but subject always to the provisions hereof) without the consent of the Covered Bondholders or Couponholders or other Secured Creditors to create and issue further Covered Bonds (whether in bearer or registered form) having terms and conditions the same as the Covered Bonds of any Series or the same in all respects and guaranteed by the Guarantor save for the amount and date of the first payment of interest thereon, Issue Date and/or Issue Price and so that the same will be consolidated and form a single series with the outstanding Covered Bonds of such Series.

2.7	Separate Series

Subject to the provisions of the next sentence, the Covered Bonds of each Series will form a separate Series of Covered Bonds and accordingly, unless for any purpose the Bond Trustee in its absolute discretion will otherwise determine, the provisions of this sentence and of Article 3 (Forms of the Covered Bonds) to Article 24 (Exchange Rate Indemnity) (both inclusive), Article 25 (New Bond Trustee) and Schedule 5 (Provisions for Meetings of Covered Bondholders) will apply mutatis mutandis separately and independently to the Covered Bonds of each Series. However, for the purposes of Condition 9 (Events of Default, Acceleration and Enforcement) (insofar as it relates to a Program Resolution), Condition 14 (Meetings of Covered Bondholders, Modification, Waiver and Substitution), Sections 10.1 (Proceedings, Action and Indemnification), 17.1(q) (Powers of the Bond Trustee), Article 23 (No Notice to Couponholders) and Article 27 (Bond Trustee’s Retirement and Removal) and (insofar as it relates to Condition 9 (Events of Default, Acceleration and Enforcement) or to a Program Resolution or Sections 10.1 (Proceedings, Action and Indemnification), Article 25 (New Bond Trustee) or Article 27 (Bond Trustee’s Retirement and Removal)) and Schedule 6 (Form of Managing GP’s Certificate), the Covered Bonds will be deemed to constitute a single Series and the provisions of such Conditions and Sections will apply to all the Covered Bonds together as if they constituted a single Series. In such Sections and Schedule the expressions Covered Bonds, Covered Bondholders, Coupons, Couponholders, Talons and Talonholders will be construed accordingly.

ARTICLE 3

FORMS OF THE COVERED BONDS

3.1	Bearer Global Covered Bonds

(a)

Each Tranche of Bearer Covered Bonds will initially be issued in the form of a Temporary Global Covered Bond. Each Temporary Global Covered Bond will be exchangeable (free of charge) on and after the Exchange Date, upon a request as described therein, for either Bearer Definitive Covered Bonds of the same Series with, where applicable (except in the case of Zero Coupon Covered Bonds) Coupons and where applicable, Talons attached, or interests in a Permanent Global Covered Bond, in each case in accordance with the provisions of such Temporary Global Covered Bond and as indicated in the applicable Final Terms Document. Each Permanent Global Covered Bond will be exchangeable for Definitive Covered Bonds together with, where applicable (except in the case of Zero Coupon Covered Bonds) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Covered Bond. All Bearer Global Covered Bonds will be prepared, completed and delivered to a Common Depositary (in the case of a CGCB form) or Common Safekeeper (in the case of a NGCB) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Program Agreement or to another appropriate depositary as may be approved by the Bond Trustee in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)	Each Temporary Global Covered Bond will be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 (Forms of Global and

Definitive Covered Bonds, Coupons and Talons) and may be a facsimile or pdf. Each Temporary Global Covered Bond will have annexed thereto a copy of the applicable Final Terms Document and will be signed manually or in facsimile or pdf by a person duly authorized by the Issuer on behalf of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent and will, in the case of a NGCB be effectuated by the Common Safekeeper acting on the instructions of the Principal Paying Agent. Each Temporary Global Covered Bond so executed and authenticated will be binding and valid obligations of the Issuer and the Covered Bond Guarantee in respect thereof will be binding and valid obligations of the Guarantor and title to such Temporary Global Covered Bond will pass by delivery.

(c)

Each Permanent Global Covered Bond will be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 (Forms of Global and Definitive Covered Bonds, Coupons and Talons) and may be a facsimile or pdf. Each Permanent Global Covered Bond will have annexed thereto a copy of the applicable Final Terms Document and will be signed manually or in facsimile or pdf by a person duly authorized by the Issuer on behalf of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent and will, in the case of a NGCB be effectuated by the Common Safekeeper acting on the instructions of the Principal Paying Agent. Each Permanent Global Covered Bond so executed and authenticated will be binding and valid obligations of the Issuer and the Covered Bond Guarantee in respect thereof will be binding and valid obligations of the Guarantor and title to such Permanent Global Covered Bond will pass by delivery.

3.2	Registered Global Covered Bonds

(a)

Subject as provided below, Registered Covered Bonds of a Tranche that are initially offered and sold in the United States in reliance on Rule 144A under the Securities Act shall be represented by a Rule 144A Global Covered Bond and Registered Covered Bonds of a Series that are initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by a Regulation S Global Covered Bond. Registered Covered Bonds issued pursuant to registration statement under the Securities Act shall be represented by a U.S. Registered Global Covered Bond. Registered Global Covered Bonds will either (i) be deposited with a custodian for, and registered in the name of DTC or its nominee, or (ii) be deposited with a common depositary for, and registered in the name of a nominee of, Euroclear and Clearstream, Luxembourg, as specified in the applicable Final Terms Document. Until the expiration of the Distribution Compliance Period beneficial interests in any Regulation S Definitive Covered Bond may be held only by or through agent members of Euroclear and Clearstream, Luxembourg. Title to the Registered Covered Bonds will pass upon registration of transfers in accordance with the provisions of the Agency Agreement.

(b)

Registered Global Covered Bonds will be exchangeable and transferable only in accordance with, and subject to, the provisions of the Registered Global Covered Bonds and the Agency Agreement and the rules and operating procedures for the time being of DTC, Euroclear and Clearstream, Luxembourg.

(c)

Each Registered Global Covered Bond will be printed or typed in the form or substantially in the form set out in Part 7 of Schedule 2 (Forms of Global and Definitive Covered Bonds, Coupons and Talons) and may be a facsimile or pdf. Each Registered Global Covered Bond will have annexed thereto a copy of the applicable Final Terms Document and will be signed manually or in facsimile or pdf by a person duly authorized by the Issuer on behalf of the Issuer and will be authenticated by or on behalf of the Registrar. Each Registered Global Covered Bond as executed and authenticated will be a binding and valid obligation of the Issuer and the Covered Bond Guarantee in respect thereof will be a binding and valid obligation of the Guarantor.

3.3	Bearer Definitive Covered Bonds and Registered Definitive Covered Bonds

(a)

The Bearer Definitive Covered Bonds, Coupons and Talons will be bearer in the respective forms or substantially in the respective forms set out in Parts 3, 4 and 5, respectively, of Schedule 2 (Forms of Global and Definitive Covered Bonds, Coupons and Talons). The Bearer Definitive Covered Bonds, Coupons and Talons will be serially numbered and, if listed or quoted, will be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange (if any). The relevant Terms and Conditions may be incorporated by reference into such Bearer Definitive Covered Bonds or, if not so permitted by the relevant Stock Exchange (if any), the Bearer Definitive Covered Bonds will be endorsed with or have attached thereto the relevant Terms and Conditions and, in either such case, the Bearer Definitive Covered Bonds will have endorsed thereon or attached thereto a copy of the applicable Final Terms Document (or the relevant provisions thereof). Title to the Bearer Definitive Covered Bonds, Coupons and Talons will pass by delivery.

(b)

The Registered Definitive Covered Bonds will be in registered form and will be issued in the form or substantially in the form, and will bear the legend, set out in Part 7 of Schedule 2 (Forms of Global and Definitive Covered Bonds, Coupons and Talons), will be serially numbered, will (for so long as the transfer restrictions are in place) be endorsed with a legend in the same form mutatis mutandis as that set out on the Rule 144A Global Covered Bond (in the case of those issued in exchange for Rule 144A Global Covered Bonds) and the applicable form of transfer and, if listed or quoted, will be printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange (if any). The relevant Terms and Conditions may be incorporated by reference into such Registered Definitive Covered Bonds, or, if not so permitted by the relevant Stock Exchange (if any), the Registered Definitive Covered Bonds will be endorsed with or have attached thereto the relevant Terms and Conditions and, in either such case, the Registered Definitive Covered Bonds will have endorsed thereon or attached thereto a copy of the applicable Final Terms Document (or the relevant provisions thereof). Title to the Registered Definitive Covered Bonds will pass upon the registration of transfers in the Register kept by the Registrar in respect thereof in accordance with the provisions of the relevant Agency Agreement and this Trust Deed.

(c)

The Definitive Covered Bonds will be signed manually or in facsimile or pdf by a person duly authorized by the Issuer on behalf of the Issuer and will be authenticated by or on behalf of the Principal Paying Agent (in the case of the

Bearer Definitive Covered Bonds) or the Registrar (in the case of Registered Definitive Covered Bonds). The Definitive Covered Bonds so executed and authenticated, and Coupons and Talons, upon execution and authentication of the relevant Bearer Definitive Covered Bonds, will be binding and valid obligations of the Issuer and the Covered Bond Guarantee in respect thereof will be binding and valid obligations of the Guarantor. The Coupons and Talons will not be signed. No Definitive Covered Bond and none of the Coupons or Talons appertaining to a Bearer Definitive Covered Bond will be binding or valid until the relevant Definitive Covered Bond will have been executed and authenticated as aforesaid. No Bearer Covered Bond may be exchanged for a Registered Covered Bond and vice versa.

3.4	Facsimile or pdf signatures

The Issuer may use the facsimile or pdf signature of any person who at the date such signature is affixed to a Covered Bond is duly authorized by the Issuer notwithstanding that at the time of issue of any of the Covered Bonds he may have ceased for any reason to be the holder of such office or be so authorized.

3.5	Persons to be treated as Covered Bondholders

Except as ordered by a court of competent jurisdiction or as required by Law, the Issuer, the Guarantor, the Bond Trustee, the Principal Paying Agent, the other Paying Agents, the Registrar, the Exchange Agent and the Transfer Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may:

(a) (i)

for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Covered Bond, Bearer Definitive Covered Bond, Coupon or Talon and the registered holder of any Registered Definitive Covered Bond; and

(ii)

for the purpose of voting, giving consents, and making requests pursuant to this Trust Deed and making payment thereon or on account thereof and, with respect of a Registered Global Covered Bond held through agent members of Euroclear, DTC or Clearstream, Luxembourg, voting, giving consents and making requests pursuant to this Trust Deed deem and treat the registered holder of any Registered Global Covered Bond, as the absolute owner thereof and of all rights thereunder free from all encumbrances, and will not be required to obtain proof of such ownership or as to the identity of the bearer or, as the case may be, registered holder; and

(b)	for all other purposes deem and treat:

(i)	the bearer of any Bearer Definitive Covered Bond, Coupon or Talon and the registered holder of any Registered Definitive Covered Bond; and

(ii)

each person for the time being shown in the records of Euroclear, DTC or Clearstream, Luxembourg or, as the case may be, or such other additional or alternative clearing system approved by the Issuer, the Bond Trustee and the Principal Paying Agent, as having a particular nominal amount of Covered Bonds credited to his securities account, as the absolute owner thereof free from all encumbrances and will not be required to obtain either (a) proof of such ownership, other than, in the case of any Person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear, DTC or Clearstream, Luxembourg or any other form of record (including any certificate or other document which may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular nominal amount of the Covered Bonds is clearly identified together with the amount of such holding) made by any of them, or (b) proof of the identity of the bearer of any Bearer Global Covered Bond, Bearer Definitive Covered Bond, Coupon or Talon or the registered holder of any Registered Definitive Covered Bond or Registered Global Covered Bond.

3.6	Certificates of Euroclear, DTC and Clearstream, Luxembourg

Without prejudice to the provisions of Section 17.1 (Powers of the Bond Trustee), the Issuer, the Guarantor and the Bond Trustee may call for and, except in the case of manifest or proven error, will be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or DTC or any form of record (including any certificate or other document which may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular nominal amount of the Covered Bonds is clearly identified together with the amount of such holding) made by any of them or such other form of evidence and/or information and/or certification as it will, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Covered Bonds represented by a Global Covered Bond and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification will be conclusive and binding on all concerned.

ARTICLE 4

FEES, DUTIES AND TAXES

4.1	Fees, duties and taxes

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties or taxes of a similar nature (if any), including interest and penalties (but excluding any interest or penalties arising by reason of any act or omission of the Bond Trustee or any Covered Bondholder or Couponholder that is done or omitted to be done other than pursuant to the terms of this Trust Deed), payable (a) in the United Kingdom, Canada, Belgium or Luxembourg on or in connection with (i) the execution and delivery of this Trust Deed, and (ii) the constitution and original issue and initial delivery of the Covered Bonds and the Coupons and the creation of the Security, and (b) in any jurisdiction on or in connection with any action taken by or on behalf of the Bond Trustee or (where permitted hereunder so to do) any Covered Bondholder or Couponholder or any other Secured Creditor to enforce this Trust Deed.

ARTICLE 5

COVENANT OF COMPLIANCE

5.1	Covenant of Compliance

Each of the Issuer and the Guarantor covenants with the Bond Trustee that it will comply with and perform and observe all the provisions hereof and of the Security Agreement which are expressed to be binding on it. The Terms and Conditions will be binding on the Issuer and the Guarantor and, to the extent applicable, the Covered Bondholders and the Couponholders. The Bond Trustee will be entitled to enforce the obligations of the Issuer and the Guarantor under the Covered Bonds, the Coupons and the Terms and Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which will be read and construed as one document with the Covered Bonds and the Coupons to the extent applicable. The Bond Trustee will hold the benefit of this covenant upon trust for itself and the Covered Bondholders and the Couponholders according to its and their respective interests.

ARTICLE 6

CANCELLATION OF COVERED BONDS AND RECORDS

6.1	Cancellation of Covered Bonds

The Issuer will procure that: (a) all Covered Bonds issued by it and which (i) are redeemed or (ii) are purchased by or on behalf of the Issuer or any of its Subsidiaries and surrendered for cancellation, or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (Replacement of Covered Bonds, Coupons and Talons), or (iv) are exchanged as provided herein (together in the case of Bearer Definitive Covered Bonds, with all unmatured Coupons attached thereto or delivered therewith); (b) in the case of Bearer Definitive Covered Bonds, all relative Coupons which have been paid in accordance with the relevant Terms and Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (Replacement of Covered Bonds, Coupons and Talons); and (c) all Talons which have been exchanged for further Coupons, will forthwith be cancelled by or on behalf of the Issuer and a certificate signed by two Authorized Signatories of the Issuer stating:

(a)	the aggregate principal amount of Covered Bonds which have been redeemed and the amounts paid in respect thereof and the aggregate amounts which have been paid in respect of Coupons;

(b)	the serial numbers of such Covered Bonds in definitive form distinguishing between Bearer Covered Bonds and Registered Covered Bonds;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Registered Global Covered Bonds, Bearer Definitive Covered Bonds and/or Registered Definitive Covered Bonds;

(e)

the aggregate nominal amount of Covered Bonds (if any) which have been purchased by or on behalf of the Issuer or any of its Subsidiaries and cancelled and the serial numbers of such Covered Bonds in definitive form and, in the case of Bearer Definitive Covered Bonds, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)

the aggregate nominal amounts of Covered Bonds and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Covered Bonds in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)

the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Bearer Definitive Covered Bonds bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Bearer Definitive Covered Bonds to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

will be given to the Bond Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Bond Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Covered Bonds, Coupons (if any) or payment of principal or interest (as the case may be) thereon or exchange of the relative Talons respectively and of cancellation of the relative Covered Bonds and Coupons.

6.2	Records

Subject to the paragraph below, the Issuer will use its best efforts to procure that: (i) the Principal Paying Agent will keep a full and complete record of all Covered Bonds, Coupons and Talons issued by it and of their redemption or purchase by or on behalf of the Issuer, or any of its Subsidiaries, any cancellation or any payment or exchange (as the case may be) of such Covered Bonds, Coupons and Talons and all replacement covered bonds, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Covered Bonds, Coupons or Talons; (ii) the Principal Paying Agent will in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of six years from the Relevant Date in respect of such Coupons and, in the case of Talons, indefinitely, either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged; and (iii) such records and copies thereof will be made available to the Bond Trustee at all reasonable times during normal business hours.

Notwithstanding the foregoing, the Issuer will not be required to procure the keeping of a record of serial numbers and maturity dates of Coupons except as regards unmatured Coupons not attached to or surrendered with Bearer Definitive Covered Bonds presented for redemption or purchased and presented for cancellation, matured Coupons that remain unpaid and Coupons in place of which replacement Coupons have been issued and replacement Coupons.

ARTICLE 7

COVERED BOND GUARANTEE

7.1	Covered Bond Guarantee

(a)

In consideration of the Intercompany Loan to be made by the Issuer to the Guarantor pursuant to the Intercompany Loan Agreement, the payment of any Excess Proceeds to the Guarantor pursuant to Section 11.2 (Application of Excess Proceeds), and the payment by the Issuer to the Guarantor of the Guarantee Fee, the Guarantor, unconditionally (save as set out herein) and irrevocably guarantees to the Bond Trustee, for the benefit of the Covered Bondholders, the payment of the Guaranteed Amounts as and when the same become Due for Payment.

(b)	The Guarantor will, as guarantor:

(i)

following the occurrence of an Issuer Event of Default and the service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer and a Notice to Pay on the Guarantor, pay or procure to be paid unconditionally and irrevocably to or to the order of the Bond Trustee (for the benefit of the Covered Bondholders), an amount equal to that portion of the Guaranteed Amounts which will become Due for Payment but would otherwise be unpaid, as of any Original Due for Payment Date or, if applicable, the Extended Due for Payment Date, by the issuer PROVIDED THAT no Notice to Pay will be so served until an Issuer Acceleration Notice has been served by the Bond Trustee on the Issuer; and

(ii)

following the occurrence of a Guarantor Event of Default and the service by the Bond Trustee of a Guarantor Acceleration Notice, the Covered Bonds will (if an Issuer Acceleration Notice has not already been served) become immediately due and payable as against the Issuer and the obligations of the Guarantor under the Covered Bond Guarantee will be accelerated.

7.2	Guarantee Description

In relation to the Covered Bonds of each Series, the Covered Bond Guarantee:

(a)	is a continuing guarantee;

(b)

extends (in the case of the Guarantor) to the ultimate balance of the Guaranteed Amounts due to be paid or which would have been due to be paid by the Issuer on the relevant Scheduled Payment Dates in accordance with the terms hereof, the Covered Bonds or the Coupons, regardless of any intermediate payment or discharge in whole or in part of any Guaranteed Amounts due to be paid on the relevant Scheduled Payment Date;

(c)

will not be discharged except by complete performance of the obligations in this Trust Deed, in addition to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any Person (whether from the Guarantor or otherwise); and

(d)	will remain in force until all funds payable by the Guarantor pursuant to the terms of the Covered Bond Guarantee will have been paid.

7.3	Payments

The Guarantor will not in respect of any payment due to be made pursuant hereto be released from its obligations under or pursuant hereto in any circumstances (notwithstanding anything which but for this provision would release the Guarantor or would affect its liability under or pursuant hereto in respect of such payment) except upon the receipt by or for the account of the Bond Trustee of the full amount of such payment from the Issuer and the Guarantor in the currency, at the place and in the manner provided for herein PROVIDED THAT (except in the case of Excess Proceeds) every payment of principal, premium or interest in respect of the Covered Bonds and/or Coupons made to the Principal Paying Agent in the manner provided in the Agency Agreement will be in satisfaction pro tanto of the liability of the Guarantor hereunder and will be deemed for the purpose of this Section 7.3 to have been paid to the order of the Bond Trustee, except to the extent that the subsequent payment thereof to the Covered Bondholders or the Couponholders in accordance with the Terms and Conditions is not made.

7.4	Bankruptcy, sequestration, etc.

If any payment received by the Bond Trustee, the Principal Paying Agent or any Covered Bondholder or Couponholder pursuant to the provisions hereof on the subsequent bankruptcy, sequestration, liquidation, insolvency, corporate reorganisation or other similar event of the Issuer, the Guarantor or any of its general partners, be set aside or avoided in whole or in part under any Laws relating to bankruptcy, sequestration, liquidation, insolvency, corporate reorganisation or other similar event, such payment will not be considered as having discharged or diminished the liability of, the Issuer or, as the case may be, the Guarantor and the Covered Bond Guarantee will continue to apply in accordance with its terms as if the underlying payment in respect of which the liability of the Guarantor hereunder or thereunder arose had at all times remained owing by the Issuer or the Guarantor, as the case may be.

7.5	Unconditional and Absolute

Without prejudice to the generality of the foregoing provisions of this Article 7, the Guarantor agrees that its obligations hereunder will be as guarantor (except with respect to that portion of any Excess Proceeds payable to the Covered Bondholders, prior to the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice which have been deposited into the GDA Account (or, as applicable, the Stand-By GDA Account), in respect of which the Guarantor will be the principal obligor) and will be absolute and unconditional (subject to a Notice to Pay being given), irrespective of, and unaffected by, any invalidity, irregularity, illegality or unenforceability of, or defect in, any provisions of this Trust Deed or the Covered Bonds or Coupons or any other Transaction Documents, or the absence of any action to enforce the same or the waiver, modification or consent by the Bond Trustee or any of the Covered Bondholders or Couponholders in respect of any provisions of the same or the obtaining of any judgment or decree against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defence of a guarantor. Accordingly, the validity of the Covered Bond Guarantee will not be affected by any invalidity, irregularity or unenforceability of all or any of the obligations of the Issuer hereunder or any other

Transaction Document and the Covered Bond Guarantee will not be discharged nor will the liability of the Guarantor hereunder be affected by any act, thing or omission or means whatsoever whereby its liability would not have been discharged if it had been guarantor or principal debtor.

7.6	No lessening, impairment, etc.

The liability of the Guarantor under the Covered Bond Guarantee will not be lessened, affected, impaired or discharged by:

(a)	any time, waiver or indulgence granted to the Issuer by the Bond Trustee, any of the Covered Bondholders or Couponholders;

(b)	any dealings or transactions between the Issuer and the Bond Trustee, any of the Covered Bondholders or Couponholders whether or not the Guarantor will be a party to or cognisant of the same;

(c)

the dissolution or liquidation of the Issuer or any change in the banking status or functions of the Issuer or any consolidation, merger, amalgamation, conveyance or transfer by the Issuer or any taking of control of the Issuer or its assets by regulatory authorities or deposit insurers;

(d)	any composition, compromise or arrangement between the Issuer and its creditors or any reorganisation or restructuring of its business and affairs;

(e)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Issuer or any other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(f)	any incapacity or lack of powers, authority or legal personality of the Issuer or any other Person;

(g)	any variation (however fundamental) or replacement of this Trust Deed, the Covered Bonds or the Coupons;

(h)	any failure on the part of the Issuer to pay all or any part of the Guarantee Fee payable by it to the Guarantor in connection herewith; or

(i)

any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Issuer hereunder or any other Transaction Document resulting from any insolvency, liquidation or dissolution proceedings or from any Law, regulation or order so that each such obligation will for the purposes of the Guarantor’s obligations under the Covered Bond Guarantee be construed as if there were no such circumstance.

7.7	Enforcement

Subject to its obligation to deliver a Notice to Pay on the Guarantor, the Bond Trustee may determine from time to time whether it will enforce the Covered Bond Guarantee which it is entitled to enforce, without making any demand or taking any proceedings against the Issuer. Subject to the provisions of this Article 7 with regard to the service of a Notice to Pay on the Guarantor, the Guarantor hereby waives any right to require proceedings first against the Issuer with respect to this Trust Deed, the Covered Bonds or Coupons, diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, reorganisation or restructuring, merger or bankruptcy of the Issuer, protest or notice and all demands whatsoever.

7.8	Waiver of Rights

To the extent that the Guarantor makes, or there is made on its behalf, a payment under the Covered Bond Guarantee, the Issuer will on such payment being made become indebted to the Guarantor for an amount equal to such payment unless such amount will have been set off with amounts owing under the Intercompany Loan Agreement. Until all amounts which may be or become payable by the Issuer hereunder, the Covered Bonds or Coupons have been irrevocably paid in full, the Guarantor hereby waives irrevocably and unconditionally:

(a)

all rights of subrogation, indemnity, contribution or otherwise (arising under common law, equity, statute or otherwise whatsoever) which it might otherwise have against the Issuer by virtue of any payment made by the Guarantor pursuant to the Covered Bond Guarantee; and

(b)	all rights to claim, rank, prove or vote as creditor of the Issuer or its estate in competition with the Bond Trustee (on behalf of the Covered Bondholders) or to claim a right of set-off,

subject always to the rights of the Guarantor to set-off amounts owing by the Issuer to the Guarantor in accordance with the Priorities of Payments in respect of amounts paid by the Guarantor under the Covered Bond Guarantee, against (x) any amounts repayable by the Guarantor under the terms of the Intercompany Loan Agreement, and (y) amounts payable by the Guarantor to any Swap Provider (provided that such Swap Provider is the Issuer) under the terms of any Interest Rate Swap or Covered Bond Swap, each of which rights shall remain unaffected.

7.9	Excess Proceeds

Any amounts from time to time received by the Bond Trustee under the Covered Bond Guarantee will be applied by the Bond Trustee in accordance with the provisions of Section 11.1 (General) PROVIDED THAT any Excess Proceeds received by the Bond Trustee will be applied by the Bond Trustee in accordance with the provisions of Section 11.2 (Application of Excess Proceeds).

7.10	Unrecoverable Amounts

As separate, independent, alternative and primary obligation, the Guarantor unconditionally and irrevocably agrees that (following the service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer and the service by the Bond Trustee of a Notice to Pay on the Guarantor) should any amount which, although expressed to be a Guaranteed Amount, for any reason (including without limitation any provisions of this Trust Deed or any other Transaction Document being or becoming void, voidable or unenforceable for any reason and whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Bond Trustee or any Covered Bondholder) not be recoverable from the Guarantor on the basis of a guarantee, such amount will nevertheless be recoverable from the Guarantor on the basis of a full indemnity and will be paid by it to the Bond Trustee on demand provided that the Guarantor’s obligation hereunder will in no circumstances exceed the relevant Guaranteed Amount.

7.11	Excess Proceeds Amount

Upon deposit of any Excess Proceeds into the GDA Account (or, as applicable, the Stand-By GDA Account), pursuant to Section 11.2 (Application of Excess Proceeds) (any such amount, the “Excess Proceeds Amount”), the Guarantor will be deemed to have assumed all of the obligations of the Issuer (other than the obligation to make any payments in respect of additional amounts which may become payable by the Issuer pursuant to Condition 7 (Taxation)), and be solely liable as principal obligor and not as a guarantor, in respect of the obligation to pay to the Covered Bondholders interest and principal in respect of Covered Bonds to which the Excess Proceeds relate (to the extent distributable to Covered Bondholders under the applicable Priorities of Payments), and the Covered Bondholders will have no rights against the Issuer with respect to payment of the Excess Proceeds Amount.

ARTICLE 8

PAYMENTS UNDER THE COVERED BOND GUARANTEE

8.1	Payments

(a)

The Issuer will notify the Bond Trustee in writing (copied to the Guarantor), no later than close of business on the fifth Business Day before each Interest Payment Date of the amount of Scheduled Interest and Scheduled Principal which is due and payable by the Issuer (other than pursuant to Condition 9 (Events of Default, Acceleration and Enforcement) on such Interest Payment Date and will confirm whether or not it will have sufficient funds to make such payments of such Scheduled Interest and Scheduled Principal on such Interest Payment Date. If the amount available for payment by the Issuer in respect of Scheduled Interest and/or Scheduled Principal on such Interest Payment Date will be insufficient to meet the amount of Scheduled Interest and/or Scheduled Principal due and payable on such Interest Payment Date (the “Shortfall”) on or prior to such Interest Payment Date or due date, the Issuer will inform the Bond Trustee in writing (copied to the Guarantor) of the amount of the Shortfall. Following the occurrence of an Issuer Event of Default and service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer pursuant to Condition 9.1 (Issuer Events of Default), the Bond Trustee will promptly deliver a Notice to Pay to the Guarantor requiring the Guarantor to pay the Guaranteed Amounts as and when the same are Due for Payment in accordance with the terms of the Covered Bond Guarantee and this Trust Deed.

(b)

Following the service by the Bond Trustee of an Issuer Acceleration Notice on the Issuer and the service by the Bond Trustee of a Notice to Pay on the Guarantor but prior to a Guarantor Event of Default and delivery by the Bond Trustee of a Guarantor Acceleration Notice, payment by the Guarantor of the Guaranteed Amounts pursuant to the Covered Bond Guarantee will be made in accordance with the Guarantee Priorities of Payments on the later of (a) the Scheduled Payment Date which is two Canadian Business Days following service of a Notice to Pay on the Guarantor, and (b) the day on which the Guaranteed Amounts are otherwise Due for Payment.

(c)

The Guarantor will, to the extent it has funds available to it, make payments in respect of the unpaid portion of the Final Redemption Amount on any Interest Payment Date up until the Extended Due for Payment Date.

8.2	Direction to Pay

The Bond Trustee will direct the Guarantor to pay (or to procure the payment of) all sums payable under the Covered Bond Guarantee to the Principal Paying Agent subject always to the provisions of Section 2.3 (Bond Trustee’s requirements regarding Paying Agents, etc.). For avoidance of doubt, any discharge of the Issuer as a result of the payment of Excess Proceeds to the Bond Trustee will be disregarded for the purposes of determining the amounts to be paid by the Guarantor under the Covered Bond Guarantee.

8.3	Notification

At least one Business Day before the date on which the Guarantor is obliged to make a payment under the Covered Bond Guarantee, it will notify or procure the notification of the Principal Paying Agent of the irrevocable instructions to the Account Bank (or, as applicable, the Stand-By Account Bank) through which payment to the Principal Paying Agent is to be made.

8.4	No Withholding, Deductions etc.

All payments of Guaranteed Amounts by or on behalf of the Guarantor will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, unless the withholding or deduction of such taxes, duties, assessments or governmental charges are required by Law or administrative practice of any jurisdiction. If any such withholding or deduction is required, the Guarantor will pay the Guaranteed Amounts net of such withholding or deduction and will account to the appropriate tax authority for the amount required to be withheld or deducted. The Guarantor will not be obliged to pay any additional amount to the Bond Trustee or any holder of Covered Bonds and/or Coupons in respect of the amount of such withholding or deduction required by or on behalf of Canada or any province, territory or political division thereof or any authority or agency therein or thereof having the power to tax or, in the case of Covered Bonds issued by a branch of the Issuer located outside of Canada, by the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having the power to tax. In the event that any such withholding or deduction is required of the Issuer, the Issuer will, in accordance with Condition 7 (Taxation), pay such additional amounts as will result in the Covered Bondholders or Couponholders receiving such amounts as they would have received in respect of such Covered Bonds or Coupons had no such withholding or deduction been required.

8.5	Discharge and Subrogation

(a)

The Issuer will not be discharged from its obligations under the Covered Bonds or Coupons and this Trust Deed by any payment made by the Guarantor under the Covered Bond Guarantee PROVIDED THAT this Section 8.5 will operate only for the purpose of the subrogation rights of the Guarantor contemplated by Section 7.8 (Waiver of Rights).

Except in relation to Excess Proceeds, any payment made by the Guarantor to the Covered Bondholders or the Couponholders in respect of the Covered

Bonds or Coupons may be made in accordance with the Terms and Conditions and the Agency Agreement, and any payments so made will be a good discharge pro tanto of the relative covenant by the Guarantor (as the case may be) contained in Articles 7 (Covered Bond Guarantee) or 8 (Payments Under the Covered Bond Guarantee) (as the case may be) save to the extent that there is default in the subsequent payment thereof in accordance with this Trust Deed to the relevant Covered Bondholders or Couponholders (as the case may be).

ARTICLE 9

NON-PAYMENT

9.1	Non-Payment

Proof that as regards any specified Covered Bond or Coupon the Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Covered Bond or Coupon will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Covered Bonds or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

ARTICLE 10

PROCEEDINGS, ACTION AND INDEMNIFICATION

10.1	Proceedings, Action and Indemnification

(a)

The Bond Trustee may at any time after an Issuer Acceleration Notice (in the case of the Issuer) or a Guarantor Acceleration Notice (in the case of the Guarantor), at its discretion and without further notice, take such proceedings against or in relation to the Issuer or the Guarantor as the case may be or any other Person as it may think fit to enforce the provisions of this Trust Deed, the Covered Bonds and the Coupons or any other Transaction Document. However, the Bond Trustee will not be bound to take any such enforcement proceedings in relation to this Trust Deed, the Covered Bonds, the Coupons or any other Transaction Document unless directed or requested to do so (i) by a resolution of the Covered Bondholders as set out in Condition 9 (Events of Default, Acceleration and Enforcement), or (ii) in writing by the holders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into Canadian Dollars at the relevant Covered Bond Swap Rate as aforesaid) and in either case then only if it will be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(b)

Subject to this Section 10.1, the Bond Trustee will not be bound to take any other action hereunder or under any other Transaction Document unless directed or requested to do so (i) by an Extraordinary Resolution of the Covered Bondholders of the relevant one or more Series (with the Covered Bonds of each Series (if more than one) taken together as a single Series), or (ii) in writing by the holders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds of the relevant one or more Series (with the Covered Bonds of each such Series (if more than one)

taken together as a single Series and converted into Canadian Dollars at the relevant Covered Bond Swap Rate) and in either case then only if it will be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(c)

Only the Bond Trustee may enforce the provisions hereof. No Covered Bondholder or Couponholder will be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions hereof or to directly enforce the provisions of the Security Agreement or any other Transaction Document unless the Bond Trustee having become bound as aforesaid to take proceedings fails to do so within 30 days and such failure is continuing (in which case each of such Covered Bondholder or Couponholder will be entitled to take any such steps and proceedings as it will deem necessary other than the presentation of a petition for the winding up of, or for an administration order in respect of, the Issuer, the Guarantor or any of its general partners).

(d)

Notwithstanding the foregoing, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the Covered Bondholders, provided that no such right of enforcement shall exist (i) in respect of a postponement of an interest payment which has been consented to by the Covered Bondholders in accordance with the Trust Deed or (ii) to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable Law, result in the surrender, impairment, waiver or loss of the security granted pursuant to this Trust Deed or the relevant Security Agreements upon any property subject to such security.

ARTICLE 11

APPLICATION OF FUNDS

11.1	General

All funds (other than Excess Proceeds which will be applied in the manner set out in Section 11.2 (Application of Excess Proceeds) below) received by the Bond Trustee hereunder from the Issuer or, as the case may be, the Guarantor or any liquidator, trustee in sequestration, receiver, administrative receiver, administrator or other similar official appointed in relation to the Issuer or the Guarantor (including any funds which represent principal or interest in respect of Covered Bonds or Coupons which have become void or in respect of which claims have become prescribed under Condition 8 (Prescription) and including the proceeds of any enforcement of the Security) will, unless and to the extent attributable, in the opinion of the Bond Trustee and only as expressly permitted by the CMHC Guide, to a particular Series of the Covered Bonds, be apportioned pari passu and rateably between each Series of the Covered Bonds, and all funds received by the Bond Trustee hereunder from the Issuer or, as the case may be, the Guarantor, to the extent attributable in the opinion of the Bond Trustee and only as expressly permitted by the CMHC Guide, to a particular Series of the Covered Bonds or which are apportioned to such Series as aforesaid, be held by the Bond Trustee upon trust to apply them:

(a)

FIRST (except in relation to any such funds received by the Bond Trustee following the occurrence of an Issuer Event of Default and the service by the Bond Trustee of an Issuer Acceleration Notice and a Notice to Pay) in payment or satisfaction of all amounts then due and unpaid under Article 16 (Remuneration and Indemnification of Bond Trustee) to the Bond Trustee and/or any Appointee;

(b)	SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Covered Bonds of that Series;

(c)	THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Covered Bonds of each other Series; and

(d)	FOURTHLY in payment of the balance (if any) to the Issuer (to the extent received from the Issuer) or the Guarantor (if received from the Guarantor).

Without prejudice to this Section 11.1, if the Bond Trustee holds any funds (other than Excess Proceeds) which represent principal or interest in respect of Covered Bonds which have become void or in respect of which claims have been prescribed under Condition 8 (Prescription), the Bond Trustee will (subject to no sums being then overdue to the Bond Trustee or to the Covered Bondholders or Couponholders in respect of any other Covered Bonds or Coupons which have been presented for payment and to paying or providing for the payment or satisfaction of the said costs, charges, expenses and liabilities, including the remuneration of the Bond Trustee), hold such funds on the above trusts.

11.2	Application of Excess Proceeds

(a)

Following the service by the Bond Trustee of an Issuer Acceleration Notice, any Excess Proceeds received by the Bond Trustee on behalf of the Covered Bondholders will be deposited by the Bond Trustee, as soon as practicable, into the GDA Account (or, as applicable, the Stand-By GDA Account), and following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposited or paid in such other manner as the Bond Trustee may direct, and in either case, will be distributed in accordance with the applicable Priorities of Payments. The Excess Proceeds will thereafter form part of the Charged Property and, if deposited into the GDA Account (or, as applicable, the Stand-By GDA Account), will be used by the Guarantor in the same manner as all other funds from time to time standing to the credit of the GDA Account (or, as applicable, the Stand-By GDA Account) and distributed in accordance with the applicable Priorities of Payments. Any Excess Proceeds received by the Bond Trustee (to the extent distributable to Covered Bondholders under the applicable Priorities of Payments) will discharge a proportion of the obligations of the Issuer in respect of the Covered Bonds and Coupons (subject to restitution of the same if such Excess Proceeds will be required to be repaid by the Bond Trustee, the Guarantor or the Bond Trustee, as the case may be). However, the obligations of the Guarantor under the Covered Bond Guarantee are (subject only to service of a Notice to Pay or a Guarantor Acceleration Notice) unconditional and irrevocable and the receipt by the Bond Trustee of any Excess Proceeds will not reduce or discharge any such obligations.

(b)

By subscribing for or purchasing the Covered Bond, each Covered Bondholder will be deemed to have irrevocably directed the Bond Trustee to deposit the Excess Proceeds into the GDA Account (or, as applicable, the Stand-By GDA Account) in the manner as described above, or following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposit or pay the Excess Proceeds in such other manner as the Bond Trustee may direct, provided that in each case distributions thereof will be made in accordance with the applicable Priorities of Payments.

(c)	For the avoidance of doubt, any payments by the Guarantor to the Covered Bondholders out of the Excess Proceeds, will reduce the Guaranteed Amounts pro tanto.

ARTICLE 12

NOTICE OF PAYMENTS

12.1	Notice of Payments

The Bond Trustee will give notice to the relevant Covered Bondholders in accordance with Condition 13 (Notices) of the day fixed for any payment to them under Section 11.1 (General). Such payment may be made in accordance with Condition 5 (Payments) and any payment so made will be a good discharge to the Bond Trustee.

12.2	Covered Bondholder Communications and Reports

The Bond Trustee shall in accordance with Condition 13 (Notices):

(a)

within 60 days after the end of each calendar year following the first date on which U.S. Registered Covered Bonds are issued and for so long as there are U.S. Registered Covered Bonds outstanding, deliver to each Covered Bondholder a brief report that complies with Section 313(a) of the Trust Indenture Act, and such report shall be dated as of a date convenient to the Bond Trustee and be delivered by mail where required pursuant to Section 313(c) of the Trust Indenture Act. For so long as there are U.S. Registered Covered Bonds outstanding, the Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act, including without limitation with respect to the filing of reports with the U.S. Securities and Exchange Commission; and

(b)

give notice to the relevant Covered Bondholders in accordance with Condition 13 (Notices) of the day fixed for any payment to them under Clause 11.1. Such payment may be made in accordance with Condition 5 (Payments) and any payment so made shall be a good discharge to the Bond Trustee.

For so long as U.S. Registered Covered Bonds are outstanding, Covered Bondholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Covered Bondholders with respect to their rights under this Trust Deed or under the Covered Bonds. For so long as U.S. Registered Covered Bonds are outstanding, the Issuer, the Guarantor, the Bond Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE 13

[RESERVED]

ARTICLE 14

PARTIAL PAYMENTS

14.1	Partial Payments

Upon any payment under Section 11.1 (General) (other than payment in full against surrender of a Covered Bond or Coupon) the Covered Bond or Coupon in respect of which such payment is made will be produced to the Bond Trustee, the Registrar or the Paying Agent by or through whom such payment is made and the Bond Trustee will or will cause the Registrar or, as the case may be, the Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Bond Trustee may in any particular case or generally in relation to Registered Covered Bonds dispense with such production and enfacement upon such indemnity being given to the Bond Trustee and the Issuer as such parties will think sufficient.

ARTICLE 15

COVENANTS BY THE ISSUER AND THE GUARANTOR

15.1	Covenants

Each of the Issuer and the Guarantor hereby covenants with the Bond Trustee that, so long as any of the Covered Bonds remain outstanding, it will:

(a)	at all times comply with its obligations hereunder and under each other Transaction Document to which it is a party and with the CMHC Guide;

(b)

at all times maintain a Principal Paying Agent, Registrar, Transfer Agent, Exchange Agent and other Paying Agents with specified offices in accordance with the Terms and Conditions and at all times maintain any other agents required by the Terms and Conditions;

(c)

give notice in writing to the Bond Trustee of the occurrence of any Issuer Event of Default or Potential Issuer Event of Default or Guarantor Event of Default or Potential Guarantor Event of Default (as applicable) without waiting for the Bond Trustee to take any further action;

(d)	at all times keep proper books of account;

(e)

give to the Bond Trustee at all times such information as it will reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it hereunder or by operation of Law provided always that the foregoing will not oblige the Issuer or the Guarantor to disclose any confidential information or information regarding any matters that are exempted from disclosure in the published accounts of the Issuer, Guarantor or any Subsidiary or Affiliate of the Issuer by reason of any applicable Law;

(f)

without limiting Section 15.1(e), for so long as U.S. Registered Covered Bonds are outstanding, deliver or cause to be delivered, to the Bond Trustee, pursuant to Section 312 of the Trust Indenture Act, at least once every six months commencing on the date which is six months following the date on which U.S. Registered Covered Bonds are first issued and at such other times as the Bond Trustee may request in writing, a list in such form as the Bond Trustee may reasonably request in writing of all information in the possession or control of the Issuer and the Guarantor, or of any of the Paying Agents, as to the names and addresses of the Covered Bondholders and requiring the Bond Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it;

(g)

send to the Bond Trustee: (i) as promptly as practicable after the time of issue or publication thereof and in any event within 180 days after the end of each of its financial years (or financial periods, as appropriate, in the event of a change of accounting reference date) (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies in English of each report and accounts for the relevant financial year/financial period (as appropriate) containing a balance sheet, profit and loss account of the Issuer; (ii) in the case of the Issuer only, as promptly as practicable after the issue or publication thereof two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders (in their capacity as such); and (iii) upon execution hereof and thereafter forthwith upon any changes of the same a list of Authorized Signatories of the Issuer, or as the case may be, the Guarantor PROVIDED HOWEVER, that there will be no obligation upon the Bond Trustee to review any balance sheet, income and expenditure account, profit and loss account, report, circular and notice of general meeting or every other document delivered to the Bond Trustee pursuant to this section and it is understood that the Bond Trustee is holding such documents so that they may be made available for inspection by the Covered Bondholders upon their reasonable request;

(h)

procure that each of the Principal Paying Agent, the Transfer Agents and the Registrar makes available for inspection by Covered Bondholders and Couponholders at its specified office copies of this Trust Deed (including any deed supplemental thereto), the Agency Agreement and the then latest audited balance sheet and profit and loss accounts (consolidated if applicable) of the Issuer;

(i)	promptly provide the Bond Trustee with copies of all supplements and/or amendments and/or restatements of the Program Agreement;

(j)

in the case of the Issuer, cause to be prepared and certified by its Auditors in respect of each financial period, accounts in such form as will comply with all relevant legal and accounting requirements of the country in which the Issuer is incorporated and, if applicable, the requirements for the time being of the relevant Stock Exchange;

(k)

send or procure to be sent to the Bond Trustee at the time of delivery to the Bond Trustee of the Issuer’s report and accounts pursuant to paragraph (e)(i) of this Section and within 30 days after any request by the Bond Trustee, a certificate signed by two Authorized Signatories of the Issuer or, as the case may be, the Guarantor certifying that, to the best of their knowledge and belief after making all reasonable enquiries, (i) during such financial year (or financial period, as appropriate, in the event of a change of accounting reference date) (or during such period as the Bond Trustee may reasonably specify in such request) and since the completion thereof and up to a specified date not earlier than 10 days prior to the date of such certificate, the Issuer or, as the case may be, the Guarantor has complied with its material obligations hereunder and under the Agency Agreement and the other Transaction Documents or (if such is not the case) giving details of the circumstances of such non compliance, and (ii) without prejudice to the generality of this paragraph (i) or of paragraph (b) of this Article, there did not exist on the part of the Issuer, or as the case may be, the Guarantor, as at the date mentioned in (i) above, any Issuer Event of Default or Potential Issuer Event of Default or Guarantor Event of Default or Potential Guarantor Event of Default (as applicable) or, if any Issuer Event of Default or Potential Issuer Event of Default or Guarantor Event of Default or Potential Guarantor Event of Default (as applicable) exists, giving details of the same;

(l)

so far as permitted by Law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the reasonable opinion of the Bond Trustee to give effect to the terms and conditions of this Trust Deed;

(m)

procure that the Principal Paying Agent notifies the Bond Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Covered Bonds or any of them or in respect of the Coupons (if any), receive unconditionally in the manner provided by the Agency Agreement the full amount of the funds payable in the requisite currency on such due date on all such Covered Bonds or, as the case may be, all such Coupons;

(n)

without prejudice to Condition 19 (Listing), if the applicable Final Terms Document of a Series indicates that the Covered Bonds of that Series are to be listed on a Stock Exchange, use all reasonable endeavours to procure the admission of the relevant Covered Bonds to listing and trading on such Stock Exchange(s) and to maintain the same until none of the Covered Bonds of the relevant series is outstanding (provided that if, at any time, the Issuer or the Guarantor is of the opinion in its sole discretion that maintaining such quotation or listing is unduly burdensome, the Issuer or Guarantor may seek an alternative listing of the Covered Bonds on some other Stock Exchange (including, without limitation, a stock exchange outside the European Union) as may be agreed between the Issuer, the Guarantor and for greater certainty, if any future Law introduces additional requirements (including new corporate governance requirements), in order to maintain the continued listing of the relevant Covered Bonds on a regulated market in the European Union, the Issuer may terminate the listing of the relevant Covered Bonds on such regulated market and will use all commercially reasonable endeavours to procure and maintain a quotation or listing of such Covered Bonds issued by it on such other stock exchange or exchanges or securities market or markets as the Issuer may consider appropriate. However, if such alternative listing is not available or is, in the opinion of the Issuer, impracticable or unduly burdensome, an alternative listing for such Covered Bonds may not be obtained;

(o)

observe and comply with its obligations, and use all reasonable endeavours to procure that the Principal Paying Agent, the Registrar, any Transfer Agent and the other Paying Agents observe and comply with all their respective obligations under the Agency Agreement and not modify or amend the same without the previous consent in writing of the Bond Trustee;

(p)

send to the Bond Trustee a copy of the form of any notice to be given to the Covered Bondholders in accordance with Condition 13 (Notices) and, upon publication, two copies of such notice, such notice being in the form approved by the Bond Trustee (such approval not to be unreasonably withheld or delayed and, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21);

(q)

in the event of the unconditional payment to the Principal Paying Agent or the Bond Trustee of any sum due in respect of principal, redemption amount, premium (if any) and/or interest on the Covered Bonds of any Series being made after the due date for payment thereof, forthwith give or procure the Principal Paying Agent to give notice to the Covered Bondholders of such Series in accordance with Condition 13 (Notices) that such payment has been made;

(r)

if while any of the Covered Bonds remains outstanding the Issuer will become subject generally to the taxing jurisdiction of any country or any authority or political sub-division therein or thereof having power to tax other than or in addition to Canada or any province, territory or political division thereof or any authority or agency therein or thereof having power to tax, unless the Bond Trustee otherwise agrees, the Issuer will give to the Bond Trustee notice forthwith upon becoming aware thereof and, as soon as practicable thereafter, an undertaking or covenant in form and substance and manner satisfactory to the Bond Trustee in terms corresponding to the relevant Condition 7 (Taxation) with the substitution for (or, as the case may be, addition to) the references therein to Canada or any province, territory, or political division thereof or any authority or agency therein or thereof having power to tax of references to that other or additional country or any authority or political sub-division therein or thereof having power to tax to whose taxing jurisdiction the Issuer will have become subject as aforesaid and, where such undertaking or covenant is provided, references in Condition 7 (Taxation) to Canada or any political sub-division thereof or any authority therein or thereof having power to tax will be deemed to be amended accordingly;

(s)

give or procure that there be given notice to the Covered Bondholders in accordance with the Terms and Conditions of any appointment (other than the initial appointment), resignation or removal of any Principal Paying Agent, Registrar, Calculation Agent, Transfer Agent, Exchange Agent or other Paying Agent as shown on the Covered Bonds or so published in accordance with the Terms and Conditions as soon as practicable after having obtained (except in the case of resignation) the written approval of the Bond Trustee thereto (such approval not to be unreasonably withheld or delayed) and in any event within 14 days after such event taking effect and within 30 days of notice received from a Principal Paying Agent, Registrar, Transfer Agent, Exchange Agent or other Paying Agent of a change in its specified office, give notice to the Bond Trustee and to the Covered Bondholders of such change PROVIDED ALWAYS THAT so long as any of the Covered Bonds remains outstanding in the case of the termination of the appointment of the Registrar or a Transfer Agent or so long as any of the Covered Bonds or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent or the Calculation Agent no such termination will take effect until a new Principal Paying Agent, Calculation Agent, Registrar, Exchange Agent or Transfer Agent (as the case may be) has been appointed on terms previously approved in writing by the Bond Trustee (provided, however, that such termination will take effect without the condition for a replacement Agent being appointed if the Agent whose appointment is being terminated is the Issuer or an Affiliate of the Issuer and the appointment of such Agent is being terminated under (i) Section 26.6 of the Agency Agreement in the event such Agent defaults in the performance or observance of its covenants or breaches its representations and warranties made, respectively, under Section 2.10 of the Agency Agreement, (ii) Section 26.10(b) of the Agency Agreement, or (iii) Section 26.11 of the Agency Agreement);

(t)

in order to enable the Bond Trustee to ascertain the Principal Amount Outstanding of Covered Bonds of each Series for the time being outstanding (other than for the purpose of ascertaining the amount of Covered Bonds of each Series for the time being outstanding for the purpose of the Program Limit), deliver to the Bond Trustee forthwith after being so requested in writing by the Bond Trustee a certificate in writing signed by two Authorized Signatories setting out the total numbers and Principal Amount Outstanding of the Covered Bonds of each Series which up to and including the date of such certificate have been purchased by or for the account of the Issuer or any of its Subsidiaries, the Principal Amount Outstanding of the Covered Bonds of each Series which are held beneficially at such date by the Issuer, or any of its Subsidiaries and the Principal Amount Outstanding of the Covered Bonds of each Series so purchased which have been cancelled;

(u)

use all reasonable endeavours to procure that Euroclear, DTC and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Bond Trustee under Section 17.1 (Powers of the Bond Trustee) or otherwise as soon as practicable after such request;

(v)	procure that notice of service of any Issuer Acceleration Notice, Guarantor Acceleration Notice, or notice to call a meeting of Covered Bondholders is given promptly to each Rating Agency;

(w)

ensure that each Covered Bond to be issued or other transactions to be effected hereunder will comply with all applicable Laws and regulations of any governmental or other regulatory authority of the country of any relevant currency for the purposes of any relevant Covered Bond and that all necessary consents and approvals of, and registrations and filings with, any such authority in connection therewith are obtained and maintained in full force and effect;

(x)

furnish, upon the request of a holder of Covered Bonds or any beneficial interest therein, to such holder or to a prospective purchaser designated by such holder or beneficial owner, the information required to be delivered under Rule 144A(d)(4) under the Securities Act if, at the time of the request, the Issuer or the Guarantor is neither a reporting company under Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g2-3(b) thereunder;

(y)	to the extent applicable, comply with the filing requirements of Section 314 of the Trust Indenture Act for so long as U.S. Registered Covered Bonds are outstanding; and

(z)	the maximum Asset Percentage shall be 95%.

ARTICLE 16

REMUNERATION AND INDEMNIFICATION OF BOND TRUSTEE

16.1	Remuneration

The Issuer (failing which, and following an Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) will pay to the Bond Trustee, by way of remuneration for its services as Bond Trustee hereunder, such amount as will be agreed from time to time by exchange of letters between the Issuer and the Bond Trustee. Such remuneration will accrue from day to day and be payable (in priority to payments to Covered Bondholders and Couponholders and any other Secured Creditors) up to and including the date when, all the Covered Bonds having become due for redemption, the redemption funds and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Bond Trustee PROVIDED THAT if upon due presentation of any Covered Bond or Coupon or any cheque payment of the funds due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Covered Bondholder or Couponholder is duly made.

16.2	Additional Remuneration

In the event of the occurrence of an Issuer Event of Default, Guarantor Event of Default, Potential Issuer Event of Default or Potential Guarantor Event of Default or the Bond Trustee considering it necessary or being requested by the Issuer or the Guarantor (as the case may be) to undertake duties which the Bond Trustee and the Issuer or the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder the Issuer or the Guarantor will pay to the Bond Trustee such additional remuneration as will be agreed between them and the provisions of this Article 16 will apply mutatis mutandis in respect of such additional remuneration.

16.3	Taxes

The Issuer (and following an Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) will in addition to amounts payable under this Article 16 pay to the Bond Trustee an amount equal to the amount of any GST or similar Tax that the Bond Trustee is liable to account for to any Tax authority in respect of any supply of services made by the Bond Trustee pursuant to this Trust Deed subject to receipt of a valid GST (or similar Tax) invoice.

16.4	Disputes

In the event of the Bond Trustee and the Issuer (and, following any Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) failing to agree:

(a)	(in a case to which Section 16.1 (Remuneration) above applies) upon the amount of the remuneration; or

(b)

(in a case to which Section 16.2 (Additional Remuneration) above applies) upon whether such duties will be of an exceptional nature or otherwise outside the scope of the normal duties of the Bond Trustee hereunder, or upon such additional remuneration, such matters will be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Bond Trustee and approved by the Issuer or the Guarantor (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer or the Guarantor) and the determination of any such investment bank will be final and binding upon the Bond Trustee and the Issuer or the Guarantor.

16.5	Other Liabilities

The Issuer (and following any Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) will also pay or discharge all other Liabilities properly incurred by the Bond Trustee in relation to the negotiation, preparation and execution of the exercise of its powers and the performance of its duties hereunder and any other Transaction Document to which it is party, including but not limited to reasonable legal fees and travelling expenses and any stamp, issue, registration, documentary and other similar taxes or duties paid or payable by the Bond Trustee in connection with any action taken by or on behalf of the Bond Trustee.

16.6	Indemnification

The Issuer (and following any Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) will indemnify the Bond Trustee in full in respect of all proceedings, claims and demands and all costs, charges, expenses, and liabilities for which it (or any Person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed or any other Transaction Document to which the Bond Trustee is party to or its functions under any such appointment) may be or become liable or which may properly be incurred by it (or any such Person as aforesaid) in respect of any matter or thing done or omitted in anyway relating to this Trust Deed or any other Transaction Document to which the Bond Trustee is party save to the extent that the same arises as a result of dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard on the part of the Bond Trustee. The Bond Trustee will use best endeavours to keep the Issuer and the Guarantor informed of the progress of any claims against the Bond Trustee. This indemnification will survive the termination of this Trust Deed and the retirement and removal of the Bond Trustee.

16.7	Interest

All amounts payable pursuant to Sections 16.5 (Other Liabilities) and 16.6 (Indemnification) above will be payable by the Issuer (failing which and following any Issuer Event of Default and the service of a Notice to Pay on the Guarantor or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) on the date specified in a demand by the Bond Trustee and in the case of payments actually made by the Bond Trustee prior to such demand will (if not paid within 3 days of such demand and the Bond Trustee so requests) carry interest at the rate then charged by the Bond Trustee on overdue accounts from the date specified in such demand, and in all other cases will (if not paid on the date specified in such demand or, if later, within 3 days of such demand and, in either case, the Bond Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Bond Trustee will carry interest at such rate from the due date therefor.

16.8	Survival

Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Article 16 and Article 24 (Exchange Rate Indemnity) will continue in full force and effect in relation to the period during which the Bond Trustee was bond trustee hereunder notwithstanding such discharge and whether or not the Bond Trustee is then the bond trustee hereunder.

16.9	Allocation

The Bond Trustee will be entitled in its absolute discretion to determine in respect of which Series of Covered Bonds any Liabilities incurred hereunder have been incurred or to allocate any such Liabilities between the Covered Bonds of any Series.

ARTICLE 17

POWERS OF THE BOND TRUSTEE

17.1	Powers of the Bond Trustee

Except as otherwise provided or otherwise in conflict or inconsistent with the Transaction Documents, the Bond Trustee has the following powers:

(a)

The Bond Trustee may in relation hereto and the other Transaction Documents rely and/or act on the advice or report or opinion of or any information obtained from any Auditor, lawyer, valuer, accountant, surveyor, banker, professional adviser, broker, financial adviser, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Principal Paying Agent, the Bond Trustee or otherwise and whether or not addressed to the Bond Trustee notwithstanding that such advice, report, opinion, information, or any engagement letter or any other document entered into by the Bond Trustee and the relevant Person in connection therewith, contains any monetary or other limit on the liability of the relevant Person and the Bond Trustee will not be responsible for any Liability occasioned by so acting or relying.

(b)

Any such advice, opinion or information may be sent or obtained by letter, facsimile or e-mail transmission or cable and the Bond Trustee will not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, facsimile or e-mail transmission or cable although the same will contain some error or will not be authentic.

(c)

The Bond Trustee may call for and will be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorized Signatories of the Issuer or, as the case may be, the Guarantor, two Authorized Signatories of the Managing GP (as the case may be) and the Bond Trustee will not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other Person acting on such certificate.

(d)

The Bond Trustee will be at liberty to hold this Trust Deed and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Bond Trustee to be of good repute and the Bond Trustee will not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Bond Trustee will not be responsible for the receipt or application of the proceeds of the issue of any of the Covered Bonds by the Issuer, the exchange of any Global Covered Bond for another Global Covered Bond or Definitive Covered Bonds or the delivery of any Global Covered Bond or Definitive Covered Bonds to the Person(s) entitled to it or them.

(f)

Except to the extent required pursuant to Section 315(b) of the Trust Indenture Act and for so long as U.S. Registered Covered Bonds are outstanding, the Bond Trustee will not be bound to give notice to any Person of the execution of any documents comprised or referred to herein or to take any steps to ascertain whether any Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default has occurred and, until it will have actual knowledge or express notice pursuant hereto to the contrary, the Bond Trustee will be entitled to assume that no Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all of their respective obligations hereunder.

(g)

Save as expressly otherwise provided herein, the Bond Trustee will have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions hereunder (the exercise or non-exercise of which as between the Bond Trustee and the Covered Bondholders and the Couponholders will be conclusive and binding on the Covered Bondholders and the Couponholders) and will not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Bond Trustee will not be bound to act at the request or direction of the Covered Bondholders or otherwise under any provision hereof or to take at such request or direction or otherwise any other action under any provision hereof or thereof, without prejudice to the generality of Section 10.1 (Proceedings, Action and Indemnification), unless it will first be indemnified and/or secured to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)

Notwithstanding anything else in this Agreement, the Bond Trustee shall retain the right not to act (and will not be held liable for refusing to act) unless it has received a clear and unambiguous request, direction, order, instruction, authorization and/or certification, as applicable, which complies with the terms of this Agreement. Furthermore, the Bond Trustee shall retain the right not to act if, in its own discretion, it petitions a court of competent jurisdiction to clarify and adjudicate any uncertain or ambiguous matter relating to this Agreement.

(i)

The Bond Trustee will not be liable to any Person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the Covered Bondholders of all or any Series in respect whereof minutes have been made and signed or any direction or request of the Covered Bondholders of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such Covered Bondholders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of Covered Bondholders or that for any reason the resolution, direction or request was not valid or binding upon such Covered Bondholders and the relative Couponholders.

(j)

The Bond Trustee will not be liable to any Person by reason of having accepted as valid or not having rejected any Covered Bond or Coupon purporting to be such and subsequently found to be forged or not authentic.

(k)

The Bond Trustee may request instructions from the Covered Bondholders given by way of a direction in writing of such Covered Bondholders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds of the relevant Series then outstanding (unless otherwise specifically provided herein) with respect to any actions or approvals which, by the terms of this Trust Deed or other Transaction Documents, the Bond Trustee is permitted or required to take or to grant (including any such actions or approvals that are to be taken in the Bond Trustee’s “discretion” or “opinion”, or to its “satisfaction”, or words to similar effect) unless such action or approval is expressly authorized or required herein or pursuant to other Transaction Documents, and the Bond Trustee may refrain from taking any such action or withhold any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions by way of such a direction in writing (unless otherwise specifically provided herein) from Covered Bondholders in accordance with this Trust Deed or other Transaction Documents. No Covered Bondholder shall have any right of action whatsoever against the Bond Trustee as a result of the Bond Trustee acting or refraining from acting under this Trust Deed or pursuant to other Transaction Documents in accordance with such written instructions from the Covered Bondholders. The Bond Trustee shall in all cases be fully justified in failing or refusing to take or continue any action under this Trust Deed or other Transaction Document unless it shall have received further assurances to its satisfaction from the Covered Bondholders of their indemnification obligations under this Trust Deed against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action, and unless it shall be secured in respect thereof as it may deem appropriate. If and to the extent that this Trust Deed or any other Transaction Documents require the Bond Trustee to act reasonably, each of the Covered Bondholders agrees that it shall act reasonably and without undue delay in authorizing or directing the Bond Trustee in that regard.

(l)

Any consent or approval given by the Bond Trustee for the purposes hereof may be given on such terms and subject to such conditions (if any) as the Bond Trustee thinks fit and notwithstanding anything to the contrary herein may be given retrospectively. The Bond Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to herein) if it is satisfied that the interests of the Covered Bondholders will not be materially prejudiced thereby. For the avoidance of doubt, the Bond Trustee will not have any duty to the Covered Bondholders in relation to such matters other than that which is contained in the preceding sentence.

(m)

Except as expressly provided in Section 12.2, the Bond Trustee will not (unless and to the extent ordered so to do by a court of competent jurisdiction or permitted by other applicable Law (which for so long as U.S. Registered Covered Bonds are outstanding includes the Trust Indenture Act)) be required to disclose to any Covered Bondholder, Couponholder or any other Secured Creditor any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Bond Trustee by the Issuer, the Guarantor or any other Person in connection herewith or the Security Agreements and no Covered Bondholder, Couponholder or other Secured Creditor will be entitled to take any action to obtain from the Bond Trustee any such information.

(n)

Where it is necessary or desirable for any purpose in connection herewith to convert any sum from one currency to another it will (unless otherwise provided herein or required by Law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Bond Trustee in consultation with the Issuer and any rate, method and date so agreed will be binding on the Issuer, the Guarantor, the Covered Bondholders and the Couponholders.

(o)

The Bond Trustee may certify whether or not any of the conditions, events and acts set out in subparagraphs (b) to (d) (inclusive) of Condition 9.1 (Issuer Events of Default) and subparagraphs (b) to (e) (inclusive) of Condition 9.2 (Guarantor Events of Default), in each case of the Terms and Conditions (each of which conditions, events and acts will, unless in any case the Bond Trustee in its absolute discretion will otherwise determine, for all the purposes hereof be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Covered Bondholders of any Series and any such certificate will be conclusive and binding upon the Issuer, the Guarantor, the Covered Bondholders and the Couponholders.

(p)

The Bond Trustee as between itself and the Covered Bondholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions hereof. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Bond Trustee, will be conclusive and will bind the Bond Trustee and the Covered Bondholders and the Couponholders.

(q)

In connection with the exercise by it of any of its trusts, powers, authorities or discretions hereunder (including, without limitation, any modification, waiver, authorization, determination or substitution), the Bond Trustee will have regard to the general interests of the Covered Bondholders of each Series as a class (but will not have regard to any interests arising from circumstances particular to individual Covered Bondholders or Couponholders whatever their number) and, in particular but without limitation, will not have regard to the consequences of such exercise for individual Covered Bondholders and Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Bond Trustee will not be entitled to require, nor will any Covered Bondholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Bond Trustee or any other Person any indemnification or payment in respect of any Tax or stamp duty consequences of any such exercise upon individual Covered Bondholders and/or Couponholders, except to the extent already provided for in Condition 7 (Taxation) and/or in any undertaking or covenant given in addition thereto or in substitution therefor hereunder.

(r)

Any trustee of this Trust Deed being a lawyer, accountant, broker or other Person engaged in any profession or business will be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts hereof or any other of the Transaction Documents to which the Bond Trustee is a party and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection herewith including matters which might or should have been attended to in person by a trustee not being a lawyer, accountant, broker or other professional person.

(s)

The Bond Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any Person or Persons or fluctuating body of Persons (whether being a joint trustee of this Trust Deed or not) all or any of its trusts, powers, authorities and discretions hereunder. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Bond Trustee may in the interests of the Covered Bondholders think fit. Provided the Bond Trustee has exercised reasonable care in the selection of any such delegate, the Bond Trustee will not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Bond Trustee will give a reasonable prior notice to the Issuer and the Guarantor of any such delegation or any renewal, extension or termination and will procure that any delegate will also give reasonable prior notice to the Issuer and the Guarantor of any sub-delegate.

(t)

The Bond Trustee may in the conduct of the trusts hereof instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection herewith (including the receipt and payment of money). Provided the Bond Trustee has exercised reasonable care in the selection of any such agent, the Bond Trustee will not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(u)

The Bond Trustee will not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed and any other Transaction Document or any other document relating or expressed to be supplemental thereto and will not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed and any other Transaction Document or any other document relating or expressed to be supplemental thereto.

(v)

The Bond Trustee will not be responsible to any Person for failing to request, require or receive any legal opinion relating to the Covered Bonds or for checking or commenting upon the content of any such legal opinion and will not be responsible for any Liability incurred thereby.

(w)

The Bond Trustee may appoint and pay any Person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted hereby as the Bond Trustee may reasonably determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trusts constituted hereby. If the Bond Trustee exercised reasonable care in the selection of such custodian or nominee, the Bond Trustee will not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any such Person appointed by it hereunder or be bound to supervise the proceedings or acts of such Person. The Bond Trustee is not obliged to appoint a custodian if the Bond Trustee invests in securities payable to bearer.

(x)

Subject to the requirements, if any, of any relevant Stock Exchange, any corporation into which the Bond Trustee will be merged or with which it will be consolidated or any company resulting from any such merger or consolidation will be a party hereto and will be the Bond Trustee under this Trust Deed without executing or filing any paper or document or any further act being required on the part of the parties thereto.

(y)

The Bond Trustee will not be bound to take any action in connection herewith or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer or the Guarantor (as the case may be) will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) will be sufficient so to indemnify it and on such demand being made the Issuer (and following an Issuer Event of Default and the service of an Issuer Acceleration Notice and a Notice to Pay on the Guarantor or, if earlier, following a Guarantor Event of Default and the service of a Guarantor Acceleration Notice, the Guarantor) will be obliged to make payment of all such sums in full.

(z)

No provision herein will require the Bond Trustee to do anything which may (i) be illegal or contrary to applicable Law, or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.

(aa)

Unless notified to the contrary, the Bond Trustee will be entitled to assume without enquiry (other than requesting a certificate pursuant to Section 15.1 (Covenants)) that no Covered Bonds are held by, for the benefit of, or on behalf of, the Issuer or any of its Subsidiaries.

(bb)

The Bond Trustee will have no responsibility whatsoever to the Issuer, the Guarantor, any Covered Bondholder or Couponholder or any other Person for the maintenance of or failure to maintain any rating of any of the Covered Bonds by any Rating Agency.

(cc)

The Bond Trustee will not be liable or responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any Person contained herein, or any other agreement or document relating to the transactions contemplated herein or under such other agreement or document.

(dd)

Subject to Article 18 (Bond Trustee’s Liability), the Bond Trustee will not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions hereof.

(ee)

If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the Covered Bondholders of any one or more Series would be materially prejudiced thereby, the Bond Trustee will not exercise such power, trust, authority or discretion without the approval of such Covered Bondholders by Extraordinary Resolution or by a direction in writing of such Covered Bondholders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds of the relevant Series then outstanding.

(ff)	The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar Persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for: (i) supervising the performance by the Issuer, the Guarantor, or any other party to the Transaction Documents of their respective obligations under the Transaction Documents, and the Bond Trustee will be entitled to assume, until they each have received written notice to the contrary, that all such Persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer, the Guarantor or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test or the Amortization Test; or (iv) monitoring whether Loans and Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any Covered Bondholder or other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

(gg)

Where hereunder, the Bond Trustee is required to consider whether any event or the exercise by it of any of its powers, authorities or discretions is or will be materially prejudicial to the interests of the Covered Bondholders of one or more Series, the Bond Trustee will be entitled to call for and rely and act upon the advice or opinion of any reputable financial or other adviser (whether or not such financial adviser will be a Secured Creditor or otherwise party to any Transaction Document) and if relied upon by the Bond Trustee will be binding on the Covered Bondholders and Couponholders of all Series and the Bond Trustee will not incur any Liability by reason of so acting or relying.

(hh)

The Bond Trustee may call for and will rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Covered Bonds represented by a NGCB. Any such records, certificate or other document will be conclusive and binding for all purposes. The Bond Trustee will not be liable to any Person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

ARTICLE 18

BOND TRUSTEE’S LIABILITY

18.1	Bond Trustee’s Liability

Nothing herein will in any case in which the Bond Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions hereof conferring on it any trusts, powers, authorities or discretions (i) relieve or indemnify the Bond Trustee against any liabilities which by virtue of any rule of Law would otherwise attach to it in respect of any breach of trust of which it may be guilty in relation to its duties hereunder or (ii) so long as U.S. Registered Covered Bonds are outstanding, relieve the Bond Trustee from liability for its own negligence, wilful default or fraud except as permitted in Section 315(d) of the Trust Indenture Act.

ARTICLE 19

BOND TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

19.1	Contracting

Neither the Bond Trustee nor any director or officer or holding company, Subsidiary or other Affiliates of a corporation acting as a trustee hereunder will by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any of the Issuer’s Subsidiaries and Affiliates (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Covered Bonds or any other covered bonds, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantor or any of the Issuer’s Subsidiaries or Affiliates); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or guaranteed by, or relating to the Issuer or the Guarantor or any of the Issuer’s Subsidiaries or Affiliates, or any other office of profit under the Issuer or the Guarantor or any of the Issuer’s Subsidiaries or Affiliates,

and will be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of, or consequences for the Covered Bondholders or Couponholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Covered Bondholders and will not be responsible for any Liability occasioned to the Covered Bondholders or Couponholders thereby and will be entitled to retain and will not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith provided that for so long as U.S. Registered Covered Bonds are outstanding the Bond Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. The provisions of Section 311 of the Trust Indenture Act shall apply to each of the Issuer and the Guarantor for so long as U.S. Registered Covered Bonds are outstanding.

Where any holding company, Subsidiary or associated company of the Bond Trustee or any director or officer of the Bond Trustee acting other than in his capacity as such a director or officer has any information, the Bond Trustee will not thereby be deemed also to have knowledge of such information and, unless it will have actual knowledge of such information, will not be responsible for any loss suffered by Covered Bondholders resulting from the Bond Trustee’s failing to take such information into account in acting or refraining from acting under or in relation hereto.

ARTICLE 20

BOND TRUSTEE

20.1	Change of Bond Trustee

If there is any change in the identity of the Bond Trustee in accordance with the Security Agreement, the Guarantor, the Cash Manager and the GDA Provider (or, as applicable, the Stand-By GDA Provider) will execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights and obligations of the outgoing Bond Trustee under this Trust Deed and releasing the outgoing Bond Trustee from its future obligations under this Trust Deed.

ARTICLE 21

WAIVER, AUTHORIZATION, DETERMINATION, MODIFICATION AND

SUBSTITUTION

21.1	Waiver, Authorization and Determination

(a)

The Bond Trustee may without the consent of any of the Covered Bondholders of any Series, and/or the related Couponholders and without prejudice to its rights in respect of any subsequent breach, Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default from time to time and at any time but only if in so far as in its opinion the interests of the Covered Bondholders of any Series will not be materially prejudiced thereby, waive or authorize any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained herein or in any other Transaction Document or any of the provisions of the Covered Bonds of any Series or determine that any Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default will not be treated as such for the purposes hereof PROVIDED ALWAYS THAT the Bond Trustee will not exercise any powers conferred on it by this Article 21 in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 (Events of Default, Acceleration and Enforcement) but so that no such direction or request will affect any waiver, authorization or determination previously given or made. Any such waiver, authorization or determination may be given or made on such terms and subject to such conditions (if any) as the Bond Trustee may determine, will be binding on the Covered Bondholders, the related Couponholders and, if, but only if, the Bond Trustee will so require, will be notified by the Issuer to the Covered Bondholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

(b)

The Bond Trustee will be bound to waive or authorize any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained herein or in any other Transaction Document or any of the provisions of the Covered Bonds of any Series or determine that any Issuer Event of Default, Potential Issuer Event of Default, Guarantor Event of Default or Potential Guarantor Event of Default will not be treated as such for the purposes hereof if it is (i) so directed by an Extraordinary Resolution (in the case of any such determination, with the Covered Bonds of all Series taken together as a single Series as provided in Section 2.7 (Separate Series) and, if applicable, converted into Canadian Dollars at the relevant Covered Bond Swap Rate), or (ii) requested to do so in writing by the holders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds then outstanding (in the case of any such determination, with the Covered Bonds of all Series taken together as a single Series and, if applicable, converted into Canadian Dollars as aforesaid), and at all times then only if it will first be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

21.2	Modification

(a)

Subject to Section 21.2(b), the Bond Trustee may without the consent or sanction of any of the Covered Bondholders of any Series and/or the Couponholders at any time and from time to time concur with the Issuer and the Guarantor and any other party in making any modification to (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter) (i) this Trust Deed, any other Transaction Document or any of the provisions of the Covered Bonds of any Series which in the opinion of the Bond Trustee may be expedient to make PROVIDED THAT the Bond Trustee is of the sole opinion that such modification will not be materially prejudicial to the interests of any of the Covered Bondholders of any Series, or (ii) this Trust Deed or any other Transaction Document or any of the provisions of the Covered Bonds of any Series which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or is to correct a manifest error or an error which in the opinion of the Bond Trustee is proven or to comply with mandatory provisions of Law. Any such modification may be made on such terms and subject to such conditions (if any) as the Bond Trustee may determine, will be binding upon the Covered Bondholders and/or the Couponholders and, if, but only if, the Bond Trustee will so require, will be notified by the Issuer to the Covered Bondholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

In establishing whether an error is established as such, the Bond Trustee may have regard to any evidence on which the Bond Trustee considers reasonable to rely, and may, but will not be obliged to, have regard to all or any of the following:

(i)	a certificate from the Arrangers:

A.	stating the intention of the parties to the relevant Transaction Document;

B.	confirming nothing has been said to (or by investors) or any other parties which is in any way inconsistent with the stated intention; and

C.	stating the modification to the relevant Transaction Document is required to reflect such intention; and/or

(ii)	the Rating Agency Condition has been satisfied in respect of the modification; and/or

(iii)	an opinion of counsel.

(b)

The Bond Trustee will be bound to concur with the Issuer and the Guarantor and any other party in making any of the above-mentioned modifications if it is (i) so directed by an Extraordinary Resolution, or (ii) requested to do so in writing by the holders of not less than twenty-five per cent. of the Principal Amount Outstanding of the Covered Bonds (with the Covered Bonds of all Series taken together as a single Series as provided in Section 2.7 (Separate Series) and, if applicable, converted into Canadian Dollars at the relevant Covered Bond Swap Rate) then outstanding and at all times then only if it will first be indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(c)

The prior consent of the Bond Trustee and the other Secured Creditors will not be required and will not be obtained in relation to the accession of any New Seller to the Program PROVIDED THAT the relevant conditions precedent in the Transaction Documents are satisfied at the time of the intended accession.

(d)

Notwithstanding Clause 21.1 or 21.2(a), the Bond Trustee may without the consent of any other party make modifications to this Trust Deed or the other Transaction Documents to remove any references to the Trust Indenture Act, provided that there are no U.S. Registered Covered Bonds outstanding. Any such modification may be made on such terms and subject to such conditions (if any) as the Bond Trustee may determine, shall be binding upon the Secured Creditors and, unless the Bond Trustee otherwise agrees, shall be notified by the Issuer to the Covered Bondholders in accordance with Condition 13 (Notices) and the other Secured Creditors as soon as practicable thereafter.

21.3	Substitution

If so requested by the Issuer, the Bond Trustee shall, if it is satisfied based on advice from its legal advisors that to do so would not be materially prejudicial to the Covered Bondholders, without the consent of the holders of the Covered Bonds of any Series or Coupons relating thereto, or any other Secured Creditor, agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of the previous substitute under this Section 21.3) as the principal debtor hereunder and all other Transaction Documents of any Subsidiary of the Issuer (such substituted issuer being hereinafter called the New Company), provided that:

(a)	in each case a trust deed is executed and other forms of undertaking are given by the New Company in the form and manner satisfactory to the Bond

Trustee, agreeing to be bound by the provisions hereof and the other Transaction Documents and all of the outstanding Covered Bonds of all Series, in place of the Issuer, and with any consequential amendments which the Bond Trustee may deem appropriate as fully as if the New Company had been named herein and the other Transaction Documents as the principal debtor in place of the Issuer (or of the previous substitute under this Section 21.3)

(b)

the Issuer and the Guarantor will each deliver to the Bond Trustee a certificate signed by two Authorized Signatories of the Issuer and, in the case of the Guarantor, the Managing GP stating that immediately after giving effect to such transaction no Issuer Event of Default or Potential Issuer Event of Default (in respect of the Issuer) and no Guarantor Event of Default or Potential Guarantor Event of Default (in respect of the Guarantor), respectively, has occurred and be continuing;

(c)	the Rating Agency Condition is satisfied with respect thereto;

(d)

the Issuer shall execute and deliver to the Bond Trustee (in such form reasonably acceptable to the Bond Trustee) an undertaking to guarantee the obligations of the New Company in respect of the Covered Bonds and this Trust Deed;

(e)

where the New Company is domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to Canada or any province or territory thereof or any authority therein or thereof having power to tax, undertakings or covenants will be given by the New Company in terms corresponding to the provisions of Condition 7 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to Canada or any province or territory thereof or any authority therein or thereof having power to tax of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and, where such undertaking or covenant is provided, references in Condition 6.2 (Redemption for taxation reasons) to Canada or any province or territory thereof or any authority therein or thereof having power to tax will be deemed to be amended accordingly;

(f)	the Covered Bond Guarantee remaining in place mutatis mutandis in relation to the obligations of the New Company; and

(g)

the Issuer and the Guarantor will deliver to the Bond Trustee legal opinions obtained from lawyers approved by the Bond Trustee in (i) Canada, and (ii) the jurisdiction of incorporation of the New Company if not in Canada, in each case in form and substance satisfactory to the Bond Trustee.

Any such substitution shall be notified by the Issuer to the Covered Bondholders in accordance with Condition 13 (Notices) and the other Secured Creditors as soon as practicable thereafter).

21.4	Breach

Any breach of or failure to comply by the Issuer or the Guarantor with any such terms and conditions as are referred to in Sections 21.1 (Waiver, Authorization and Determination),

21.2(a), 21.3 (Substitution), 21.4 or 21.5 (Rating Agency Condition) will constitute a default by the Issuer or the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant hereto.

21.5	Rating Agency Condition

(a)

Each proposed amendment, variation or waiver of rights under this Trust Deed that is considered by the Guarantor to be a material amendment, variation or waiver, will be subject to satisfaction of the Rating Agency Condition. The Guarantor will deliver notice to the Rating Agencies from time to time of any amendment, variations or waivers with respect to which satisfaction of the Rating Agency Condition is not required, provided that failure to deliver such notice will not constitute a breach of the obligations of the Guarantor under this Trust Deed. For certainty, any increase in the maximum Asset Percentage set forth in Section 15.1(z) shall be deemed to be a material amendment to this Trust Deed.

(b)	If:

(i)	confirmation of the satisfaction of the Rating Agency Condition is a condition to any action or step under any Transaction Document; and

(ii)

a written request for such confirmation or response is delivered to that Rating Agency by a Requesting Party and either (i) the Rating Agency indicates that it does not consider such confirmation necessary in the circumstances, or (ii) no such confirmation or other response is received by one or more of the Rating Agencies within 30 days of the date of receipt of such request by such Rating Agency (each, a Non-Responsive Rating Agency), the Requesting Party shall be entitled to disregard the requirement for a confirmation of the satisfaction of the Rating Agency Condition with respect to each Non-Responsive Rating Agency and proceed on the basis of the of satisfaction of the Rating Agency Condition by each other Rating Agency on the basis that such confirmation by the Non-Responsive Rating Agency is not required in the particular circumstances of the request.

The failure by a Rating Agency to respond to a written request for a confirmation of satisfaction of the Rating Agency Condition shall not be interpreted to mean that such Rating Agency has given any deemed confirmation of satisfaction of the Rating Agency Condition in respect of such action or step.

ARTICLE 22

HOLDER OF BEARER DEFINITIVE COVERED BOND ASSUMED TO BE

COUPONHOLDER

22.1	Assumption

Wherever herein the Bond Trustee is required or entitled to exercise a power, trust, authority or discretion hereunder, except as ordered by a court of competent jurisdiction or as required by applicable Law, the Bond Trustee will, notwithstanding that it may have express notice to the contrary, assume that each holder of a Bearer Definitive Covered Bond is the holder of all Coupons appertaining to such Bearer Definitive Covered Bond.

ARTICLE 23

NO NOTICE TO COUPONHOLDERS

23.1	No Notice

Neither the Bond Trustee nor the Issuer will be required to give any notice to the Couponholders for any purpose hereunder and the Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Covered Bonds in accordance with Condition 13 (Notices).

ARTICLE 24

EXCHANGE RATE INDEMNITY

24.1	Exchange Rate Indemnity

Each of the Issuer and, following the occurrence of a Covered Bond Guarantee Activation Event the Guarantor will, jointly and severally indemnify the Bond Trustee, every Appointee, the Covered Bondholders and the Couponholders and keep them indemnified against:

(a)

any Liability incurred by any of them arising from the non payment by the Issuer or the Guarantor of any amount due to the Bond Trustee or the Covered Bondholders and the relative Couponholders hereunder by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b)

any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due hereunder (other than this Article) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor; and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency will be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

24.2	Independent Obligations

The above indemnities will constitute obligations of the Issuer and the Guarantor separate and independent from their other obligations under the other provisions hereof and will apply irrespective of any indulgence granted by the Bond Trustee or the Covered Bondholders or the Couponholders from time to time and will continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due hereunder (other than this Article 24). Any such deficiency as aforesaid will be deemed to constitute a loss suffered by the Covered Bondholders and the Couponholders and no proof or evidence of any actual loss will be required by the Issuer or the Guarantor or its or their liquidator or liquidators.

24.3	Excess Funds

In the case of Section 24.1(Exchange Rate Indemnity) above, if (upon payment or discharge as is therein referred to) the Covered Bondholders or Couponholders would on conversion to the relevant currency receive an amount in excess of the sum due in that same currency, the Covered Bondholders or, as the case may be, the Couponholders, will hold such excess to the order of the Issuer or as the case may be, the Guarantor or liquidators.

ARTICLE 25

NEW BOND TRUSTEE

25.1	New Bond Trustee

The power to appoint a new bond trustee of this Trust Deed will be vested solely in the Issuer and the Guarantor jointly but no Person will be appointed who will not previously have been approved by an Extraordinary Resolution of the Covered Bondholders. One or more Persons may hold office as bond trustee or bond trustees hereof but such bond trustee or bond trustees will meet the requirements for a bond trustee in the CMHC Guide and will be or include a Trust Corporation, and provided that so long as there are U.S. Registered Covered Bonds outstanding, at least one person holding office as bond trustee shall be a trustee who shall be qualified to act under Sections 310(a)(1), 310(a)(2) and 310(a)(5) of the Trust Indenture Act. If for so long as there are U.S. Registered Covered Bonds outstanding, a Bond Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Bond Trustee and the Issuer shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any deed or deeds under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. If at any time a Bond Trustee shall cease to be eligible in accordance with the provisions of this Clause 25, such Bond Trustee shall retire promptly in the manner and with the effect specified in Clause 27. Whenever there will be more than two bond trustees of this Trust Deed the majority of such bond trustees will be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Bond Trustee hereby PROVIDED THAT a Trust Corporation will be included in such majority. Any appointment of a new bond trustee hereof will as soon as practicable thereafter be notified by the Issuer to the Bond Trustee, the Agents and the Covered Bondholders.

ARTICLE 26

SEPARATE AND CO-TRUSTEES

26.1	Separate and Co-Trustees

Notwithstanding the provisions of Article 25 (New Bond Trustee) above, the Bond Trustee may, upon giving reasonable prior notice to the Issuer and the Guarantor (after consultation with the Issuer and the Guarantor but without the consent of the Issuer, the Guarantor, the Covered Bondholders or Couponholders), appoint any Person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate bond trustee or as a co-bond trustee jointly with the Bond Trustee:

(a)	if the Bond Trustee considers such appointment to be in the interests of the Covered Bondholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions hereof against the Issuer or the Guarantor.

Any such separate bond trustee or co-bond trustee so appointed shall (i) be deemed to have made each of the representations, warranties and covenants contained in Section 29 on the date of such appointment, and (ii) satisfy all requirements applicable to a bond trustee under the CMHC Guide.

26.2	Appointment

Each of the Issuer and the Guarantor irrevocably appoints the Bond Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a Person will (subject always to the provisions hereof) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Bond Trustee hereby) and such duties and obligations as will be conferred or imposed by the instrument of appointment. The Bond Trustee will have power in like manner to remove any such Person. Such reasonable remuneration as the Bond Trustee may pay to any such Person, together with any attributable Liabilities incurred by it in performing its function as such separate bond trustee or co-bond trustee, will for the purposes hereof be treated as Liabilities incurred by the Bond Trustee.

ARTICLE 27

BOND TRUSTEE’S RETIREMENT AND REMOVAL

27.1	Retirement and Removal

(a)

The Bond Trustee may retire at any time on giving not less than three months’ prior written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Covered Bondholders may by Extraordinary Resolution of all the Covered Bondholders remove any bond trustee or bond trustees for the time being hereof. Each of the Issuer and the Guarantor undertakes that in the event of the only bond trustee hereof which is a Trust Corporation giving notice under this Article 27 or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new bond trustee hereof being a Trust Corporation that meets the requirements for a bond trustee in the CMHC Guide is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such bond trustee will not become effective until a successor bond trustee being a Trust Corporation that meets the requirements for a bond trustee in the CMHC Guide is appointed. If, in such circumstances, no appointment of such new bond trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Bond Trustee will be entitled to appoint a Trust Corporation that meets the requirements for a bond trustee in the CMHC Guide as bond trustee hereof, but no such appointment will take effect unless previously approved by an Extraordinary Resolution. For greater certainty, a Bond Trustee who has resigned or been removed while there are U.S. Registered Covered Bonds outstanding shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.

(b)

Notwithstanding the provisions of Section 27.1(a) and without any requirement of approval by Covered Bondholders, should the Bond Trustee be in breach of any of the representations, warranties or covenants provided in Section 29.1, the Guarantor may terminate the Bond Trustee. The Guarantor will use all reasonable endeavours to procure that a new bond trustee hereof being a Trust Corporation that meets the requirements for a bond trustee in the CMHC Guide is appointed as soon as reasonably practicable thereafter. The removal of any such bond trustee shall not become effective until a successor bond trustee being a Trust Corporation that meets the requirements for a bond trustee in the CMHC Guide is appointed and notice thereof has been provided to the Rating Agencies and CMHC prior to such effective date.

(c)

The Guarantor or the Issuer shall provide notice to CMHC of the retirement or removal of the Bond Trustee and of the Bond Trustee’s replacement contemporaneously with the earlier of (i) notice of such retirement or removal and replacement to a Rating Agency, (ii) notice of such retirement or removal and replacement being provided to or otherwise made available to Investors and (iii) five Business Days following such retirement or removal and replacement (unless the replacement has yet to be identified at that time, in which case notice of the replacement may be provided no later than 10 Business Days thereafter). Any such notice shall include (if known) the reasons for the retirement or removal of the Bond Trustee, all information relating to the replacement required by the CMHC Guide and a revised and amended copy of this Trust Deed with such replacement.

ARTICLE 28

BOND TRUSTEE’S POWERS TO BE ADDITIONAL

28.1	Powers to be Additional

The powers conferred upon the Bond Trustee hereby will be in addition to any powers which may from time to time be vested in the Bond Trustee by the general Law or as a holder of any of the Covered Bonds or Coupons.

ARTICLE 29

REPRESENTATIONS, WARRANTIES AND COVENANTS

29.1	Representations, Warranties and Covenants of the Bond Trustee

The Bond Trustee hereby represents and warrants to, and covenants with, each of the Issuer, the Guarantor and the Bond Trustee at the date hereof, and so long as it remains the Bond Trustee, that:

(a)

it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations hereunder and the other Transaction Documents to which it is a party and the CMHC Guide;

(b)

it is and will continue to be in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

(c)

it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

(d)	it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party;

(e)	it will comply with the CMHC Guide and each of the Transaction Documents to which it is a party; and

(f)

it will comply with all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations hereunder and the other Transaction Documents to which it is a party.

ARTICLE 30

NOTICES

30.1	Notices

Any notices to be given pursuant to this Trust Deed to any of the parties hereto will be in writing and will be sufficiently served if sent by prepaid first class mail, by hand, e-mail or facsimile transmission and will be deemed to be given (if by facsimile transmission) when despatched, (if by e-mail) upon confirmation of receipt, (if delivered by hand) on the day of delivery if delivered before 5:00 p.m. Toronto time on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (if by first class mail) when it would be received in the ordinary course of the post and will be sent:

(a)

in the case of Bank of Montreal in its capacity as Cash Manager, a Seller and a Servicer, Bank of Montreal, 18th Floor, 1 First Canadian Place, 100 King Street West, Toronto, ON M5X 1A1 (facsimile number 416-867-7193) for the attention of Senior Manager, Securitization Structuring;

(b)

in the case of the Guarantor, to BMO Covered Bond Guarantor Limited Partnership, c/o Bank of Montreal, 18th Floor, 1 First Canadian Place, 100 King Street West, Toronto, ON M5X 1A1 (facsimile number 416-867-4166) for the attention of Senior Manager, Securitization Finance and Operations; and

(c)

in the case of the Bond Trustee, to Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, ON M5J 2Y1, (facsimile number (416) 981-9777) for the attention of Manager, Corporate Trust Services, e-mail: corporatetrust.toronto@computershare.com;

or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Article 30.

ARTICLE 31

GOVERNING LAW; ASSIGNMENT

31.1	Governing Law

This Trust Deed will be governed by, and construed in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

31.2	Submission to Jurisdiction

Each party to this Trust Deed hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Trust Deed.

31.3	Assignment

This Trust Deed (and the benefits and obligations contained in it) may not be assigned by any party without the prior written consent of each of the other parties hereto and the Rating Agency Condition having been satisfied in respect of such assignment.

ARTICLE 32

NON-PETITION

32.1	Non-Petition

The Issuer agrees that it will not institute or join any other Person or entity in instituting against, or with respect to, the Guarantor, or any general partners of the Guarantor, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Issuer under the Program will be outstanding or there will not have elapsed one year plus one day since the last day on which any such Covered Bonds will have been outstanding. The foregoing provision will survive the termination of this Trust Deed by either party hereto.

32.2	Limitation of Liability

BMO Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by Law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

ARTICLE 33

FURTHER ASSURANCE

33.1	Further Assurance

From time to time, each party will do and perform any acts and execute any further instruments which may be required or which may be reasonably requested by any other party to more fully give effect to the purpose of this Trust Deed.

ARTICLE 34

COUNTERPARTS

34.1	Counterparts

This Trust Deed may be executed in any number of counterparts (manually or electronically or by facsimile or pdf format) and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same instrument.

ARTICLE 35

INCORPORATION OF THE TRUST INDENTURE ACT

35.1	Trust Indenture Act

The parties agree that for so long as U.S. Registered Covered Bonds are outstanding, the provisions of the Trust Indenture Act (including Sections 310 through 318, inclusive, thereof) that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Trust Deed) are part of and govern the applicable provisions of this Trust Deed ([including any supplemental Trust Deed]), whether or not physically contained herein. If and to the extent that any provision of this Trust Deed limits, qualifies, or conflicts with the duties imposed by, or with another provision (an

“incorporated provision”) included in this Trust Deed by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control and such Trust Deed provision shall be deemed modified thereby.

[The remainder of this page left intentionally blank]

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Bond Trustee and delivered on the date first stated on page 1.

BANK OF MONTREAL, in its capacity as Issuer

By:	/s/ Cathy Cranston
	Name:	Cathy Cranston
	Title:	Senior Vice President, Finance & Treasurer

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner BMO COVERED BOND GP, INC.

By:	/s/ Chris Hughes
	Name:	Chris Hughes
	Title:	President and Secretary

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee

By:	/s/ Sean Pigott
	Name:	Sean Pigott
	Title:	Corporate Trust Officer

By:	/s/ Stanley Kwan
	Name:	Stanley Kwan
	Title:	Associate Trust Officer

SCHEDULE 1

TERMS AND CONDITIONS OF THE COVERED BONDS

The following are the Terms and Conditions of the Covered Bonds which will be incorporated by reference into each Global Covered Bond (as defined below) and each Definitive Covered Bond (as defined below), in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer(s) at the time of issue but, if not so permitted and agreed, such Definitive Covered Bond will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms Document in relation to any Tranche of Covered Bonds may specify other terms and conditions which will, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Covered Bonds. The applicable Final Terms Document (or the relevant provisions thereof) will be endorsed on, or attached to, each Global Covered Bond and Definitive Covered Bond. Reference should be made to “Form of the Covered Bonds” for a description of the content of the Final Terms Document which will specify which of such terms are to apply in relation to the relevant Covered Bonds.

This Covered Bond is one of a Series (as defined below) of Covered Bonds issued by the Issuer constituted by a trust deed dated the Program Date made between the Issuer, BMO Covered Bond Guarantor Limited Partnership (the “Guarantor”), Computershare Trust Company of Canada, as Bond Trustee (and such trust deed as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

Save as provided for in Conditions 9 and 14, references herein to the Covered Bonds will be references to the Covered Bonds of this Series and will mean:

(a)	any registered covered bond representing Covered Bonds (a “Global Covered Bond”);

(b)	in relation to any Covered Bonds represented by a Global Covered Bond, units of the lowest Specified Denomination in the Specified Currency;

(c)	any Bearer Definitive Covered Bonds issued in exchange for a Global Covered Bond in bearer form; and

(d)

any Definitive Covered Bonds in registered form representing Covered Bonds issued under a registration statement under the Securities Act (the “U.S. Registered Covered Bonds”), sold to non-U.S. persons outside the United States in reliance on Regulation S (“Regulation S Definitive Covered Bonds”) and within the United States to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (“Rule 144A Definitive Covered Bond” and, together with U.S. Registered Covered Bonds, Regulation S Definitive Covered Bonds and Bearer Definitive Covered Bonds, “Definitive Covered Bonds”) (whether or not issued in exchange for a Global Covered Bond in registered form).

The Covered Bonds and the Coupons (as defined below) have the benefit of an agency agreement dated the Program Date, made between the Issuer, the Guarantor, the Bond Trustee, Bank of New York Mellon as principal paying agent (in such capacity, the “Principal Paying Agent”, which expression will include any successor Principal Paying Agent, and together with any other paying agents appointed pursuant to the terms of such agency agreement, the “Paying Agents”, which expression will include any additional or successor Paying Agents), registrar (in such capacity, the “Registrar”, which expression will include any successor Registrar), transfer agent (in such capacity, the “Transfer Agent”, which expression will include any successor Transfer

Agent), and exchange agent (in such capacity, the “Exchange Agent”, which expression will include any successor Exchange Agent, and together with the Paying Agents, Registrar, and Transfer Agent, the “Agents”) (such agency agreement as further amended and/or supplemented and/or restated from time to time, the “Agency Agreement”).

Interest-bearing Bearer Definitive Covered Bonds have (unless otherwise indicated in the applicable Final Terms Document) interest coupons (“Coupons”) and, if indicated in the applicable Final Terms Document, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons will, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Registered Covered Bonds and Global Covered Bonds do not have Coupons or Talons attached on issue.

The Final Terms Document1 for the Covered Bonds (which in the case of U.S. Registered Covered Bonds, as defined below, shall be deemed to be the applicable prospectus supplement under which such U.S. Registered Covered Bonds are sold, each of which is hereby referred to as, “Final Terms Document”) is endorsed on or attached to the Covered Bond and supplements these Terms and Conditions (the “Terms and Conditions”) and may specify other terms and conditions which will, to the extent so specified or to the extent inconsistent with the Terms and Conditions, replace or modify the Terms and Conditions for the purposes of the Covered Bonds. References to the applicable Final Terms Document are to the Final Terms Document (or the relevant provisions thereof) endorsed on or attached to the Covered Bond.

The Bond Trustee acts for the benefit of the holders for the time being of the Covered Bonds (the “Covered Bondholders”, which expression will, in relation to any Covered Bonds represented by a Global Covered Bond, be construed as provided below) and the holders of the Coupons (the “Couponholders”, which expression will, unless the context otherwise requires, include the holders of the Talons), and for the holders of each other Series of Covered Bonds in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Covered Bonds which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Covered Bonds together with any further Tranche or Tranches of Covered Bonds which are (i) expressed to be consolidated and form a single series, and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

The Guarantor has, in the Trust Deed, irrevocably and unconditionally guaranteed payment of Guaranteed Amounts in respect of the Covered Bonds as and when the same will become Due for Payment, but only after service of a Notice to Pay on the Guarantor following service of an Issuer Acceleration Notice on the Issuer (after the occurrence of an Issuer Event of Default) or service of a Guarantor Acceleration Notice on the Guarantor (after the occurrence of a Guarantor Event of Default) and subject to the applicable Priorities of Payments. The recourse of the Covered Bondholders to the Guarantor under the Covered Bond Guarantee will be limited to the Charged Property and will be subject to the applicable Priorities of Payments.

The security for the obligations of the Guarantor under the Covered Bond Guarantee and the other Transaction Documents to which it is a party has been created in and pursuant to, and on the terms set out in, a security agreement dated the Program Date and made between the Guarantor, the Bond Trustee and certain other Secured Creditors (such security agreement as

[1]	To add applicable Prospectus Supplement for U.S. Registered Covered Bonds.

amended and/or supplemented and/or restated from time to time, the “Security Agreement”). The obligations of the Guarantor are secured against the Charged Property and recourse against the Guarantor is limited to the Charged Property and is subject to the applicable Priorities of Payments.

These Terms and Conditions include summaries of, and are subject to, the provisions of the Trust Deed, the Security Agreement and the Agency Agreement.

Copies of the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement (as defined below), the Agency Agreement and each of the other Transaction Documents (in redacted or other general form and subject to any exclusions pursuant to applicable Law, including, without limitation, privacy Law, and policies of the Issuer relating to confidentiality and privacy matters) are available for inspection during normal business hours at the office for the time being of the Bond Trustee being at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, and at the specified office of each of the Paying Agents. Copies of the applicable Final Terms Document for all Covered Bonds of each Series (including in relation to unlisted Covered Bonds of any Series) are obtainable during normal business hours at the registered office of the Issuer and at the specified office of each of the Paying Agents. The Covered Bondholders and the Couponholders are deemed to have notice of, are bound by all the provisions of, and definitions contained in, the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement, the Agency Agreement, each of the other Transaction Documents and the applicable Final Terms Document which are applicable to them.

Except where the context otherwise requires, capitalised terms used and not otherwise defined in these Terms and Conditions (including the preceding paragraphs) will bear the meanings given to them in the applicable Final Terms Document and/or the master definitions and construction agreement made between the parties to the Transaction Documents on the Program Date (and as further amended and/or supplemented and/or restated from time to time, the “Master Definitions and Construction Agreement”), a copy of each of which may be obtained as described above.

1.	Form, Denomination and Title

The Covered Bonds are in bearer form or in registered form as specified in the applicable Final Terms Document and, in the case of Definitive Covered Bonds, serially numbered, in the Specified Currencies and the Specified Denomination(s). Unless otherwise specified in the applicable Final Terms Document, Covered Bonds of one Specified Denomination may not be exchanged for Covered Bonds of another Specified Denomination. Bearer Covered Bonds may not be exchanged for Registered Covered Bonds and vice versa.

The Covered Bonds in a Series may be Fixed Rate Covered Bonds, Floating Rate Covered Bonds, Zero Coupon Covered Bonds, or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms Document. Prior to issuing a Series of Covered Bonds (if such Covered Bonds are not Fixed Rate Covered Bonds or Floating Rate Covered Bonds), the Issuer has obtained confirmation from each of the Rating Agencies that the Covered Bonds of all Series then outstanding will not be downgraded or withdrawn as a result of the issuance of this Series of Covered Bonds.

Bearer Definitive Covered Bonds are issued with Coupons attached, unless they are Zero Coupon Covered Bonds in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Bearer Covered Bonds and Coupons will pass by delivery and title to the Registered Covered Bonds will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor, the Paying Agents and the Bond Trustee will (except as otherwise required by Law) deem and treat the bearer of any Bearer Covered Bond or Coupon and the registered holder of any Registered Covered Bond as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Covered Bond, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Covered Bonds are represented by a Global Covered Bond held on behalf of or, as the case may be, registered in the name of a common depositary for Euroclear, Clearstream Luxembourg or DTC, each Person (other than Euroclear, Clearstream, Luxembourg or DTC) who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the holder of a particular nominal amount of such Covered Bonds (in which regard any certificate or other document issued by Euroclear, DTC or Clearstream, Luxembourg as to the nominal amount of such Covered Bonds standing to the account of any Person will be conclusive and binding for all purposes save in the case of manifest or proven error and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including, without limitation, Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular nominal amount of the Covered Bonds is clearly identified with the amount of such holding) will be treated by the Issuer, the Guarantor, the Paying Agents and the Bond Trustee as the holder of such nominal amount of such Covered Bonds for all purposes other than with respect to the payment of principal or interest or other amounts on such nominal amount of such Covered Bonds and the expressions “Covered Bondholder” and “holder” and related expressions should be construed accordingly.

Covered Bonds which are represented by a Global Covered Bond will be transferable only in accordance with the rules and procedures for the time being of Euroclear, DTC and Clearstream, Luxembourg or any other relevant clearing system, as the case may be.

References to Euroclear, DTC and/or Clearstream, Luxembourg will, whenever the context so permits (but not in the case of any NGCB), be deemed to include a reference to any successor operator and/or successor clearing system and/or any additional or alternative clearing system specified in the applicable Final Terms Document or as may otherwise be approved by the Issuer, the Principal Paying Agent and the Bond Trustee.

2.	Transfers of Registered Covered Bonds

2.1	Transfers of interests in Registered Global Covered Bonds

Transfers of beneficial interests in Registered Global Covered Bonds will be effected by Euroclear, Clearstream, Luxembourg or DTC, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such Clearing Systems acting on behalf of beneficial transferors and transferees of such interests. The Laws in some States within the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer Covered Bonds represented by a Registered Global Covered Bond to such persons may depend upon the ability to exchange such Covered Bonds for Covered Bonds in definitive form. Similarly, because DTC can only act on behalf of Direct Participants in the DTC system who in turn act on behalf of Indirect Participants, the ability of a person having an interest in Covered Bonds represented by a Registered Global Covered Bond accepted by DTC to pledge such Covered Bonds to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such Covered Bonds may depend upon the ability to exchange such Covered Bonds for Covered Bonds in definitive form. A beneficial interest in a Registered Global Covered Bond will, subject to compliance with all applicable legal and regulatory restrictions, be exchangeable for Registered Definitive Covered Bonds or for a beneficial interest in another Registered Global Covered Bond only in the Specified Denomination(s) set out in the applicable Final Terms Document and only in accordance with the rules and operating procedures for the time being of Euroclear, Clearstream, Luxembourg or DTC, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement. Transfers of a Rule 144A Global Covered Bond registered in the name of a nominee for DTC shall be limited to transfers of such Rule 144A Global Covered Bond, in whole but not in part, to another nominee of DTC or to a successor of DTC or to such successor’s nominee.

2.2	Transfers of Registered Covered Bonds in definitive form

Subject as provided in Conditions 2.3, 2.4, and 2.5, upon the terms and subject to the conditions set forth in the Agency Agreement, a Registered Definitive Covered Bond may be transferred in whole or in part in the Specified Denomination(s) set out in the applicable Final Terms Document. In order to effect any such transfer (a) the holder or holders must (i) surrender the Registered Definitive Covered Bond for registration of the transfer of the Registered Definitive Covered Bond (or the relevant part of the Registered Definitive Covered Bond) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorized in writing, and (ii) complete and deposit such other certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent, and (b) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the Person making the request.

Any such transfer will be subject to such reasonable regulations as the Issuer, the Bond Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in the Agency Agreement).

Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other Laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail to such address as the transferee may request, a new Registered Definitive Covered Bond of a like aggregate nominal amount to the Registered Definitive Covered Bond (or the relevant part of the Registered Definitive Covered Bond) transferred.

In the case of the transfer of only part of a Registered Definitive Covered Bond, a new Registered Definitive Covered Bond in respect of the balance of the Registered Definitive Covered Bond not transferred will (in addition to the new Registered Definitive Covered Bond in respect of the nominal amount transferred) be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to the address specified by the transferor.

2.3	Registration of transfer upon partial redemption

In the event of a partial redemption of Covered Bonds under Condition 6, the Issuer will not be required to register the transfer of any Registered Covered Bond, or part of a Registered Covered Bond, called for partial redemption.

2.4	Costs of registration

Covered Bondholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer, the Registrar or the Transfer Agent may require the payment of a sum sufficient to cover any stamp duty, Taxes or any other governmental charge that may be imposed in relation to the registration.

2.5	Transfers of interests in Regulation S Global Covered Bonds in the United States or to U.S. persons

Prior to expiry of the applicable Distribution Compliance Period (as defined below), transfers by the holder of, or of a beneficial interest in, a Regulation S Global Covered Bond to a transferee in the United States or who is a U.S. person will only be made (a) upon receipt by the Registrar of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate with the consent of the Issuer (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Covered Bond or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or (b) otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities Laws of any State of the United States, and, in each case, in accordance with any applicable securities Laws of any State of the United States or any other jurisdiction.

Such transferee may only take delivery through a Rule 144A Covered Bond. Prior to the end of the applicable Distribution Compliance Period beneficial interests in Regulation S Covered Bonds registered in the name of a nominee for DTC may only be held through the accounts of Euroclear and Clearstream, Luxembourg. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Regulation S Global Covered Bonds registered in the name of a nominee for DTC may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

2.6	Transfers of interests in Rule 144A Covered Bonds

Transfers of Rule 144A Covered Bonds or beneficial interests therein may be made:

(a)

to a transferee who takes delivery of such interest through a Regulation S Covered Bond, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, in the case of a Regulation S Global Covered Bond registered in the name of a nominee for DTC, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Covered Bonds being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

(b)

to a transferee who takes delivery of such interest through a Rule 144A Covered Bond, where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(c)

otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities Laws of any State of the United States, and, in each case, in accordance with any applicable securities Laws of any State of the United States or any other jurisdiction.

Upon the transfer, exchange or replacement of Rule 144A Covered Bonds, or upon specific request for removal of any United States securities Law legend on Rule 144A Covered Bonds, the Registrar shall deliver only Rule 144A Covered Bonds or refuse to remove the legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

2.7	Definitions

In these Terms and Conditions, the following expressions will have the following meanings:

“Distribution Compliance Period” means the period that ends 40 days after the later of the commencement of the offering and the Issue Date;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Definitive Covered Bond” means a definitive covered bond in registered form representing Covered Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S;

“Regulation S Global Covered Bond” means a registered covered bond in registered form representing Covered Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S.

“Rule 144A Definitive Covered Bond means a Registered Covered Bond sold in the United States to QIBs in reliance on Rule 144A, which is in definitive form;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Covered Bond” means a Covered Bond represented by a Rule 144A Global Covered Bond or a Definitive Rule 144A Covered Bond;

“Rule 144A Global Covered Bond” means a Registered Global Covered Bond representing Covered Bonds sold in the United States to QIBs in reliance on Rule 144A; and

“U.S. Registered Covered Bond” means a Covered Bond issued under a registration statement under the Securities Act.

3.	Status of the Covered Bonds and the Covered Bond Guarantee

3.1	Status of the Covered Bonds

The Covered Bonds will constitute deposit liabilities of the Issuer for purposes of the Bank Act and will rank pari passu with all deposit liabilities of the Issuer without any preference among themselves and (save for any obligations required to be preferred by Law) at least pari passu with all other present and future unsubordinated and unsecured obligations of the Issuer from time to time outstanding, except in certain limited circumstances described in Conditions 9.1 and 14.

The Covered Bonds will not be deposits insured under the Canada Deposit Insurance Corporation Act or under any other governmental insurance scheme of any country.

The Covered Bonds will constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer, except in certain limited circumstances described in Conditions 9.1 and 14.

3.2	Status of the Covered Bond Guarantee

The payment of Guaranteed Amounts in respect of the Covered Bonds when the same will become Due for Payment has been unconditionally (save as set out below) and irrevocably guaranteed by the Guarantor in favour of the Bond Trustee for and on behalf of the Covered Bondholders pursuant to a guarantee (the “Covered Bond Guarantee”) in the Trust Deed. However, the Guarantor will have no obligation under the Covered Bond Guarantee to pay any Guaranteed Amounts when the same will become Due for Payment under the Covered Bonds or the Trust Deed until service of a Notice to Pay by the Bond Trustee on the Guarantor (which the Bond Trustee will be required to serve following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice by the Bond Trustee on the Issuer) or, if earlier, the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice by the Bond Trustee on the Guarantor. The obligations of the Guarantor under the Covered Bond Guarantee are subject to the applicable Priorities of Payments, and subject as aforesaid, are unsubordinated obligations of the Guarantor, which are secured and subject to limitations on recourse as provided in the Security Agreement.

As security for the Guarantor’s obligations under the Covered Bond Guarantee and the other Transaction Documents to which it is a party, the Guarantor has granted a security interest over all of its assets under the Security Agreement in favour of the Bond Trustee (for Covered Bondholders and on behalf of the other Secured Creditors).

4.	Interest

4.1	Interest on Fixed Rate Covered Bonds

Each Fixed Rate Covered Bond bears interest on its Principal Amount Outstanding (as defined in Condition 4.5, but subject to Condition 4.3) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable, subject as provided in these Terms and Conditions, in arrears on the Interest Payment Date(s) in each year up to (and including) the Final Maturity Date.

If the Covered Bonds are in definitive form, except as provided in the applicable Final Terms Document, the amount of interest payable on each Interest Payment Date in respect of the Interest Period (as defined in Condition 4.5) ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms Document, amount to the Broken Amount so specified.

Except in the case of Covered Bonds in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms Document, interest will be calculated in respect of any period by applying the Rate of Interest to (i) in the case of Fixed Rate Covered Bonds which are represented by a Global Covered Bond, the aggregate outstanding nominal amount of the Fixed Rate Covered Bonds represented by such Global Covered Bond, or (ii) in the case of Fixed Rate Covered Bonds in definitive form, the Calculation Amount; and in each case, multiplying such sum by the applicable Day Count Fraction (as defined in Condition 4.5), and rounding the resultant figure to the nearest sub-unit (as defined in Condition 4.5) of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Covered Bond in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Covered Bond will be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

The applicable Final Terms Document may provide that if the payment of the Final Redemption Amount of a Series of Fixed Rate Covered Bonds on its Final Maturity Date is deferred until the applicable Extended Due for Payment Date in accordance with the Terms and Conditions, interest will accrue and be payable on the unpaid portion of the Final Redemption Amount up to the Extended Due for Payment Date at the Rate of Interest specified in the applicable Final Terms Document which may provide that such Series of Fixed Rate Covered Bonds will continue to bear interest at a Fixed Rate or at a Floating Rate despite the fact that interest accrued and was payable on such Covered Bonds prior to the Final Maturity Date at a Fixed Rate.

4.2	Interest on Floating Rate Covered Bonds

(a)	Interest Payment Dates

Each Floating Rate Covered Bond bears interest on its Principal Amount Outstanding (subject to Condition 4.3) from (and including) the Interest Commencement Date and such interest will be payable in arrears on either:

(i)	the Interest Payment Date(s) in each year specified in the applicable Final Terms Document; or

(ii)

if no Interest Payment Date(s) is/are specified in the applicable Final Terms Document, each date which falls the number of months or other period specified as the Interest Period in the applicable Final Terms Document after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date, each such date, an “Interest Payment Date”.

Such interest will be payable in respect of each Interest Period.

(b)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Covered Bonds will be determined in the manner specified in the applicable Final Terms Document.

(i)	ISDA Determination for Floating Rate Covered Bonds

Where ISDA Determination is specified in the applicable Final Terms Document as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms Document) the Floating Rate Covered Bond Margin (if any). For the purposes of this subparagraph (i), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent or other Person specified in the applicable Final Terms Document under an interest rate swap transaction if the Principal Paying Agent or that other Person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions, and under which:

(A)	the Floating Rate Option is as specified in the applicable Final Terms Document;

(B)	the Designated Maturity is the period specified in the applicable Final Terms Document; and

(C)	unless otherwise stated in the applicable Final Terms Document, the relevant Reset Date is the first day of that Interest Period.

For the purposes of this subparagraph (i), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(ii)	Screen Rate Determination for Floating Rate Covered Bonds

Where Screen Rate Determination is specified in the applicable Final Terms Document as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms Document) the Floating Rate Covered Bond Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) will be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of this subparagraph (ii), no offered quotation appears or fewer than three offered quotations appear, in each case as at the Specified Time, the Principal Paying Agent will request each of the Reference Banks to provide the Principal Paying Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Principal Paying Agent with offered quotations, the Rate of Interest for the Interest Period will be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Floating Rate Covered Bond Margin (if any), all as determined by the Principal Paying Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent with an offered quotation as provided in subparagraph (ii), the Rate of Interest for the relevant Interest Period will be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Principal Paying Agent by the Reference Banks or any two or more of them, at which such

Reference Banks offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Floating Rate Covered Bond Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Principal Paying Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Floating Rate Covered Bond Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this section, the Rate of Interest will be determined as at the last preceding Interest Determination Date (though substituting, where a different Floating Rate Covered Bond Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Floating Rate Covered Bond Margin relating to the relevant Interest Period in place of the Floating Rate Covered Bond Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Covered Bonds is specified in the applicable Final Terms Document as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Covered Bonds will be determined as provided in the applicable Final Terms Document.

(c)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms Document for a Floating Rate Covered Bond specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period will be such Minimum Rate of Interest.

If the applicable Final Terms Document for a Floating Rate Covered Bond specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period will be such Maximum Rate of Interest.

(d)	Determination of Rate of Interest and Calculation of Interest Amounts

The Principal Paying Agent will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Covered Bonds for the relevant Interest Period by applying the Rate of Interest to:

(i)	in the case of Floating Rate Covered Bonds which are represented by a Global Covered Bond, the aggregate outstanding nominal amount of the Covered Bonds represented by such Global Covered Bond; or

(ii)	in the case of Floating Rate Covered Bonds in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Covered Bond in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Covered Bond will be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

(e)	Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Guarantor, the Bond Trustee and to any stock exchange or other relevant competent authority or quotation system on which the relevant Floating Rate Covered Bonds are for the time being listed, quoted and/or traded or by which they have been admitted to listing or trading and to be published in accordance with Condition 13 (except for U.S. Registered Covered Bonds) as soon as possible after their determination but in no event later than the fourth Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. Any such amendment or alternative arrangements will be promptly notified to the Bond Trustee and each stock exchange or other relevant authority on which the relevant Floating Rate Covered Bonds are for the time being listed, quoted and/or traded or by which they have been admitted to listing or trading and to Covered Bondholders in accordance with Condition 13.

(f)	Determination or Calculation by Bond Trustee

If for any reason at any relevant time after the Issue Date, the Principal Paying Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with subparagraph (b)(i) or (ii) above or as otherwise specified in the applicable Final Terms Document, as the case may be, and in each case in accordance with paragraph (d) above, the Bond Trustee will determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it will think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms Document), it will deem fair and reasonable in all the circumstances or, as the case may be, the Bond Trustee will calculate the Interest Amount(s) in such manner as it will deem fair and reasonable in all the circumstances. In making any such determination or calculation, the Bond Trustee may appoint and rely on a determination or calculation by a calculation agent (which will be an investment bank or other suitable entity of international repute). Each such determination or calculation will be deemed to have been made by the Principal Paying Agent.

(g)	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4.2, whether by the Principal Paying Agent or the Bond Trustee will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Principal Paying Agent, the other Paying Agents, the Bond Trustee and all Covered Bondholders and Couponholders and (in the absence of wilful default, negligence, bad faith or fraud) no liability to the Issuer, the

Guarantor, the Covered Bondholders or the Couponholders will attach to the Principal Paying Agent or the Bond Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

4.3	Interest following a Notice to Pay

If a Notice to Pay is served on the Guarantor, the Guarantor will, in accordance with the terms of the Trust Deed, pay Guaranteed Amounts corresponding to the amounts of interest described under Condition 4.1 or 4.2 (as the case may be) under the Covered Bond Guarantee in respect of the Covered Bonds on the Original Due for Payment Dates and, if applicable, the Extended Due for Payment Date in accordance with the applicable Priorities of Payments.

4.4	Accrual of interest

Interest (if any) will cease to accrue on each Covered Bond (or in the case of the redemption of part only of a Covered Bond, that part only of such Covered Bond) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event, interest will continue to accrue as provided in Condition 6.10.

4.5	Business Day, Business Day Convention, Day Count Fractions and other adjustments

(a)	In these Terms and Conditions, “Business Day” means:

(i)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms Document; and

(ii)

either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre) or as otherwise specified in the applicable Final Terms Document or (B) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET System”) is open.

(b)

If a “Business Day Convention” is specified in the applicable Final Terms Document and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur, or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(i)

in any case where Interest Periods are specified in accordance with Condition 4.2(a)(ii), the “Floating Rate Convention”, such Interest Payment Date (1) in the case of (x) above, will be the last day that is a Business Day in the relevant month and the provisions of (II) below will apply mutatis mutandis, or (2) in the case of (y) above, will be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (I) such Interest Payment Date will be brought forward to the immediately preceding Business Day, and (II) each subsequent Interest Payment Date will be the last Business Day in the month which falls on the Interest Period after the preceding applicable Interest Payment Date occurred; or

(ii)	the “Following Business Day Convention”, such Interest Payment Date will be postponed to the next day which is a Business Day; or

(iii)

the “Modified Following Business Day Convention”, such Interest Payment Date will be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date will be brought forward to the immediately preceding Business Day; or

(iv)	the “Preceding Business Day Convention”, such Interest Payment Date will be brought forward to the immediately preceding Business Day.

(c)	“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(i)

if “Actual/Actual (ICMA)” is specified in the applicable Final Terms Document, a fraction equal to “number of days accrued/number of days in year”, as such terms are used in Rule 251 of the statutes, by-laws, rules and recommendations of the International Capital Market Association (the “ICMA Rule Book”), calculated in accordance with Rule 251 of the ICMA Rule Book as applied to non-U.S. Dollar denominated straight and convertible bonds issued after 31 December 1998, as though the interest coupon on a bond has been calculated for a coupon period corresponding to the Interest Period;

(ii)

if “Actual/Actual or Actual/Actual (ISDA)” is specified in the applicable Final Terms Document, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366, and (ii) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms Document, the actual number of days in the Interest Period divided by 365;

(iv)

if “Actual/365 (Sterling)” is specified in the applicable Final Terms Document, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(v)	if “Actual/360” is specified in the applicable Final Terms Document, the actual number of days in the Interest Period divided by 360;

(vi)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms Document, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + D2 - D1
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(vii)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms Document, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + D2 – D1
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2, will be 30; or

(viii)	such other Day Count Fraction as may be specified in the applicable Final Terms Document.

(d)

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

(e)	“Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

(f)	“Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

(g)

“Principal Amount Outstanding” means, in respect of a Covered Bond, on any day, the principal amount of that Covered Bond on the relevant Issue Date thereof less principal amounts received by the relevant Covered Bondholder in respect thereof on or prior to that day.

(h)

If “adjusted” is specified in the applicable Final Terms Document against the Day Count Fraction, interest in respect of the relevant Interest Period will be payable in arrears on the relevant Interest Payment Date and calculated from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date, as such Interest Payment Date will, where applicable, be adjusted in accordance with the Business Day Convention.

(i)

If “not adjusted” is specified in the applicable Final Terms Document against the Day Count Fraction, interest in respect of the relevant Interest Period will be payable in arrears on the relevant Interest Payment Date and calculated from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date, but such Interest Payment Dates will not be adjusted in accordance with any Business Day Convention.

(j)	“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, €0.01.

4.6	Interest on U.S. Registered Covered Bonds

Condition 4.6 shall only apply to U.S. Registered Covered Bonds.

Each Covered Bond will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Covered Bond, or pursuant to the interest rate formula, in the case of a Floating Rate Covered Bond, in each case as specified in the Final Terms Document, until the principal thereof is paid. Interest payments on Covered Bonds will be made in respect of Fixed Rate Covered Bonds and Floating Rate Covered Bonds in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Final Maturity Date, as the case may be (each an “Interest Period”).

Interest on Fixed Rate Covered Bonds and Floating Rate Covered Bonds will be payable in arrears on each Interest Payment Date and on the Final Maturity Date. The first payment of interest on any Covered Bonds originally issued between a Regular Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The “Regular Record Date” shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

4.7	Interest Rates Applicable to U.S. Registered Covered Bonds

Condition 4.7 shall only apply to U.S. Registered Covered Bonds.

The relevant Final Terms Document will specify the Interest Payment Dates for a Fixed Rate Covered Bond as well as the Final Maturity Date. Interest on Fixed Rate Covered Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count basis set forth in the Final Terms Document.

Fixed Rate Covered Bonds

If any Interest Payment Date, redemption date, repayment date or Final Maturity Date of a Fixed Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

U.S. Registered Covered Bonds that are Floating Rate Covered Bonds

The following shall only apply to Floating Rate Covered Bonds.

Interest Rate Basis. Floating Rate Covered Bonds will bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	U.S. prime rate;

•	LIBOR;

•	EURIBOR;

•	treasury rate;

•	CMT rate;

•	CD rate;

•	CMS rate; and/or

•	federal funds rate.

The applicable Final Terms Document will specify the interest rate basis that applies to a specific Series or Tranche of Floating Rate Covered Bonds.

Calculation of Interest. Calculations relating to Floating Rate Covered Bonds will be made by the Calculation Agent. The Final Terms Document for a particular Floating Rate Covered Bond will name the Calculation Agent for that Covered Bond as of its original issue date. A successor institution may be appointed to serve as Calculation Agent for such Covered Bonds from time to time after the original issue date of such Covered Bonds without the consent of Covered Bondholders or notification of the change.

For each Floating Rate Covered Bond, the Calculation Agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period that is, the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each Interest Period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Covered Bond by an accrued interest factor for the Interest Period. This factor will equal the sum of the interest factors calculated for each day during the Interest Period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant Final Terms Document.

Upon the request of the Covered Bondholder of any Floating Rate Covered Bond, the Calculation Agent will provide for that Covered Bond the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a Covered Bond will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a Floating Rate Covered Bond will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a Floating Rate Covered Bond during a particular Interest Period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate covered bonds and its affiliates, and they may include affiliates of the Bank.

Initial Interest Rate. For any Floating Rate Covered Bond, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. The initial interest rate or the manner in which it is determined will be set forth in the relevant Final Terms Document.

Spread or Spread Multiplier. In some cases, the interest rate basis for a Floating Rate Covered Bond may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01 percent; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

For any Floating Rate Covered Bond, the applicable Final Terms Document will indicate whether a spread or spread multiplier will apply to the Covered Bond and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

For any Floating Rate Covered Bond, the applicable Final Terms Document will indicate whether a maximum rate and/or minimum rate will apply to the Covered Bond and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate covered bond will in no event be higher than the maximum rate permitted by New York Law, as it may be modified by U.S. Law of general application and the Law of Ontario and the Laws of Canada applicable therein.

Interest Reset Dates. The rate of interest on a Floating Rate Covered Bond will be reset, by the Calculation Agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the applicable Final Terms Document, the interest reset date will be as follows:

•	for Floating Rate Covered Bonds that reset daily, each Business Day;

•	for Floating Rate Covered Bonds that reset weekly and are not treasury rate Covered Bonds, the Wednesday of each week;

•	for treasury rate Covered Bonds that reset weekly, the Tuesday of each week;

•	for Floating Rate Covered Bonds that reset monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of each of four months of each year as indicated in the relevant Final Terms Document;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant Final Terms Document; and

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of one month of each year as indicated in the relevant Final Terms Document.

For a Floating Rate Covered Bond, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a Floating Rate Covered Bond would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next day that is a Business Day. For a LIBOR or EURIBOR Covered Bond, however, if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by the Calculation Agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant Final Terms Document:

•

for commercial paper rate, federal funds rate and U.S. prime rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the Business Day preceding the interest reset date;

•

for LIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second London Business Day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. An interest determination date for a LIBOR covered bond is referred to as a LIBOR interest determination date;

•

for EURIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Euro Business Day preceding the interest reset date. An interest determination date for a EURIBOR Covered Bond is referred to as a EURIBOR interest determination date;

•

for treasury rate Covered Bonds, the interest determination date relating to a particular interest reset date, which is referred to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is not a Business Day, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a Monday not being a Business Day an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and

•	for CD rate, CMT rate and CMS rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Business Day preceding the interest reset date.

The interest determination date pertaining to a Floating Rate Covered Bond the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Canadian Business Days before the related interest reset date for the applicable floating rate covered bond on which each interest rate basis is determinable.

Interest Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR Covered Bonds and EURIBOR Covered Bonds, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day; and

•	the Business Day immediately preceding the Interest Payment Date or the maturity, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The Interest Payment Dates for a Floating Rate Covered Bond will depend on when the interest rate is reset and, unless otherwise specified in the relevant Final Terms Document, will be as follows:

•	for Floating Rate Covered Bonds that reset daily, weekly or monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of the four months of each year specified in the relevant Final Terms Document;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant Final Terms Document; or

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of the month specified in the relevant Final Terms Document.

Notwithstanding the above, if a covered bond is originally issued after the Regular Record Date and before the date that would otherwise be the first Interest Payment Date, the first Interest Payment Date will be the date that would otherwise be the second Interest Payment Date.

In addition, the following special provision will apply to a Floating Rate Covered Bond with regard to any Interest Payment Date other than one that falls on the maturity. If the Interest Payment Date would otherwise fall on a day that is not a Business Day, then the Interest Payment Date will be the next day that is a Business Day. However, if the floating rate covered bond is a LIBOR Covered Bond or a EURIBOR Covered Bond and the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day. If the Final Maturity Date of a Floating Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Commercial Paper Rate Covered Bonds

A commercial paper rate Covered Bond will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the applicable Final Terms Document, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable Final Terms Document, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial.”

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

•

If fewer than three dealers selected by the Calculation Agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Covered Bonds

A U.S. prime rate Covered Bond will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank Prime Loan.” If the U.S. prime rate cannot be determined as described above, the following procedures will apply.

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•

If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the Calculation Agent. For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•

If fewer than three banks selected by the Calculation Agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Covered Bonds

A LIBOR Covered Bond will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable Final Terms Document. In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document. LIBOR will be determined in the following manner:

•

LIBOR will be the offered rate appearing on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable Final Terms Document will indicate the index currency, the index maturity and the reference page that apply to the LIBOR covered bond. If no reference page is mentioned in the Final Terms Document, Reuters Page LIBOR01 will apply to the LIBOR covered bond.

•

If Reuters Page LIBOR01 applies and the rate described above does not appear on that page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the Calculation Agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

•

If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Covered Bonds

A EURIBOR Covered Bond will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable Final Terms Document. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable Final Terms Document, beginning on the second Euro Business Day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•

If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Covered Bonds

A treasury rate Covered Bond will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable Final Terms Document, as that rate appears on Reuters page USAUCTION 10/11. If the treasury rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

•

If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Covered Bonds

A CD rate Covered Bond will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable Final Terms Document, as published in H.15(519) under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•

If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

•

If fewer than three dealers selected by the Calculation Agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Covered Bonds

A CMT rate Covered Bond will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or

•

if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in the applicable Final Terms Document, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•

If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•

If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; or

•

as is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; and

•	in either case, is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•

If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury covered bonds having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. Treasury covered bonds are direct, non-callable, fixed rate obligations of the U.S. government.

•

If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury covered bonds with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest). If two treasury covered bonds with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Calculation Agent will obtain quotations for the treasury covered bond with the shorter remaining term to maturity.

•

If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•

If two or fewer primary dealers selected by the Calculation Agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Covered Bonds

A CMS rate Covered Bond will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable Final Terms Document, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

•	If the CMS rate cannot be determined as described above, the following procedures will be used:

•

If the applicable rate described above is not displayed on the relevant designated CMS Reuters page by 11:00 a.m., New York City time, on the interest rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest rate determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity designated in the relevant Final Terms Document commencing on that interest rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months. The Calculation Agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the Calculation Agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Covered Bonds

A federal funds rate Covered Bond will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms Document.

The federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters page FEDFUNDS1. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”

•

If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the Business Day following the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

•

If fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

For the purposes of this Condition 5.12:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where,

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “Business Day” means, for any Covered Bond, a day that meets all the following applicable requirements:

(a)

(a) for all Covered Bonds, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by Law to close in New York City or Toronto, and, in the case of a Floating Rate covered bond, London;

(b)

(b) if the Covered Bond has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by Law, regulation or executive order to close in the applicable principal financial centre; and

(c)	(c) if the Covered Bond is a EURIBOR covered bond or has a specified currency of euros, or is a LIBOR Covered Bond for which the index currency is euros, is also a Euro Business Day.

The term “designated CMT index maturity” means the index maturity for a CMT rate covered bond and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable Final Terms Document.

The term “designated CMT Reuters page” means the Reuters page that displays treasury constant maturities as reported in H.15(519). If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT. If Reuters page FEDCMT applies but the applicable Final Terms Document does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR Covered Bond, the currency specified as such in the applicable Final Terms Document. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the Final Terms Document.

The term “index maturity” means, with respect to a floating rate covered bond, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Final Terms Document.

“Interest Period” has the meaning given to such term in this Condition 4.5.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where,

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Reuters page” means the display on Reuters 3000 Xtra, or any successor service or any replacement page or pages on that service.

If, when using the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen US PRIME 1 page, Reuters Page LIBOR01 or Reuters page, a particular heading or headings is referenced on any of those pages, those references include any successor or replacement heading or headings as determined by the Calculation Agent.

5.	Payments

5.1	Method of payment

Subject as provided below:

(a)

payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Yen to a non-resident of Japan, will be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency; and

(b)

payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

In the case of Bearer Covered Bonds, payments in U.S. Dollars will be made by transfer to a U.S. Dollar account maintained by the payee with a bank outside of the United States (which expression, as used in this Condition 5, means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction), or by cheque drawn on a United States bank. In no event will payment in respect of Bearer Covered Bonds be made by a cheque mailed to an address in the United States. All payments of interest in respect of Bearer Covered Bonds will be made to accounts located outside the United States except as may be permitted by United States tax Law in effect at the time of such payment without detriment to the Issuer or the Guarantor.

Payments will be subject in all cases to any fiscal or other Laws and regulations applicable thereto in the place of payment but without prejudice to the provisions of Condition 7. References to Specified Currency will include any successor currency under applicable Law.

5.2	Presentation of Bearer Definitive Covered Bonds and Coupons

Payments of principal and interest (if any) will (subject as provided below) be made in accordance with Condition 5.1 only against presentation and surrender of Bearer Definitive Covered Bonds or Coupons (or, in the case of part payment of any sum due, endorsement of the Bearer Definitive Covered Bond (or Coupon)), as the case may be, only at a specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction).

Fixed Rate Covered Bonds in definitive bearer form (other than Long Maturity Covered Bonds) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression will include Coupons failing to be issued on exchange of matured Talons), failing which an amount equal to the face value of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due but in no event thereafter.

Upon amounts in respect of any Fixed Rate Covered Bond in definitive bearer form becoming due and repayable by the Issuer (in the absence of a Notice to Pay or a Guarantor Acceleration Notice) or by the Guarantor under the Covered Bond Guarantee (if a Notice to Pay or a Guarantor Acceleration Notice has been served) prior to its Final Maturity Date (or, as the case may be, Extended Due for Payment Date), all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the due date for redemption of any Floating Rate Covered Bond or Long Maturity Covered Bond in definitive bearer form, all unmatured Coupons and Talons (if any) relating thereto

(whether or not attached) will become void and no payment or, as the case may be, exchange for further Coupons will be made in respect thereof. A “Long Maturity Covered Bond” is a Fixed Rate Covered Bond (other than a Fixed Rate Covered Bond which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Covered Bond will cease to be a Long Maturity Covered Bond on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the Principal Amount Outstanding of such Covered Bond.

If the due date for redemption of any Bearer Definitive Covered Bond is not an Interest Payment Date, interest (if any) accrued in respect of such Covered Bond from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date will be payable only against presentation and surrender of the relevant Bearer Definitive Covered Bond.

5.3	Payments in respect of Bearer Global Covered Bonds

Payments of principal and interest (if any) in respect of Covered Bonds represented by any Bearer Global Covered Bond will (subject as provided below) be made in the manner specified above in relation to Bearer Definitive Covered Bonds and otherwise in the manner specified in the relevant Bearer Global Covered Bond against presentation or surrender, as the case may be, of such Bearer Global Covered Bond if the Bearer Global Covered Bond is not issued in NGCB form at the specified office of any Paying Agent outside the United States. On the occasion of each payment (i) in the case of any Bearer Global Covered Bond which is not issued in NGCB form, a record of such payment made on such Bearer Global Covered Bond, distinguishing between any payment of principal and any payment of interest, will be made on such Bearer Global Covered Bond by the Paying Agent and such record will be prima facie evidence that the payment in question has been made, and (ii) in the case of any Bearer Global Covered Bond which is issued in NGCB form, the Paying Agent will instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

No payments of principal, interest or other amounts due in respect of a Bearer Global Covered Bond will be made by mail to an address in the United States or by transfer to an account maintained in the United States.

5.4	Payments in respect of Registered Covered Bonds

Payments of principal in respect of each Registered Covered Bond (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Covered Bond at the specified office of the Registrar or any of the Paying Agents. Such payments will be made in accordance with Condition 5.1 by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the register of holders of the Registered Covered Bonds maintained by the Registrar (the “Register”) at the close of business on the tenth business day (“business day” being for the purposes of this Condition 5.4 a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date (the “Record Date”). Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account, or (ii) the principal amount of the Covered Bonds held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Yen to a non-resident of Japan, will be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest in respect of each Registered Covered Bond (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day immediately preceding the relevant due date to the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the Register at the close of business on the Record Date at the holder’s address shown in the Register on the Record Date and at the holder’s risk. Upon application of the holder to the specified office of the Registrar not less than three business days before the due date for any payment of interest in respect of a Registered Covered Bond, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer will be deemed to relate to all future payments of interest (other than interest due on redemption) in respect of the Registered Covered Bonds which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Covered Bond on redemption will be made in the same manner as payment of the principal in respect of such Registered Covered Bond.

Holders of Registered Covered Bonds will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Covered Bond as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses will be charged to such holders by the Registrar or any of the Paying Agents in respect of any payments of principal or interest in respect of the Registered Covered Bonds.

None of the Issuer, the Guarantor, the Bond Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Covered Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

5.5	General provisions applicable to payments

The holder of a Global Covered Bond (or, as provided in the Trust Deed, the Bond Trustee) will be the only Person entitled to receive payments in respect of Covered Bonds represented by such Global Covered Bond and the obligations of the Issuer or, as the case may be, the Guarantor under the Covered Bond Guarantee will be discharged by payment to, or to the order of, the holder of such Global Covered Bond (or the Bond Trustee, as the case may be) in respect of each amount so paid. Each of the Persons shown in the records of DTC, Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Covered Bonds represented by such Global Covered Bond must look solely to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or the Guarantor under the Covered Bond Guarantee to, or to the order of, the holder of such Global Covered Bond (or the Bond Trustee, as the case may be). No Person other than the holder of the relevant Global Covered Bond (or, as provided in the Trust Deed, the Bond Trustee) will have any claim against the Issuer or the Guarantor under the Covered Bond Guarantee in respect of any payments due on that Global Covered Bond.

Notwithstanding the foregoing provisions of this Condition, payments of principal and/or interest in respect of Bearer Covered Bonds in U.S. Dollars will only be made at the specified office of a Paying Agent in the United States if:

(a)

the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. Dollars at such specified offices outside the United States of the full amount of principal and/or interest on the Bearer Covered Bonds in the manner provided above when due;

(b)

payment of the full amount of such principal and interest at such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and

(c)

such payment is then permitted under United States Law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor under the Covered Bond Guarantee.

5.6	Payment Day

If the date for payment of any amount in respect of any Covered Bond or Coupon is not a Payment Day (as defined below), the holder thereof will not be entitled to payment of the relevant amount due until the next following Payment Day and will not be entitled to any interest or other sum in respect of any such delay. In this Condition (unless otherwise specified in the applicable Final Terms Document), “Payment Day” means any day which (subject to Condition 8) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	the relevant place of presentation; and

(ii)	any Additional Business Centre specified in the applicable Final Terms Document; and

(b)

either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Business Centre) or as otherwise specified in the applicable Final Terms Document, or (ii) in relation to any sum payable in euro, a day on which the TARGET System is open.

(c)

in the case of any payment in respect of a Registered Global Covered Bond denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Registered Global Covered Bond) has elected, by a date not later than 15 days prior to a Payment Date, to receive any part of such payment in U.S. dollars, a day on which commercial banks are not authorized or required by Law to be closed in New York City.

5.7	Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Covered Bonds will be deemed to include, as applicable:

(a)

any additional amounts which may be payable with respect to principal under Condition 7 or under any undertakings or covenants given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)	the Final Redemption Amount of the Covered Bonds;

(c)	the Early Redemption Amount of the Covered Bonds, but excluding any amount of interest referred to therein;

(d)	the Optional Redemption Amount(s) (if any) of the Covered Bonds;

(e)	in relation to Zero Coupon Covered Bonds, the Amortised Face Amount (as defined in Condition 6.7);

(f)	any premium and any other amounts (other than interest) which may be payable under or in respect of the Covered Bonds; and

(g)

any Excess Proceeds attributable to principal which may be deposited by the Bond Trustee into the GDA Account in respect of the Covered Bonds, and following a Guarantor Event of Default and service of a Guarantor Acceleration Notice deposited or paid in such other manner as the Bond Trustee may direct.

Any reference in these Terms and Conditions to interest in respect of the Covered Bonds will be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or under any undertakings given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

5.8	Redenomination

Where redenomination is specified in the applicable Final Terms Document as being applicable, the Issuer may, without the consent of the Covered Bondholders and the Couponholders, on giving prior written notice to the Bond Trustee, the Agents, the Registrar (in the case of Registered Covered Bonds), Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Covered Bondholders in accordance with Condition 13, elect that, with effect from the Redenomination Date specified in the notice, the Covered Bonds will be redenominated in euro. In relation to any Covered Bonds where the applicable Final Terms Document provides for a minimum Specified Denomination in the Specified Currency which is equivalent to at least €50,000 and which are admitted to trading on a regulated market in the European Economic Area, it will be a term of any such article that the holder of any Covered Bonds held through Euroclear, Clearstream, Luxembourg and/or DTC must have credited to its securities account with the relevant clearing system a minimum balance of Covered Bonds of at least €50,000.

The election will have effect as follows:

(a)

the Covered Bonds will be deemed to be redenominated in euro in the denomination of €0.01 with a nominal amount for each Covered Bond equal to the nominal amount of that Covered Bond in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, in consultation with the Agents and the Bond Trustee, that the then market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and the Issuer will promptly notify the Covered Bondholders, the competent listing authority, stock exchange, and/or market (if any) on or by which the Covered Bonds may be listed and/or admitted to trading and the Paying Agents of such deemed amendments;

(b)

save to the extent that an Exchange Notice has been given in accordance with paragraph (d) below, the amount of interest due in respect of the Covered Bonds will be calculated by reference to the aggregate nominal amount of Covered Bonds presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment will be rounded down to the nearest €0.01;

(c)

if Definitive Covered Bonds are required to be issued after the Redenomination Date, they will be issued at the expense of the Issuer in the denominations of €50,000 and/or such higher amounts as the Agents may determine and notify to the Covered Bondholders and any remaining amounts less than €50,000 will be redeemed by the Issuer and paid to the Covered Bondholders in euro in accordance with Condition 6;

(d)

if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Covered Bonds) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Covered Bonds and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Covered Bonds and Coupons so issued will also become void on that date although those Covered Bonds and Coupons will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Covered Bonds and Coupons will be issued in exchange for Covered Bonds and Coupons denominated in the Specified Currency in such manner as the Agents may specify and as will be notified to the Covered Bondholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Covered Bonds;

(e)

after the Redenomination Date, all payments in respect of the Covered Bonds and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Covered Bonds to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(f)

if the Covered Bonds are Fixed Rate Covered Bonds and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(g)	if the Covered Bonds are Floating Rate Covered Bonds, the applicable Final Terms Document will specify any relevant changes to the provisions relating to interest; and

(h)

such other changes will be made to this Condition (and the Transaction Documents) as the Issuer may decide, after consultation with the Agents and the Bond Trustee, and as may be specified in the notice given to the Covered Bondholders pursuant to paragraph (a) above, to conform it to conventions then applicable to instruments denominated in euro.

5.9	Definitions

In these Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the relevant Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty.

“euro” means the lawful currency of the Member States that adopt the single currency in accordance with the Treaty.

“Redenomination Date” means (in the case of interest bearing Covered Bonds) any date for payment of interest under the Covered Bonds or (in the case of Zero Coupon Covered Bonds) any date, in each case specified by the Issuer in the notice given to the Covered Bondholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the relevant Specified Currency first adopts the euro.

“Treaty” means the Treaty establishing the European Community, as amended.

6.	Redemption and Purchase

6.1	Final redemption

Unless previously redeemed or purchased and cancelled as specified below, each Covered Bond will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms Document in the relevant Specified Currency on the Final Maturity Date.

Without prejudice to Condition 9, if an Extended Due for Payment Date is specified in the applicable Final Terms Document for a Series of Covered Bonds and the Issuer has failed to pay the Final Redemption Amount on the Final Maturity Date specified in the Final Terms Document (in each case after the expiry of the grace period set out in Condition 9.1(a)) and following service of a Notice to Pay on the Guarantor by no later than the date falling one Business Day prior to the Extension Determination Date, the Guarantor has insufficient funds available under the Guarantee Priorities of Payments to pay the Guaranteed Amounts corresponding to the Final Redemption Amount in full in respect of the relevant Series of Covered Bonds on the date falling on the earlier of (a) the date which falls two Canadian Business Days after service of a Notice to Pay on the Guarantor or, if later, the Final Maturity Date (in each case after the expiry of the grace period set out in Condition 9.2(a)), and (b) the Extension Determination Date, under the Covered Bond Guarantee, then (subject as provided below) payment of the unpaid portion of the Final Redemption Amount by the Guarantor under the Covered Bond Guarantee will be deferred until the Extended Due for Payment Date, provided that any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above will be paid by the Guarantor to the extent it has sufficient funds available under the Guarantee Priorities of Payments on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Issuer will confirm to the Principal Paying Agent as soon as reasonably practicable and in any event at least four Canadian Business Days prior to the Final Maturity Date of a Series of Covered Bonds whether (a) payment will be made in full of the Final Redemption Amount in respect of a Series of Covered Bonds on that Final Maturity Date or (b) payment will not be made in full of the Final Redemption Amount in respect of a Series of Covered Bonds on that Final Maturity Date. Any failure by the Issuer to notify the Principal Paying Agent will not affect the validity or effectiveness of the extension.

The Guarantor will notify the relevant Covered Bondholders (in accordance with Condition 13), the Rating Agencies, the Bond Trustee, the Principal Paying Agent and (in the case of Registered Covered Bonds) the Registrar as soon as reasonably practicable and in any event at least one

Business Day prior to the date specified in (a) or (b) of the second preceding paragraph (as appropriate) of any inability of the Guarantor to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount in respect of a Series of Covered Bonds pursuant to the Covered Bond Guarantee. Any failure by the Guarantor to notify such parties will not affect the validity or effectiveness of the extension nor will any rights accrue to any of them by virtue thereof.

In the circumstances outlined above, the Guarantor will on the earlier of (a) the date falling two Canadian Business Days after service of a Notice to Pay or, if later, the Final Maturity Date (in each case after the expiry of the grace period set out in Condition 9.2(a)), and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the funds (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priorities of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each Covered Bond of the relevant Series of Covered Bonds and will pay Guaranteed Amounts constituting the corresponding part of Scheduled Interest in respect of each such Covered Bond on such date. The obligation of the Guarantor under the Covered Bond Guarantee to pay any amounts in respect of the balance of the Final Redemption Amount not so paid will be deferred as described above. Such failure to pay by the Guarantor will not constitute a Guarantor Event of Default.

Any discharge of the obligations of the Issuer as a result of the payment of Excess Proceeds to the Bond Trustee will be disregarded for the purposes of determining the liabilities of the Guarantor under the Covered Bond Guarantee in connection with this Condition 6.1.

6.2	Redemption for taxation reasons

The Covered Bonds may be redeemed at the option of the Issuer in whole, but not in part, at any time (if the relevant Covered Bond is not a Floating Rate Covered Bond) or on any Interest Payment Date (if the relevant Covered Bond is a Floating Rate Covered Bond), on giving not less than 30 nor more than 60 days’ notice to the Bond Trustee and, in accordance with Condition 13, the Covered Bondholders (which notice will be irrevocable), if the Issuer satisfies the Bond Trustee immediately before the giving of such notice that on the occasion of the next date for payment of interest on the relevant Covered Bonds, that the Issuer is or would be required to pay additional amounts as provided or referred to in Condition 7. Covered Bonds redeemed pursuant to this Condition 6.2 will be redeemed at their Early Redemption Amount referred to in Condition 6.7 together (if appropriate) with interest accrued to (but excluding) the date of redemption.

6.3	Redemption at the option of the Issuer (“Issuer Call”)

If an Issuer Call is specified in the applicable Final Terms Document, the Issuer may, having given not less than 15 nor more than 30 days’ notice or such other period of notice as may be specified in the applicable Final Terms Document to the Bond Trustee, the Principal Paying Agent, the Registrar (in the case of the redemption of Registered Covered Bonds) and, in accordance with Condition 13, the Covered Bondholders (which notice will be irrevocable) redeem all or only some of the Covered Bonds then outstanding on any Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms Document together, if applicable, with interest accrued to (but excluding) the relevant Optional Redemption Date(s). The Issuer will be bound to redeem the Covered Bonds on the date specified in such notice. In the event of a redemption of only some of the Covered Bonds, such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount (if any) as specified in the applicable Final Terms Document. In the case of a partial redemption of Covered Bonds, the Covered Bonds to be redeemed (the “Redeemed Covered Bonds”) will be selected individually by lot, in the case of Redeemed Covered Bonds represented by Definitive Covered

Bonds, and in accordance with the rules of DTC, Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Covered Bonds represented by a Global Covered Bond, in each case, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Covered Bonds represented by Definitive Covered Bonds, a list of the serial numbers of such Redeemed Covered Bonds will be published in accordance with Condition 13 not less than 15 days (or such shorter period as may be specified in the applicable Final Terms Document) prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Covered Bonds represented by Definitive Covered Bonds or represented by Global Covered Bonds will, in each case, bear the same proportion to the aggregate nominal amount of all Redeemed Covered Bonds as the aggregate nominal amount of Definitive Covered Bonds or Global Covered Bonds outstanding bears, in each case, to the aggregate nominal amount of the Covered Bonds outstanding on the Selection Date, provided that such nominal amounts will, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination. No exchange of the relevant Global Covered Bond will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 6.3 and notice to that effect will be given by the Issuer to the Covered Bondholders in accordance with Condition 13 at least five days (or such shorter period as is specified in the applicable Final Terms Document) prior to the Selection Date.

6.4	Redemption at the option of the Covered Bondholders (“Investor Put”)

If an Investor Put is specified in the Final Terms Document for a Covered Bond, then if and to the extent specified in the applicable Final Terms Document and provided that an Issuer Event of Default has not occurred, upon the Covered Bondholder giving to the Issuer, in accordance with Condition 13, not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), the Issuer will, upon the expiry of such notice provided that the Cash Manager has notified the Bond Trustee in writing that there will be sufficient funds available to pay any termination payment due to the Covered Bond Swap Provider, redeem subject to, and in accordance with, the terms specified in the applicable Final Terms Document in whole (but not in part) such Covered Bond on the Optional Redemption Date and at the relevant Optional Redemption Amount as specified in, or determined in the manner specified in, the applicable Final Terms Document, together, if applicable, with interest accrued to (but excluding) the relevant Optional Redemption Date.

If the Covered Bond is in definitive form, to exercise the right to require redemption of such Covered Bond, the Covered Bondholder must deliver such Covered Bond, on any Business Day falling within the above-mentioned notice period at the specified office of any Paying Agent, accompanied by a duly signed and completed notice of exercise of the Investor Put in the form (for the time being currently) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is by cheque, an address) to which payment is to be made under this Condition 6.4.

It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms Document.

6.5	Redemption due to illegality or invalidity

(a)	The Covered Bonds of all Series may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the

Bond Trustee, the Principal Paying Agent, the Registrar and, in accordance with Condition 13, all Covered Bondholders (which notice will be irrevocable), if the Issuer satisfies the Bond Trustee immediately before the giving of such notice that it has, or will, before the next Interest Payment Date of any Covered Bond of any Series, become unlawful for the Issuer to make, fund or allow to remain outstanding any Guarantee Loan made by it to the Guarantor under the Intercompany Loan Agreement, as a result of any change in, or amendment to, the applicable Laws or regulations or any change in the application or official interpretation of such Laws or regulations, which change or amendment has become or will become effective before the next such Interest Payment Date.

(b)

Covered Bonds redeemed pursuant to Condition 6.5(a) will be redeemed at their Early Redemption Amount referred to in Condition 6.7 together (if appropriate) with interest accrued to (but excluding) the date of redemption.

6.6	General

Prior to the publication of any notice of redemption pursuant to Conditions 6.2 or 6.5(a), the Issuer will deliver to the Bond Trustee a certificate signed by two Authorized Signatories stating that the Issuer is entitled or required to effect such redemption and setting forth a statement of facts showing that the conditions set out in Conditions 6.2 or, as the case may be, 6.5(a) for such right or obligation (as applicable) of the Issuer to arise have been satisfied and the Bond Trustee will be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions set out above, in which event it will be conclusive and binding on all Covered Bondholders and Couponholders.

6.7	Early Redemption Amounts

For the purpose of Conditions 6.2 and 6.5(a), each Covered Bond will be redeemed (unless otherwise stated in the applicable Final Terms Document) at its Early Redemption Amount calculated as follows:

(a)

in the case of a Covered Bond other than a Zero Coupon Covered Bond, at the amount specified in, or determined in the manner specified in, the applicable Final Terms Document or, if no such amount or manner is so specified in the applicable Final Terms Document, at its Principal Amount Outstanding, together with interest accrued to (but excluding) the date fixed for redemption; and

(b)	in the case of a Zero Coupon Covered Bond, at an amount (the “Amortised Face Amount”) equal to the sum of:

(i)	the Reference Price; and

(ii)

the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of such Covered Bond to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Covered Bond becomes due and repayable.

Where such calculation in paragraph (b) above is to be made for a period which is not a whole number of years, it will be made (A) in the case of a Zero Coupon Covered Bond payable in a Specified Currency other than euro, on the basis of a 360-day year consisting of 12 months of 30 days each, or (B) in the case of a Zero Coupon Covered Bond payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (C) on such other calculation basis as may be specified in the applicable Final Terms Document.

6.8	Purchases

The Issuer or any of its Subsidiaries, or the Guarantor, may at any time purchase or otherwise acquire Covered Bonds (provided that, in the case of Bearer Definitive Covered Bonds, all unmatured Coupons and Talons appertaining thereto are attached thereto or surrendered therewith) at any price in the open market either by tender or private agreement or otherwise. If purchases are made by tender, tenders must be available to all Covered Bondholders alike. Such Covered Bonds may be held, reissued, resold or, at the option of the Issuer or the relevant Subsidiary, surrendered to any Paying Agent and/or the Registrar for cancellation (except that any Covered Bonds purchased or otherwise acquired by the Guarantor must immediately be surrendered to any Paying Agent and/or the Registrar for cancellation).

6.9	Cancellation

All Covered Bonds which are redeemed will forthwith be cancelled (together with, in the case of Bearer Definitive Covered Bonds, all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Covered Bonds so cancelled and any Covered Bonds purchased and surrendered for cancellation pursuant to Condition 6.8 and cancelled (together with, in the case of Bearer Definitive Covered Bonds, all unmatured Coupons and Talons cancelled therewith) will be forwarded to the Principal Paying Agent and cannot be reissued or resold.

6.10	Late Payment

If any amount payable in respect of any Covered Bond is improperly withheld or refused upon its becoming due and payable or is paid after its due date, the amount due and payable in respect of such Covered Bond (the “Late Payment”) will itself accrue interest (both before and after any judgment or other order of a court of competent jurisdiction) from (and including) the date on which such payment was improperly withheld or refused or, as the case may be, became due, to (but excluding) the Late Payment Date in accordance with the following provisions:

(a)	in the case of a Covered Bond other than a Zero Coupon Covered Bond, at the rate determined in accordance with Condition 4.1 or 4.2, as the case may be; and

(b)

in the case of a Zero Coupon Covered Bond, at a rate equal to the Accrual Yield, in each case on the basis of the Day Count Fraction specified in the applicable Final Terms Document or, if none is specified, on a 30/360 basis.

For the purpose of this Condition 6.10, the “Late Payment Date” will mean the earlier of:

(i)

the date which the Bond Trustee determines to be the date on which, upon further presentation of the relevant Covered Bond, payment of the full amount (including interest as aforesaid) in the relevant currency in respect of such Covered Bond is to be made; and

(ii)

the seventh day after notice is given to the relevant Covered Bondholder (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Covered Bond is available for payment, provided that in the case of both (i) and (ii), upon further presentation thereof being duly made, such payment is made.

7.	Taxation

All payments of principal and interest (if any) in respect of the Covered Bonds and Coupons by or on behalf of the Issuer or the Guarantor under the Covered Bond Guarantee, as the case may be, will be made without withholding or deduction for, or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless such withholding or deduction of such taxes, duties, assessments or governmental charges is required by Law or administrative practice of any jurisdiction.

In the event of a withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) the Government of Canada or any province, territory or political division thereof or any authority or agency therein or thereof having power to tax, or (ii) in the case of Covered Bonds issued by a branch of the Issuer located outside of Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax, in respect of any payment of principal and interest on the Covered Bonds and Coupons, the Issuer will pay such additional amounts as will be necessary in order that the net amounts received by the Covered Bondholders or Couponholders after such withholding or deduction will equal the respective amounts of principal and interest, if any, which would otherwise have been receivable in respect of the Covered Bonds or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts will be payable with respect to any Covered Bond or Coupon presented for payment:

(a)

to, or to a third party on behalf of, a Covered Bondholder or Couponholder who is liable to such taxes, duties, assessments or government charges in respect of such Covered Bond or Coupon by reason of such Covered Bondholder or Couponholder having some connection with Canada or the jurisdiction imposing such tax otherwise than the mere holding of such Covered Bond or Coupon;

(b)

presented for payment more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amount on presenting the same for payment on or before such thirtieth day;

(c)

where such withholding or deduction is imposed on a payment and is required to be made pursuant to European Council Directive 2003/48/EC or any other Law implementing or complying with, or introduced in order to conform to, such Directive;

(d)

where such withholding or deduction is imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, U.S. Treasury regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto (“FATCA”);

(e)

presented for payment by or on behalf of a Covered Bondholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Covered Bond or Coupon to another Paying Agent in a Member State;

(f)

to, or to a third party on behalf of, a Covered Bondholder or Couponholder in respect of whom such tax, duty, assessment or governmental charge is required to be withheld or deducted by reason of such Covered Bondholder or Couponholder being a Person not dealing at arm’s length (within the meaning of the Income Tax Act) with the Issuer; or

(g)

to, or to a third party on behalf of, a Covered Bondholder or Couponholder who is liable for such taxes, duties, assessments or other charges by reason of such Covered Bondholder or Couponholder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada of such Covered Bondholder or Couponholder or other person entitled to payments under the Covered Bond, if (i) compliance is required by Law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other charge and (ii) the Issuer has given such Covered Bondholder or Couponholder or, if such Covered Bondholder or Couponholder is not the beneficial owner of the Covered Bond or Coupon in question, the beneficial owner of such Covered Bond or Coupon at least 30 days’ notice that such Covered Bondholder, Couponholder or beneficial owner will be required to provide such certification, identification, documentation or other requirement.

As used herein, the “Relevant Date” means the date on which payment in respect of the Covered Bond or Coupon first becomes due and payable but, if the full amount of the funds payable on such date has not been received by the Principal Paying Agent or the Bond Trustee on or prior to such date, the Relevant Date will be the date on which such funds will have been so received and notice to that effect has been given to Covered Bondholders in accordance with Condition 13.

If any payments made by the Guarantor under the Covered Bond Guarantee are or become subject to any withholding or deduction on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, or in the case of Covered Bonds issued by a branch of the Issuer located outside of Canada, the country in which such branch is located or any political sub-division thereof or by any authority therein or thereof having power to tax, the Guarantor will not be obliged to pay any additional amount as a consequence.

8.	Prescription

The Covered Bonds (whether in bearer or registered form) and Coupons will become void unless presented for payment within 10 years (in the case of principal) and five years (in the case of interest) in each case from the Relevant Date (as defined in Condition 7) therefor, subject in each case to the provisions of Condition 5.

The Issuer will be discharged from its obligation to pay principal on a Registered Covered Bond to the extent that the relevant Registered Covered Bond certificate has not been surrendered to the Registrar by, or a cheque which has been duly dispatched in the Specified Currency remains uncashed at, the end of the period of 10 years from the Relevant Date for such payment.

The Issuer will be discharged from its obligation to pay interest on a Registered Covered Bond to the extent that a cheque which has been duly dispatched in the Specified Currency remains uncashed at the end of the period of five years from the Relevant Date in respect of such payment.

There will not be included in any Coupon sheet issued on exchange of a Talon, any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5 or any Talon which would be void pursuant to Condition 5.

9.	Events of Default, Acceleration and Enforcement

9.1	Issuer Events of Default

The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose or the purpose of any Extraordinary Resolution referred to in this Condition 9.1 means the Covered Bonds of a Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in Canadian Dollars converted into Canadian Dollars at the relevant Covered Bond Swap Rate) or if so directed by an Extraordinary Resolution of all the

Covered Bondholders will (subject in each case to being indemnified and/or secured to its satisfaction), give notice (an “Issuer Acceleration Notice”) in writing to the Issuer that as against the Issuer (but not, for the avoidance of doubt, against the Guarantor under the Covered Bond Guarantee) each Covered Bond of each Series is, and each such Covered Bond will thereupon immediately become, due and repayable at its Early Redemption Amount together with (to the extent not included in the Early Redemption Amount) accrued interest as provided in the Trust Deed if any of the following events (each, an “Issuer Event of Default”) will occur and be continuing:

(a)

if default is made by the Issuer for a period of 10 Canadian Business Days or more in the payment of any principal or 30 days or more in the payment of any interest due in respect of the Covered Bonds or any of them; or

(b)

if the Issuer fails to perform or observe any of its obligations not otherwise specified in subparagraph (a) above or subparagraph (f) below under the Covered Bonds or Coupons of any Series or the Trust Deed or any other Transaction Documents to which the Issuer is a party (other than the Program Agreement and any subscription agreement), but excluding any obligation of the Issuer to comply with the Asset Coverage Test or any Loan Representations and Warranties given by the Issuer thereunder or pursuant thereto, and (except where the Bond Trustee considers such failure to be incapable of remedy when no such continuation or notice as is hereinafter referred to will be required) such failure continues for the period of 30 days (or such longer period as the Bond Trustee may permit) after written notice thereof has been given by the Bond Trustee to the Issuer requiring the same to be remedied; or

(c)	if an Insolvency Event has occurred with respect to the Issuer; or

(d)

if an Asset Coverage Test Breach Notice has been served and not revoked (in accordance with the terms of the Transaction Documents) on or before the immediately succeeding Calculation Date following service of such Asset Coverage Test Breach Notice; or

(e)

if the Pre-Maturity Test in respect of any series of Hard Bullet Covered Bonds is breached less than six months prior to the Final Maturity Date of such series of Hard Bullet Covered Bonds and the Guarantor has not taken the necessary actions to cure the breach before the earlier to occur of: (i) 10 Canadian Business Days from the date that the Seller is notified of the breach of the Pre-Maturity Test and (ii) the Final Maturity date of that Series of Hard Bullet Covered Bonds, or

(f)

if a Ratings Trigger prescribed by the Conditions or the Transaction Documents (and not otherwise specifically provided for in this Condition 9.1) is breached and the prescribed remedial action is not taken within the specified time period, unless, in respect of any Ratings Trigger other than the Account Bank Required Ratings, the Stand-By Account Bank Required Ratings, the Servicer Deposit Threshold Ratings or the Cash Management Deposit Ratings, such breach occurs at a time that the Guarantor is Independently Controlled and Governed, provided that the condition, event or act described in subparagraphs (b) to (f) above will only constitute an Issuer Event of Default if the Bond Trustee has certified in writing to the Issuer and the Guarantor that such condition, event or act is, in its opinion, materially prejudicial to the interests of the Covered Bondholders of any Series.

Upon the Covered Bonds becoming immediately due and payable against the Issuer pursuant to this Condition 9.1, the Bond Trustee will forthwith serve on the Guarantor a notice to pay (the “Notice to Pay”) pursuant to the Covered Bond Guarantee. If a Notice to Pay has been served, the Guarantor will be required to make payments of Guaranteed Amounts when the same will become Due for Payment in accordance with the terms of the Covered Bond Guarantee and the Trust Deed.

Following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice, the Bond Trustee may or will take such proceedings against the Issuer in accordance with the first paragraph of Condition 9.3.

The Trust Deed provides that all funds received by the Bond Trustee from the Issuer or any liquidator or Person with similar powers appointed in relation to the Issuer following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice (the “Excess Proceeds”), will be deposited by the Bond Trustee on behalf of the Covered Bondholders, as soon as practicable, into the GDA Account, and following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposited or paid in such other manner as the Bond Trustee may direct, and in either case, will be distributed in accordance with the applicable Priorities of Payments. The Excess Proceeds will thereafter form part of the Charged Property and, if deposited into the GDA Account, will be used by the Guarantor in the same manner as all other funds from time to time standing to the credit of the GDA Account and distributed in accordance with the applicable Priorities of Payments.

By subscribing for or purchasing Covered Bonds, each Covered Bondholder will be deemed to have irrevocably directed the Bond Trustee to deposit the Excess Proceeds into the GDA Account in the manner described above, or following a Guarantor Event of Default and service of a Guarantor Acceleration Notice, deposit or pay the Excess Proceeds in such other manner as the Bond Trustee may direct, provided that in each case, distributions thereof will be made in accordance with the applicable Priorities of Payments.

Upon deposit of any Excess Proceeds into the GDA Account, the Guarantor will be deemed to have assumed all of the obligations of the Issuer (other than the obligation to make any payments in respect of additional amounts which may become payable by the Issuer pursuant to Condition 7), and be solely liable as principal obligor, and not as a guarantor, in respect of the obligation to pay to the Covered Bondholders and/or Couponholders interest and principal in respect of Covered Bonds to which the Excess Proceeds relate (to the extent distributable to Covered Bondholders under the applicable Priorities of Payments), and the Covered Bondholders and/or Couponholders will have no rights against the Issuer with respect to payment of such Excess Proceeds.

9.2	Guarantor Events of Default

The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9.2 means the Covered Bonds of a Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in Canadian Dollars converted into Canadian Dollars at the relevant Covered Bond Swap Rate) or if so directed by an Extraordinary Resolution of all the Covered Bondholders will (subject in each case to being indemnified and/or secured to its satisfaction), give notice (the “Guarantor Acceleration Notice”) in writing to the Issuer and the Guarantor, that (i) each Covered Bond of each Series is, and each Covered Bond of each Series will as against the Issuer (if not already due and repayable against the Issuer following service of an Issuer Acceleration Notice), thereupon immediately become, due and repayable at its Early Redemption Amount together with (to the extent not already included in the Early Redemption Amount) accrued interest, and (ii) all amounts payable by the Guarantor under the Covered Bond

Guarantee will thereupon immediately become due and payable at the Guaranteed Amount corresponding to the Early Redemption Amount for each Covered Bond of each Series together with (to the extent not already included in the Early Redemption Amount) accrued interest, in each case as provided in the Trust Deed and thereafter the Security will become enforceable if any of the following events (each, a “Guarantor Event of Default”) will occur and be continuing:

(a)

if default is made by the Guarantor for a period of seven days or more in the payment of any Guaranteed Amounts which are Due for Payment in respect of the Covered Bonds of any Series except in the case of the payments of a Guaranteed Amount which is Due for Payment under Condition 6.1 when the Guarantor will be required to make payments of Guaranteed Amounts which are Due for Payment on the dates specified therein; or

(b)

if default is made by the Guarantor in the performance or observance of any obligation, condition or provision binding on it (other than any obligation for the payment of Guaranteed Amounts in respect of the Covered Bonds of any Series or as described in subparagraph (f) below) under the Trust Deed, the Security Agreement or any other Transaction Document (other than the obligation of the Guarantor to (i) repay the Demand Loan within 60 days of a demand therefor or an obligation to do so pursuant to the terms of the Intercompany Loan Agreement, and (ii) make a payment under a Swap Agreement if it has insufficient funds therefor) to which the Guarantor is a party and, except where such default is or the effects of such default are, in the opinion of the Bond Trustee, not capable of remedy when no such continuation and notice as is hereinafter mentioned will be required, such default continues for 30 days (or such longer period as the Bond Trustee may permit) after written notice thereof has been given by the Bond Trustee to the Guarantor requiring the same to be remedied; or

(c)	if an Insolvency Event has occurred with respect to the Guarantor; or

(d)	if there is a failure to satisfy the Amortization Test (as set out in the Guarantor Agreement) on any Calculation Date following an Issuer Event of Default that is continuing, or

(e)	if the Covered Bond Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect, or

(f)

if a Ratings Trigger prescribed by the Conditions or the Transaction Documents (and not otherwise specifically provided for in this Condition 9.2) is breached and the prescribed remedial action is not taken within the specified time period, unless, in respect of any Ratings Trigger other than the Account Bank Required Ratings, the Stand-By Account Bank Required Ratings, the Servicer Deposit Threshold Ratings or the Cash Management Deposit Ratings, such breach occurs at a time that the Guarantor is Independently Controlled and Governed, provided that the condition, event or act described in subparagraphs (b) to (f) above will only constitute a Guarantor Event of Default if the Bond Trustee has certified in writing to the Issuer and the Guarantor that such condition, event or act is, in its opinion, materially prejudicial to the interests of the Covered Bondholders of any Series.

Following the occurrence of a Guarantor Event of Default and service of a Guarantor Acceleration Notice on the Guarantor, the Bond Trustee may or will take such proceedings or steps in accordance with the first and third paragraphs, respectively, of Condition 9.3.

Upon service of a Guarantor Acceleration Notice, the Covered Bondholders will have a claim against the Guarantor, under the Covered Bond Guarantee, for an amount equal to the Early Redemption Amount in respect of each Covered Bond together with (to the extent not included in the Early Redemption Amount) accrued but unpaid interest and any other amount due under such Covered Bonds (other than additional amounts payable under Condition 7) as provided in the Trust Deed.

9.3	Enforcement

The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Issuer or the Guarantor, as the case may be, and/or any other Person as it may think fit to enforce the provisions of the Trust Deed, the Covered Bonds, the Coupons or any other Transaction Document, but it will not be bound to take any such enforcement proceedings in relation to the Trust Deed, the Covered Bonds, the Coupons or any other Transaction Document unless (i) it has been so directed by an Extraordinary Resolution of all the Covered Bondholders of all Series (with the Covered Bonds of all Series taken together as a single Series as aforesaid) or so requested in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into Canadian Dollars at the relevant Covered Bond Swap Rate as aforesaid), and (ii) it has been indemnified and/or secured to its satisfaction against all liabilities to which it may thereafter render itself liable or which it may incur by so doing.

In exercising any of its powers, trusts, authorities and discretions, the Bond Trustee will, subject to applicable law, only have regard to the interests of the Covered Bondholders of all Series and will not have regard to the interests of any other Secured Creditors.

The Bond Trustee may at any time, at its discretion and without further notice but subject to applicable Law, take such proceedings against the Guarantor and/or any other Person as it may think fit to enforce the provisions of the Security Agreement or any other Transaction Document in accordance with its terms and may, at any time after the Security has become enforceable, take such proceedings or steps as it may think fit to enforce the Security, but it will not be bound to take any such proceedings or steps unless (i) it has been so directed by an Extraordinary Resolution of all the Covered Bondholders of all Series (with the Covered Bonds of all Series taken together as a single Series as aforesaid) or a request in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into Canadian Dollars at the relevant Covered Bond Swap Rate as aforesaid), and (ii) it has been indemnified and/or secured to its satisfaction against all liabilities to which it may thereafter render itself liable or which it may incur by so doing. In exercising any of its powers, trusts, authorities and discretions under this paragraph, the Bond Trustee will, subject to applicable law, only have regard to the interests of the Covered Bondholders of all Series and will not have regard to the interests of any other Secured Creditors.

No Covered Bondholder or Couponholder will be entitled to proceed directly against the Issuer or the Guarantor or to take any action with respect to the Trust Deed, any other Transaction Document, the Covered Bonds, the Coupons, or the Security unless the Bond Trustee having become bound so to proceed, fails to do so within 30 days and such failure is continuing. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the holders of the Covered Bonds, provided that no such right of enforcement shall exist (i) in respect of a postponement of an interest payment which has been consented to by the holders of the Covered Bonds in accordance with the Trust Deed or (ii) to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable Law, result in the surrender, impairment, waiver or loss of the security granted pursuant to the Trust Deed or the relevant Security Agreements upon any property subject to such security.

10.	Replacement of Covered Bonds, Coupons and Talons

If any Covered Bond, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent in London (in the case of Bearer Covered Bonds or Coupons) or the Registrar (in the case of Registered Covered Bonds), or any other place approved by the Bond Trustee of which notice has been given to the Covered Bondholders in accordance with Condition 13 upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Covered Bonds, Coupons or Talons must be surrendered before replacements will be issued.

11.	Principal Paying Agent, Paying Agents, Registrar, Transfer Agent and Exchange Agent

The Issuer is entitled, with the prior written approval of the Bond Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)

the Issuer will, so long as any Covered Bond is outstanding, maintain a Paying Agent (which may be the Principal Paying Agent) having a specified office in a city in Europe approved by the Bond Trustee;

(c)

so long as any Covered Bond is listed on any stock exchange or admitted to listing or trading by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Covered Bonds) and a Transfer Agent (in the case of Registered Covered Bonds) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or, as the case may be, other relevant authority;

(d)	so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent; and

(d)

the Issuer will ensure that it maintains a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26 to 27 November 2000 or any Law implementing or complying with, or introduced in order to conform to any such Directive, provided that the Issuer shall not, under any circumstances, be obliged to maintain a Paying Agent with a specified office in such Member State unless at least one European Member State does not require a Paying Agent making payments through a specified office in that Member State to so withhold or deduct tax.

In addition, the Issuer will forthwith appoint a Paying Agent having a specified office in the United States in the circumstances described in Condition 5.5. Notice of any such variation, termination, appointment or change will be given by the Issuer to the Covered Bondholders as soon as reasonably practicable in accordance with Condition 13.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and, in certain circumstances specified therein, of the Bond Trustee and do not assume any obligation to, or relationship of agency or trust with, any Covered Bondholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

12.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Bearer Covered Bond to which it appertains) a further Talon, subject to the provisions of Condition 8.

13.	Notices

Any notice regarding Bearer Covered Bonds will be deemed to have been duly given to the relevant Covered Bondholders if sent to DTC, Euroclear and/or Clearstream, Luxembourg for communication by them to the Covered Bondholders and will be deemed to be given on the date on which it was so sent and (so long as the relevant Covered Bonds are listed for trading) any notice will also be published in accordance with the relevant listing rules. All notices regarding the Registered Covered Bonds will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing.

In addition, for so long as any Covered Bonds are admitted to trading and listed as described above, the Issuer will give copies of any such notice in accordance with this Condition 13 to the any relevant authority.

The Bond Trustee will be at liberty to sanction some other method of giving notice to the Covered Bondholders if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchange on which the relevant Covered Bonds are then admitted to trading and provided that notice of such other method is given to the Covered Bondholders in such manner as the Bond Trustee will require.

Notices to be given by any Covered Bondholder will be in writing and given by lodging the same, together (in the case of any Covered Bond in definitive form) with the relevant Covered Bond or Covered Bonds, with the Principal Paying Agent (in the case of Bearer Covered Bonds) or the Registrar (in the case of Registered Covered Bonds). While any of the Covered Bonds are represented by a Global Covered Bond, such notice may be given by any holder of a Covered Bond to the Principal Paying Agent or the Registrar through DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent, the Registrar and DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.	Meetings of Covered Bondholders, Modification, Waiver and Substitution

Covered Bondholders, Couponholders and other Secured Creditors should note that the Issuer, the Guarantor and the Principal Paying Agent may without their consent or the consent of the Bond Trustee agree to modify any provision of any Final Terms Document which is of a formal, minor or technical nature or is made to correct a proven or manifest error or to comply with any mandatory provisions of Law.

The Trust Deed contains provisions for convening meetings of the Covered Bondholders of any Series to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Bond Trustee and will be convened by the Issuer at the request in writing of Covered Bondholders holding not less than 10 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding. The quorum at any such meeting in respect of any Covered Bonds of any Series for passing an Extraordinary Resolution is one or more Persons holding or representing not less than a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or at any adjourned meeting one or more Persons being or representing Covered Bondholders of such Series whatever the nominal amount of the Covered Bonds of such Series so held or represented, except that at any meeting the business of which includes the modification of any Series Reserved Matter, the quorum will be one or more Persons holding or representing not less than two-thirds of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or at any adjourned such meeting one or more Persons holding or representing not less than one-third of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Covered Bondholders of a Series will, subject as provided below, be binding on all the Covered Bondholders of such Series, whether or not they are present at the meeting, and on all Couponholders in respect of such Series of Covered Bonds. Pursuant to the Trust Deed, the Bond Trustee may convene a single meeting of the Covered Bondholders of more than one Series if in the opinion of the Bond Trustee there is no conflict between the holders of such Covered Bonds, in which event the provisions of this paragraph will apply thereto mutatis mutandis.

Notwithstanding the provisions of the immediately preceding paragraph, any Extraordinary Resolution to direct the Bond Trustee to accelerate the Covered Bonds pursuant to Condition 9 or to direct the Bond Trustee to take any enforcement action pursuant to Condition 9 (each a “Program Resolution”) will only be capable of being passed at a single meeting of the holders of the Covered Bonds of all Series then outstanding. Any such meeting to consider a Program Resolution may be convened by the Issuer, the Guarantor or the Bond Trustee or by Covered Bondholders, in the case of a direction to accelerate the Covered Bonds pursuant to Conditions 9.1 and 9.2 or to take enforcement action pursuant to Condition 9.3, holding at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding. The quorum at any such meeting for passing a Program Resolution is one or more Persons holding or representing at least a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series for the time being outstanding, or at any adjourned such meeting one or more Persons holding or representing Covered Bonds whatever the nominal amount of the Covered Bonds of all Series then outstanding. A Program Resolution passed at any meeting of the Covered Bondholders of all Series will be binding on all Covered Bondholders of all Series, whether or not they are present at the meeting, and on all related Couponholders in respect of such Covered Bonds.

In connection with any meeting of the Covered Bondholders of more than one Series where such Covered Bonds are not denominated in Canadian Dollars, the nominal amount of the Covered Bonds of any Series not denominated in Canadian Dollars will be converted into Canadian Dollars at the relevant Covered Bond Swap Rate.

The Bond Trustee, the Guarantor and the Issuer may also agree, without the consent of the Covered Bondholders or Couponholders of any Series and without the consent of the other Secured Creditors (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter), to:

(a)

any modification of the terms and conditions applying to Covered Bonds of one or more Series (including these Terms and Conditions), the related Coupons or any Transaction Document provided that in the sole opinion of the Bond Trustee such modification is not materially prejudicial to the interests of any of the Covered Bondholders of any Series; or

(b)

any modification of the terms and conditions applying to Covered Bonds of any one or more Series (including these Terms and Conditions), the related Coupons or any Transaction Document which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or is to correct a manifest error or an error which is, in the sole opinion of the Bond Trustee, proven, or is to comply with mandatory provisions of Law.

Notwithstanding the above, the Issuer, the Guarantor and the Principal Paying Agent may agree, without the consent of the Bond Trustee, the Covered Bondholders or Couponholders or any of the other Secured Creditors, to any modification of any of the provisions of any Final Terms Document which is of a formal, minor or technical nature or is made to correct a proven or manifest error or to comply with any mandatory provisions of Law.

The Bond Trustee may also agree, without the consent of the Covered Bondholders of any Series, and/or the related Couponholders, to the waiver or authorization of any breach or proposed breach of any of the provisions of the Covered Bonds of any Series, or determine, without any such consent as aforesaid, that any Issuer Event of Default or Guarantor Event of Default or Potential Issuer Event of Default or Potential Guarantor Event of Default will not be treated as such, provided that, in any such case, it is not, in the sole opinion of the Bond Trustee, materially prejudicial to the interests of any of the Covered Bondholders of any Series. The Bond Trustee may also agree, without the consent of the Covered Bondholders of any Series, the related Couponholders or any other Secured Creditor, to the waiver or authorization of any breach or proposed breach of any of the provisions of the Transaction Documents, provided that, in any such case, it is not, in the sole opinion of the Bond Trustee, materially prejudicial to the interests of any of the Covered Bondholders of any Series.

Any such modification, waiver, authorization or determination will be binding on all Covered Bondholders of all Series of Covered Bonds, the related Couponholders and the other Secured Creditors, any such modification will be notified by the Issuer to the Covered Bondholders of all Series of Covered Bonds for the time being outstanding and the other Secured Creditors in accordance with the relevant Terms and Conditions as soon as practicable thereafter. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, any such modification, waiver, authorization or determination will be made in accordance with and subject to Section 316 of the Trust Indenture Act. The right of any holder of U.S. Registered Covered Bonds to receive payment of principal and interest shall not be impaired unless made in accordance with Section 316 of the Trust Indenture Act.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorization or determination), the Bond Trustee will have regard to the general interests of the Covered Bondholders of each Series as a class (but will not have regard to any interests arising from circumstances particular to individual Covered Bondholders or Couponholders (whatever their number)) and, in particular, but without limitation, will not have regard to the consequences of any such exercise for individual Covered Bondholders or the related Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Bond Trustee will not be entitled to require, nor will any Covered Bondholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Bond Trustee or any other Person any indemnification or payment in respect of any Tax or stamp duty consequences of any such exercise upon individual Covered Bondholders and/or Couponholders, except to the extent already provided for in Condition 7 and/or in any undertaking or covenant given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

Provided that the Bond Trustee has received a certificate signed by two Authorized Signatories of the Issuer and a certificate from the Guarantor stating that immediately after giving effect to the matters set out below in this paragraph, no Issuer Event of Default or Potential Issuer Event of Default (in respect of the Issuer) or Guarantor Event of Default or Potential Guarantor Event of Default (in respect of the Guarantor), respectively, has occurred and is continuing and certain other conditions as are specified in Section 21.3 of the Trust Deed are satisfied, but without the consent of the Covered Bondholders of any Series and the Coupons related thereto, or of any other Secured Creditor, another Subsidiary of the Issuer or any direct or indirect holding company of the Issuer may assume the obligations of the Issuer as principal obligor under the Trust Deed and the other Transaction Documents in respect of all Series of Covered Bonds on the same basis. The Trust Deed provides that any such assumption will be notified to the holders of all Series of Covered Bonds (in accordance with the relevant Terms and Conditions of such Covered Bonds).

For the purposes hereof:

“Potential Issuer Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Issuer Event of Default; and

“Potential Guarantor Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute a Guarantor Event of Default.

15.	Indemnification of the Bond Trustee. Contracting with the Issuer and/or the Guarantor

If, in connection with the exercise of its powers, trusts, authorities or discretions, the Bond Trustee is of the opinion that the interests of the Covered Bondholders of any one or more Series would be materially prejudiced thereby, the Bond Trustee will not exercise such power, trust, authority or discretion without the approval of such Covered Bondholders by Extraordinary Resolution or by a direction in writing of such Covered Bondholders of at least 25 per cent. of the aggregate Principal Amount Outstanding of Covered Bonds of the relevant Series then outstanding.

The Trust Deed and the Security Agreement contain provisions for the indemnification of the Bond Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction.

The Trust Deed and the Security Agreement also contain provisions pursuant to which the Bond Trustee is entitled, inter alia: (i) to enter into business transactions with the Issuer, the Guarantor and/or any of the Issuer’s Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, the Guarantor and/or any of the Issuer’s Subsidiaries; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Covered Bondholders or Couponholders or any other Secured Creditors; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or their Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar Persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for: (i) supervising the performance by the Issuer, the Guarantor or any other party to the Transaction Documents of their respective obligations under the Transaction Documents, and the Bond Trustee will be entitled to assume, until it has received written notice to the contrary, that all such Persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer, the Guarantor or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Portfolio, including, without limitation, whether the Portfolio is in compliance with the Asset Coverage Test or the Amortization Test; or (iv) monitoring whether Loans and their Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any Covered Bondholder or other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by a prudent chargee in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

16.	Further Issues

The Issuer will be at liberty from time to time (but subject to the Terms and Conditions) without the consent of the Covered Bondholders, Couponholders or any Secured Creditors to create and issue further Covered Bonds (whether in bearer or registered form) having terms and conditions the same as the Covered Bonds of any Series or the same in all respects and guaranteed by the Guarantor save for the amount and date of the first payment of interest thereon, Issue Date and/or Issue Price and so that the same will be consolidated and form a single Series with the outstanding Covered Bonds of such Series.

17.	Rating Agency Condition

By subscribing for or purchasing the Covered Bond(s), each Covered Bondholder will be deemed to have acknowledged and agreed that a credit rating of a Series of Covered Bonds is an assessment of credit risk and does not address other matters that may be of relevance to Covered Bondholders, including, without limitation, in the case of satisfaction of the Rating Agency Condition, whether the related action or event is either (i) permitted by the terms of the relevant Transaction Document, or (ii) in the best interests of, or not prejudicial to, some or all of the Covered Bondholders.

In being entitled to have regard to the fact that the Rating Agency Condition has been satisfied with respect to a particular Rating Agency, each of the Bank, the Guarantor, the Bond Trustee and the Secured Creditors (including the Covered Bondholders) is deemed to have acknowledged and agreed that the satisfaction of the Rating Agency Condition does not impose or extend any actual or contingent liability on the Rating Agencies to the Bank, the Guarantor, the Bond Trustee, the Secured Creditors (including the Covered Bondholders) or any other Person or create any legal relations between the Rating Agencies and the Bank, the Guarantor, the Bond Trustee, the Secured Creditors (including the Covered Bondholders) or any other Person whether by way of contract or otherwise.

By subscribing for or purchasing the Covered Bond(s), each Covered Bondholder will be deemed to have acknowledged and agreed that:

(a)	confirmation of the satisfaction of the Rating Agency Condition, to the extent required, may or may not be given at the sole discretion of each Rating Agency;

(b)

depending on the timing of delivery of the request and any information needed to be provided as part of any such request, it may be the case that a Rating Agency cannot provide confirmation of the satisfaction of the Rating Agency Condition in the time available, or at all, and the Rating Agency will not be responsible for the consequences thereof;

(c)

a confirmation of satisfaction of the Rating Agency Condition, if given, will be given on the basis of the facts and circumstances prevailing at the relevant time, and in the context of cumulative changes to the transaction of which the Covered Bonds form a part; and

(d)

a confirmation of satisfaction of the Rating Agency Condition represents only a restatement of the opinions given, and will not be construed as advice for the benefit of any Covered Bondholder or any other party.

If satisfaction of the Rating Agency Condition is a condition to any action or step under any Transaction Document or is otherwise required, or a written request for such a confirmation of satisfaction of the Rating Agency Condition is delivered to that Rating Agency by any of the Bank, the Guarantor, and/or the Bond Trustee, as applicable (each, a “Requesting Party”), and either (i) one or more of the Rating Agencies indicates that it does not consider satisfaction of the Rating Agency Condition necessary in the circumstances or (ii) no such confirmation or other response is received by one or more of the Rating Agencies within 30 days (or in the case of Moody’s or Fitch, 10 Business Days) of the date of actual receipt of such request by such Rating Agency (each, a “Non-Responsive Rating Agency”), the Requesting Party will be entitled to disregard the requirement for satisfaction of the Rating Agency Condition with respect to the Non-Responsive Rating Agency and proceed on the basis of the confirmations or other responses received by each other Rating Agency on the basis that satisfaction of the Rating Agency Condition with respect to the Non-Responsive Rating Agency is not required in the particular circumstances of the request. The failure by a Rating Agency to respond to a written request for a confirmation of satisfaction of the Rating Agency Condition will not be interpreted to mean that such Rating Agency has given any deemed confirmation or affirmation of rating or other response in respect of such action or step.

18.	Governing Law

The Trust Deed, the Agency Agreement, the Covered Bonds, the Coupons, the Interest Rate Swap Agreement, the Covered Bond Swap Agreement, the Security Agreement, the Mortgage Sale Agreement, the Servicing Agreement, the Guarantor Agreement, the Intercompany Loan Agreement, the Cash Management Agreement, the Cover Pool Monitor Agreement, the Bank

Account Agreement, the Stand-By Bank Account Agreement, the Guaranteed Deposit Account Contract and the Stand-By Guaranteed Deposit Account Contract will be governed by and construed in accordance with, the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, unless otherwise indicated. The Underwriting Agreement will be governed by and construed in accordance with the Laws of the State of New York.

19.	Listing

Without prejudice to the Issuer’s rights under the Trust Deed, if, in the case of any Covered Bonds admitted to trading on the Market or the PSM and admitted to the Official List by the UK Listing Authority in its capacity as a competent authority under the FSMA (or such other regulated market in the European Economic Area), the Issuer is of the opinion (in its sole discretion) that maintaining such quotation or listing is unduly burdensome due to the need of the Issuer to meet the requirements introduced following the implementation of any future Law or EU Directive imposing requirements (including new corporate governance requirements) on the Issuer that it in good faith determines are impractical or unduly burdensome, the Issuer may cease to maintain such admission (the date of such cessation, the “Cessation Date”), provided that it will use all commercially reasonable endeavours to obtain and maintain an alternative admission to trading, listing and/or quotation of the Covered Bonds on or prior to or as soon as reasonably practicable after the Cessation Date by another listing authority, securities exchange and/or quotation system as the Issuer may select. However, if such alternative listing authority, securities exchange and/or quotation system is not available or, in the opinion of the Issuer is impractical or unduly burdensome, an alternative listing may not be obtained.

If required, the Issuer and the Guarantor will enter into a supplemental Trust Deed to effect such consequential amendments to the Trust Deed and these Terms and Conditions as the Bond Trustee may require or will be requisite to comply with the requirements of any such stock exchange or securities market, provided that, for so long as U.S. Registered Covered Bonds are outstanding, any such amendment or change shall not violate, impair or conflict with the provisions of the Trust Indenture Act (including Sections 310 through 318, inclusive, thereof).

Any such amendments will be binding on Covered Bondholders and will be notified to them by the Issuer in accordance with Condition 13.

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE COVERED BONDS, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL COVERED BOND

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.1

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

TEMPORARY GLOBAL COVERED BOND DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

This Global Covered Bond in bearer form (a “Bearer Global Covered Bond”) is a Temporary Global Covered Bond without interest coupons in respect of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the aggregate nominal amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms Document applicable to the Covered Bonds (the “Final Terms Document”), a copy of which is annexed hereto, and which are constituted by a Trust Deed (as defined below). References herein to the “Conditions” will be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms Document but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms Document, the Final Terms Document will prevail.

[1]	Delete where the original maturity of the Bonds is 1 year or less.

Words and expressions defined in the Conditions will bear the same meanings when used in this Bearer Global Covered Bond.

This Bearer Global Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee.

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Bearer Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Bearer Global Covered Bond at the specified office of the Principal Paying Agent at 101 Barclay Street 7E, New York, NY 10286, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Covered Bonds.

If the Final Terms Document indicates that this Covered Bond is intended to be a New Global Covered Bond, the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond will be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Bearer Global Covered Bond means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Covered Bonds) will be conclusive evidence of the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond and, for these purposes, a statement issued by a relevant Clearing System (which statement will be made available to the bearer upon request) stating the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond at any time will be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, the Principal Amount Outstanding of the Covered Bonds represented by this Bearer Global Covered Bond will be the amount stated in the applicable Final Terms Document or, if lower, the Principal Amount Outstanding most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Bearer Global Covered Bond the Issuer will procure that:

(a)

if the Final Terms Document indicates that this Bearer Global Covered Bond is intended to be a New Global Covered Bond, details of such redemption, payment or purchase and cancellation (as the case may be) will be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the Principal Amount Outstanding of the Covered Bonds recorded in the records of the relevant Clearing Systems and represented by this Bearer Global Covered Bond will be reduced by the aggregate Principal Amount Outstanding of the Covered Bonds so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(b)

if the Final Terms Document indicates that this Bearer Global Covered Bond is not intended to be a New Global Covered Bond, details of such redemption, payment or purchase and cancellation (as the case may be) will be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) will be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the Principal Amount Outstanding of this Bearer Global Covered Bond and the Covered Bonds represented by this Bearer Global Covered Bond will be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Covered Bonds for the time being represented by this Bearer Global Covered Bond will be made to the bearer of this Bearer Global Covered Bond and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above will not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by Clearstream, Luxembourg or Euroclear a certificate in or substantially in the form set out in Part 6 of Schedule 2 to the Trust Deed. The bearer of this Global Covered Bond will not (unless upon due presentation of this Bearer Global Covered Bond for exchange, delivery of the appropriate number of Bearer Definitive Covered Bonds (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts 3, 4, and 5 and of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Covered Bond is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date, this Bearer Global Covered Bond may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms Document, either (a) security printed Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms Document has been endorsed on or attached to such Bearer Definitive Covered Bonds), or (b) either (if the Final Terms Document indicates that this Global Covered Bond is intended to be a New Global Covered Bond) interests recorded in the records of the relevant Clearing Systems in a Permanent Bearer Global

Covered Bond or (if the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond) a Permanent Bearer Global Covered Bond, which, in either case is in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the Final Terms Document attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Covered Bond and subject, in the case of Bearer Definitive Covered Bonds, to such notice period as is specified in the Final Terms Document.

If Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons have been issued in exchange for the Covered Bonds previously represented by the Permanent Global Covered Bond, then this Bearer Global Covered Bond may only thereafter be exchanged for Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons pursuant to the terms hereof.

Presentation of this Bearer Global Covered Bond for exchange will be made by the bearer hereof on any Business Day in London at the office of the Principal Paying Agent specified above. The Issuer will procure that Bearer Definitive Covered Bonds or (as the case may be) the Permanent Global Covered Bond will be so issued and delivered and (in the case of the Permanent Bearer Global Covered Bond where the Final Terms indicates that this Global Covered Bond is intended to be a New Global Covered Bond) interests in the Permanent Bearer Global Covered Bond will be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Covered Bond in respect of which there will have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part 6 of Schedule 2 to the Trust Deed.

On an exchange of the whole of this Bearer Global Covered Bond, this Bearer Global Covered Bond will be surrendered to or to the order of the Principal Paying Agent. The Issuer will procure that:

(a)

if the Final Terms Document indicates that this Bearer Global Covered Bond is intended to be a New Global Covered Bond, on an exchange of the whole or part only of this Bearer Global Covered Bond, details of such exchange will be entered pro rata in the records of the relevant Clearing Systems such that the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond will be reduced by the Principal Amount Outstanding of this Bearer Global Covered Bond so exchanged; or

(b)

if the Final Terms Document indicates that this Bearer Global Covered Bond is not intended to be a New Global Covered Bond, on an exchange of part only of this Bearer Global Covered Bond details of such exchange will be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange will be signed by or on behalf of the Issuer, whereupon the Principal Amount Outstanding of this Bearer Global Covered Bond and the Covered Bonds represented by this Bearer Global Covered Bond will be reduced by the Principal Amount Outstanding of this Bearer Global Covered Bond so exchanged. On any exchange of this Bearer Global Covered Bond for a Permanent Global Covered Bond, details of such exchange will be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Covered Bond and the relevant space in Schedule Two thereto recording such exchange will be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Bearer Global Covered Bond as aforesaid, the bearer hereof will (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Bearer Definitive Covered Bonds and the relative Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4 and 5 (as applicable) of Schedule 2 to the Trust Deed, except that the bearer of this Bearer Global Covered Bond will not (unless upon due presentation of this Bearer Global Covered Bond exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Covered Bond or the appropriate number of Bearer Definitive Covered Bonds and the related Coupons and/or Talons (if any) is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (i) to receive any payment of interest on this Bearer Global Covered Bond, or (ii) on and after the Exchange Date, to receive any payment on this Bearer Global Covered Bond.

Each Person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of the Covered Bonds represented by this Bearer Global Covered Bond (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Covered Bonds standing to the account of any person will be conclusive and binding for all purposes save in the case of manifest error) will be treated by the Issuer, the Guarantor, the Bond Trustee the Principal Paying Agent and any other Paying Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which will be vested, as against the Issuer and the Guarantor, solely in the bearer of this Bearer Global Covered Bond in accordance with and subject to the terms of this Bearer Global Covered Bond and the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this Global Covered Bond.

For the purposes of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year of which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Bearer Global Covered Bond is governed by, and will be construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

This Bearer Global Covered Bond will not be valid unless authenticated by Bank of New York Mellon, as Principal Paying Agent and, if the applicable Final Terms Document indicates that this Global Covered Bond is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Bearer Global Covered Bond to be signed manually or in facsimile or pdf by a person duly authorized on its behalf.

Issued as of the Issue Date specified in the Final Terms Document.

BANK OF MONTREAL

By:
[Authorized Signatory]

Authenticated by
BANK OF NEW YORK MELLON as Principal Paying Agent.

By:
Authorized Officer

[2]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[2]	This should only be completed where the Final Terms Document indicates that this Global Covered Bond is intended to be a New Global Covered Bond.

Schedule One4

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

[4]	Schedule One should only be completed where the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining Principal Amount Outstanding of this Bearer Global Covered Bond following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date Made	Part of the Principal Amount Outstanding of this Bearer Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Bearer Global Covered Bond following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part III or IV or Schedule Two in order to determine this amount.

Schedule Two5

EXCHANGES

FOR BEARER DEFINITIVE COVERED BONDS OR PERMANENT GLOBAL COVERED BOND

The following exchanges of a part of this Bearer Global Covered Bond for Bearer Definitive Covered Bonds or a part of a Permanent Global Covered Bond have been made:

Date Made	Principal Amount Outstanding of this Bearer Global Covered Bond exchanged for Bearer Definitive Covered Bonds or a part of a Permanent Global Covered Bond	Remaining Principal Amount Outstanding of this Bearer Global Covered Bond following such exchange*	Notation made by or on behalf of the Issuer

[5]	Schedule Two should only be completed where the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond.
*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART 2

FORM OF PERMANENT GLOBAL COVERED BOND

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.1

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

PERMANENT GLOBAL COVERED BOND DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

This Global Covered Bond in bearer form (a “Bearer Global Covered Bond”) is a Permanent Global Covered Bond in respect of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the aggregate nominal amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms Document applicable to the Covered Bonds (the “Final Terms Document”), a copy of which is annexed hereto, and which are constituted by a Trust Deed (as defined below). References herein to the “Conditions” will be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms Document but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms Document, the Final Terms Document will prevail.

[1]	Delete where the original maturity of the Bonds is 1 year or less.

Words and expressions defined in the Conditions will bear the same meanings when used in this Bearer Global Covered Bond.

This Bearer Global Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee.

If the Final Terms Document indicates that this Covered Bond is intended to be a New Global Covered Bond, the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond will be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Bearer Global Covered Bond means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Covered Bonds) will be conclusive evidence of the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond and, for these purposes, a statement issued by a relevant Clearing System (which statement will be made available to the bearer upon request) stating the Principal Amount Outstanding of Covered Bonds represented by this Bearer Global Covered Bond at any time will be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond, the Principal Amount Outstanding of the Covered Bonds represented by this Bearer Global Covered Bond will be the amount stated in the applicable Final Terms Document or, if lower, the Principal Amount Outstanding most recently entered by or on behalf of the Issuer in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Bearer Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Bearer Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Bearer Global Covered Bond at the specified office of the Principal Paying Agent at 101 Barclay Street 7E, New York, NY 10286, or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Covered Bonds.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Bearer Global Covered Bond the Issuer will procure that:

(i)	if the Final Terms Document indicates that this Global Covered Bond is intended to be a New Global Covered Bond, details of such redemption, payment or purchase and cancellation (as the case may be) will be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the Principal Amount Outstanding of the Covered Bonds recorded in the records of the relevant Clearing Systems and represented by this Global Covered Bond will be reduced by the aggregate nominal amount of the Covered Bonds so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)

if the Final Terms Document indicates that this Bearer Global Covered Bond is not intended to be a New Global Covered Bond, details of such exchange will be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange will be signed by or on behalf of the Issuer, whereupon the Principal Amount Outstanding of this Global Covered Bond and the Covered Bonds represented by this Bearer Global Covered Bond will be increased by the nominal amount of the Temporary Global Covered Bond so exchanged.

This Bearer Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Parts 3, 4 and 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Bearer Definitive Covered Bonds and (if applicable) Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms Document has been endorsed on or attached to such Bearer Definitive Covered Bonds) either, as specified in the applicable Final Terms Document:

(a)

upon not less than 60 days’ written notice being given to the Principal Paying Agent by Euroclear and/or Clearstream Luxembourg (acting on the instructions of any holder of an interest in this Global Covered Bond); or

(b)	upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(i)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, whether statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(ii)

the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Bearer Global Covered Bond (and any interests therein) exchanged for Bearer Definitive Covered Bonds.

If this Bearer Global Covered Bond is exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 13 (Notices) upon the occurrence of such Exchange Event; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Bearer Global Covered Bond) or the Bond Trustee may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (b) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange.

Any such exchange will occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Principal Paying Agent.

The first notice requesting exchange in accordance with the above provisions will give rise to the issue of Bearer Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Any such exchange as aforesaid will be made upon presentation of this Bearer Global Covered Bond by the bearer hereof on any Business Day in London at the office of the Principal Paying Agent specified above.

The aggregate Principal Amount Outstanding of Bearer Definitive Covered Bonds issued upon an exchange of this Bearer Global Covered Bond will be equal to the aggregate Principal Amount Outstanding of this Bearer Global Covered Bond. Upon exchange of this Bearer Global Covered Bond for Bearer Definitive Covered Bonds, the Principal Paying Agent will cancel it or procure that it is cancelled.

Until the exchange of the whole of this Bearer Global Covered Bond as aforesaid, the bearer hereof will (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Bearer Definitive Covered Bonds and the relative Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4 and 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of the Covered Bonds represented by this Bearer Global Covered Bond (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Covered Bonds standing to the account of any person will be conclusive and binding for all purposes save in the case of manifest error) will be treated by the Issuer, the Guarantor, the Bond Trustee the Principal Paying Agent and any other Paying Agent as the holder of such principal amount of such Covered Bonds for all purposes other than with respect to the payment of principal and interest on such principal amount of such Covered Bonds, the right to which will be vested, as against the Issuer and the Guarantor, solely in the bearer of this Bearer Global Covered Bond in accordance with and subject to the terms of this Bearer Global Covered Bond and the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this Bearer Global Covered Bond.

For the purposes of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year of which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Bearer Global Covered Bond is governed by, and will be construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

This Bearer Global Covered Bond will not be valid unless authenticated by Bank of New York Mellon as Principal Paying Agent and, if the applicable Final Terms Document indicates that this Global Covered Bond is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Bearer Global Covered Bond to be signed manually or in facsimile or pdf by a person duly authorized on its behalf.

Issued as of the Issue Date specified in the Final Terms Document.

BANK OF MONTREAL

By:

[Authorized Signatory]

Authenticated by

BANK OF NEW YORK MELLON

as Principal Paying Agent.

By:

Authorized Officer

2Effectuated without recourse,

warranty or liability by

as common safekeeper

By:

[2]	This should only be completed where the Final Terms indicates that this Global Covered Bond is intended to be a New Global Covered Bond.

Schedule One3

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

3.	Schedule One should only be completed where the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining Principal Amount Outstanding of this Bearer Global Covered Bond following such redemption*	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Part III or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date Made	Part of Principal Amount Outstanding of this Bearer Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Bearer Global Covered Bond following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two4

EXCHANGES

(only applicable where the Covered Bonds represented this Bearer Global Covered Bond were, on issue, represented by a Temporary Global Covered Bond)

Date made	Principal Amount Outstanding of Temporary Global Covered Bond exchanged for this Bearer Global Covered Bond	Increased Principal Amount Outstanding of this Bearer Global Covered Bond following such exchange*	Notation made by or on behalf of the Issuer

4.	Schedule Two should only be completed where the Final Terms Document indicates that this Global Covered Bond is not intended to be a New Global Covered Bond
*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

PART 3

FORM OF BEARER DEFINITIVE COVERED BOND

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.1

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

COVERED BONDS DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”) which are constituted by a Trust Deed (as defined below). References herein to the “Conditions” will be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed (as defined below) which will be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Final Terms Document (the “Final Terms Document”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms Document, such information will prevail.

Words and expressions defined in the Conditions will bear the same meanings when used in this Covered Bond.

[1]	Delete where the original maturity of the Bonds is 1 year or less.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, hereby promises to pay to the bearer hereof on the Final Maturity Date and/or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year of which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

Neither this Covered Bond nor the Coupons appertaining hereto will be valid or obligatory for any purpose unless and until this Covered Bond has been authenticated by Bank of New York Mellon as Principal Paying Agent.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [                     ], 20[—].

BANK OF MONTREAL

By:

[Authorized Signatory]

Authenticated by

BANK OF NEW YORK MELLON

as Principal Paying Agent.

By:

Authorized Officer

[0,000/00,000]	[ISIN]	[Series]	[Serial No.]

[CONDITIONS]

[Conditions to be as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s), but will not be endorsed if not required by the relevant Stock Exchange (if any)]

FINAL TERMS DOCUMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms Document relating to the Covered Bonds]

PART 4

FORM OF COUPON

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.1

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

COVERED BONDS DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

Series No. [    ]*

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Coupon appertaining to a Covered Bond in the denomination of [Specified Currency and Specified Denomination]].2

[The interest on this Coupon is payable (free of/subject to) Canadian withholding tax.]

Part A

[For Fixed Rate Covered Bonds:

[1]	Delete where the original maturity of the Bonds is 1 year or less.
[2]	Delete where the Covered Bonds are all of the same denomination

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Covered Bonds.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Covered Bonds:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Covered Bonds on [the Interest Payment Date falling in [        ] [        ]/[        ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[No.]	[0,000/00,000]	[ISIN]	[Series]	[Serial No.]

PART 5

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.1

FORM OF TALON

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Interest on this Talon is payable [free of/subject to] Canadian withholding tax.]

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

COVERED BONDS DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

Series No. [    ]

[Talon appertaining to a Covered Bond in the denomination of [Specified Currency and Specified Denomination]]2

On and after [            ] further Coupons [and a further Talon]3 appertaining to the Covered Bond to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Covered Bondholders) upon production and surrender of this Talon.

[1]	Delete where the original maturity of the Bonds is 1 year or less.
[2]	Delete where the Covered Bonds are all of the same denomination.
[3]	Not required on last Coupon sheet.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Covered Bond to which this Talon appertains.

[No.]	[0,000/00,000]	[ISIN]	[Series]	[Serial No.]

[Reverse of Coupons and Talons]

PRINCIPAL PAYING AGENT

Bank of New York Mellon, 101 Barclay Street 7E, New York, NY 10286, and/or such other or further Principal Paying Agent or Paying Agent or Registrar or Exchange Agent or Transfer Agent and/or specified offices as may from time to time be duly appointed by the Issuer and the Guarantor and notice of which has been given to the Covered Bondholders.

PART 6

FORM OF CERTIFICATE TO BE PRESENTED BY EUROCLEAR OR

CLEARSTREAM, LUXEMBOURG

BANK OF MONTREAL

(the “Issuer”)

[Title of Covered Bonds]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary Global Covered Bond representing the Securities, as of the date hereof, [    ] principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the Laws of the United States or any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Section (iii) above (whether or not also described in sub-paragraph (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Covered Bond representing the Securities.

As used herein, “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to jurisdiction and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We will retain, as required, all certificates received from Member Organisations for the period specified in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(i).

We understand that this certification is required in connection with certain tax Laws and, if applicable, certain securities Laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings or enquiries.

Dated:

Yours faithfully,

[Euroclear Bank S.A./N.V.]

or

[Clearstream Banking, société anonyme]

By:

CERTIFICATE OF MEMBER ORGANISATIONS

BANK OF MONTREAL

(the “Issuer”)

[Title of Covered Bonds]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the Laws of the United States or any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Section (iii) above (whether or not also described in sub-paragraph (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to jurisdiction and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax Laws and, if applicable, certain securities Laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings or enquiries.

Dated: 1

Name of person making certification

By: ....................................................

(As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates).

[1]	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

PART 7A

FORM OF REGULATION S GLOBAL COVERED BONDS

Issue Date:

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UNTIL THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF THE TRANCHE OF COVERED BONDS OF WHICH THIS COVERED BOND FORMS PART, SALES MAY NOT BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS MADE (I) PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (II) TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN, AND IN TRANSACTIONS PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT.

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL, CHURCH OR OTHER NON-U.S. EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE, OR NON-U.S. LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THE COVERED BONDS WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL, CHURCH OR OTHER NON-U.S. EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE, LOCAL OR NON-U.S. LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

REGULATION S GLOBAL COVERED BOND DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

REGULATION S GLOBAL COVERED BOND

The Issuer hereby certifies that [    ] is, at the date hereof, entered in the Register as the holder of the Principal Amount Outstanding set forth in Schedule One or Two (as applicable) hereto, such amount not to exceed Five Hundred Million Dollars of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Specified Currency and Specified Denomination(s) specified in the Final Terms Document applicable to the Covered Bonds (the “Final Terms Document”), a copy of which is annexed hereto. References herein to the Conditions will be to the Conditions of the Covered Bonds as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms Document but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms Document, such information will prevail. Words and expressions defined in the Conditions will bear the same meanings when used in this Regulation S Global Covered Bond. This Regulation S Global Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Regulation S Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Regulation S Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Regulation S Global Covered Bond at the specified office of the Registrar at 101 Barclay Street 7E, New York, NY 10286, or such other specified office as may be specified for this purpose in accordance with the Conditions. On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Regulation S Global Covered Bond details of such redemption, payment or purchase and cancellation (as the case may be) will be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) will be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation the Principal Amount Outstanding of this

Regulation S Global Covered Bond and the Covered Bonds held by the registered holder hereof will be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled. The nominal amount of this Regulation S Global Covered Bond and of the Covered Bonds held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below will be the Principal Amount Outstanding most recently entered in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

This Regulation S Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Regulation S Definitive Covered Bonds without Coupons or Talons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(a)

in the case of Regulation S Global Covered Bonds registered in the name of The Depository Trust Company (“DTC”) or its nominee, either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Regulation S Global Covered Bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended;

(b)

in the case of Regulation S Global Covered Bonds registered in the name of the common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or its nominee, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, whether statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)

the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Regulation S Global Covered Bonds (and any interests therein) exchanged for Regulation S Definitive Covered Bonds.

The Issuer will promptly give notice to Covered Bondholders in accordance with Condition 13 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, DTC, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any registered holder of an interest in this Regulation S Global Covered Bond) or the Bond Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (c) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange will occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Covered Bonds represented by this Regulation S Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement dated as of September 30, 2013 (as amended, supplemented or restated from time to time) and the rules and operating procedures of Euroclear, DTC and/or Clearstream, Luxembourg.

On any transfer pursuant to which either (i) Covered Bonds represented by this Regulation S Global Covered Bond are no longer to be so represented or (ii) Covered Bonds not so represented are to be so represented, details of such transfer will be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer will be signed by or on behalf of the Issuer, whereupon the Principal Amount Outstanding of this Regulation S Global Covered Bond and the Covered Bonds held by the registered holder hereof will be increased or reduced (as the case may be) by the Principal Amount Outstanding so transferred.

Subject as provided in the following two paragraphs, until the exchange of the whole of this Regulation S Global Covered Bond as aforesaid, the registered holder hereof will in all respects be entitled to the same benefits as if he were the registered holder of Regulation S Definitive Covered Bonds in the form set out in Part 7 of Schedule 2 to the Trust Deed.

This Regulation S Global Covered Bond is governed by, and will be construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

This Regulation S Global Covered Bond will not be valid unless authenticated by the Registrar specified in the Final Terms Document.

IN WITNESS whereof the Issuer has caused this Regulation S Global Covered Bond to be signed manually or in facsimile or pdf by a person duly authorized on its behalf.

BANK OF MONTREAL

By:
[Authorized Signatory]
Authenticated by

, as Registrar
By:
Authorized Officer

Schedule One

Part I

INTEREST PAYMENTS

Date made	Total amount payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

Part II

REDEMPTIONS

The initial Principal Amount Outstanding of this Registered Regulation S Global Covered Bond is U.S.$        .

Date made	Total amount of principal payable	Amount of principal paid	Remaining Principal Amount Outstanding of this Regulation S Global Covered Bond following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Part III

PURCHASES AND CANCELLATIONS

The initial Principal Amount Outstanding of this Registered Regulation S Global Covered Bond is U.S.$        .

Date made	Part of the Principal Amount Outstanding of this Regulation S Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Regulation S Global Covered Bond following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two

SCHEDULE OF TRANSFERS

The initial Principal Amount Outstanding of this Registered Regulation S Global Covered Bond is U.S.$        .

The following transfers affecting the Principal Amount Outstanding of this Regulation S Global Covered Bond have been made:

Date made	Principal Amount Outstanding of Covered Bonds transferred	Remaining/increased Principal Amount Outstanding of this Regulation S Global Covered Bond following such transfer*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

—FORM OF TRANSFER OF REGULATION S COVERED BOND—

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][   ] Principal Amount Outstanding of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing as attorney to transfer such Principal Amount Outstanding of this Covered Bond in the Register maintained by the Registrar on behalf of BANK OF MONTREAL with full power of substitution.

Signature(s)

Date:

N.B.: This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in the First Schedule to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s), but will not be endorsed if not required by the relevant Stock Exchange (if any).]

Final Terms Document

[Here to be set out text of the relevant information supplementing, replacing or modifying the Conditions which appear in the Final Terms Document relating to the Covered Bonds]

PART 7B

FORM OF RULE 144A GLOBAL COVERED BONDS

Issue Date:

THIS SECURITY AND ANY GUARANTEE IN RESPECT THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE “AGENCY AGREEMENT”) AND, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITY, OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE A QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDER OF SUCH SECURITY SENT TO ITS REGISTERED ADDRESS, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE

HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY NON-U.S. OR U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR NON-U.S. OR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE”.

PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

BANK OF MONTREAL

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

RULE 144A GLOBAL COVERED BONDS DUE [Year of Maturity]

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

(a limited partnership established in the Province of Ontario)

(the “Guarantor”)

The Issuer hereby certifies that [    ] is, at the date hereof, entered in the Register as the holder of the Principal Amount Outstanding of [    ] of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Specified Currency and Specified Denomination(s) specified in the Final Terms Document applicable to the Covered Bonds (the “Final Terms Document”), a copy of which is annexed hereto. References herein to the Conditions will be to the Conditions of the Covered Bonds as set out in Schedule 1 (Terms and Conditions of the Covered Bonds) to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms Document but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms Document, such information will prevail. Words and expressions defined in the Conditions will bear the same meanings when used in this Rule 144A Global Covered Bond. This Rule 144A Global Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Rule 144A Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Rule 144A Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Rule 144A Global Covered Bond at the specified office of the Registrar at 101 Barclay Street 7E, New York, NY 10286, or such other specified office as may be specified for this purpose in accordance with the Conditions. On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Rule 144A Global Covered Bond details of such redemption, payment or purchase and cancellation (as the case may be) will be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) will be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation the Principal Amount Outstanding of this Rule 144A Global Covered Bond and the Covered Bonds held by the registered holder hereof will be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled. The nominal amount of this Rule 144A Global Covered Bond and of the Covered Bonds held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below will be the Principal Amount Outstanding most recently entered in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

This Rule 144A Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Registered Definitive Covered Bonds without Coupons or Talons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(a)

in the case of Rule 144A Global Covered Bonds registered in the name of The Depository Trust Company (“DTC”) or its nominee, either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Rule 144A Global Covered Bonds and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended;

(b)

in the case of Rule 144A Global Covered Bonds registered in the name of the common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or its nominee, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, whether statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)

the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Rule 144A Global Covered Bonds (and any interests therein) exchanged for Rule 144A Definitive Covered Bonds.

The Issuer will promptly give notice to Covered Bondholders in accordance with Condition 13 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, DTC, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any registered holder of an interest in this Rule 144A Global Covered Bond) or the Bond Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (c) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange will occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Covered Bonds represented by this Rule 144A Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement dated as of September 30, 2013 (as amended, supplemented or restated from time to time) and the rules and operating procedures of DTC.

On any transfer pursuant to which either (i) Covered Bonds represented by this Rule 144A Global Covered Bond are no longer to be so represented or (ii) Covered Bonds not so represented are to be so represented, details of such transfer will be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer will be signed by or on behalf of the Issuer, whereupon the Principal Amount Outstanding of this Rule 144A Global Covered Bond and the Covered Bonds held by the registered holder hereof will be increased or reduced (as the case may be) by the Principal Amount Outstanding so transferred.

Subject as provided in the following two paragraphs, until the exchange of the whole of this Rule 144A Global Covered Bond as aforesaid, the registered holder hereof will in all respects be entitled to the same benefits as if he were the registered holder of Registered Definitive Covered Bonds in the form set out in Part 7 of Schedule 2 to the Trust Deed.

This Rule 144A Global Covered Bond is governed by, and will be construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

This Rule 144A Global Covered Bond will not be valid unless authenticated by the Registrar specified in the Final Terms Document.

IN WITNESS whereof the Issuer has caused this Rule 144A Global Covered Bond to be signed manually or in facsimile or pdf by a person duly authorized on its behalf.

BANK OF MONTREAL

By:
[Authorized Signatory]
Authenticated by

, as Registrar

By:
Authorized Officer

Schedule One

Part I

INTEREST PAYMENTS

Date made	Total amount payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

Part II

REDEMPTIONS

The initial Principal Amount Outstanding of this Registered Rule 144A Global Covered Bond is U.S.$        .

Date made	Total amount of principal payable	Amount of principal paid	Remaining Principal Amount Outstanding of this Rule 144A Global Covered Bond following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Part III

PURCHASES AND CANCELLATIONS

The initial Principal Amount Outstanding of this Registered Rule 144A Global Covered Bond is U.S.$        .

Date made	Part of the Principal Amount Outstanding of this Rule 144A Global Covered Bond purchased and cancelled	Remaining Principal Amount Outstanding of this Rule 144A Global Covered Bond following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two

SCHEDULE OF TRANSFERS

The initial Principal Amount Outstanding of this Registered Rule 144A Global Covered Bond is U.S.$        .

The following transfers affecting the Principal Amount Outstanding of this Rule 144A Global Covered Bond have been made:

Date made	Principal Amount Outstanding of Covered Bonds transferred	Remaining/increased Principal Amount Outstanding of this Rule 144A Global Covered Bond following such transfer*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

—FORM OF TRANSFER OF RULE 144A COVERED BOND—

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][    ] Principal Amount Outstanding of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing as attorney to transfer such Principal Amount Outstanding of this Covered Bond in the Register maintained by the Registrar on behalf of BANK OF MONTREAL with full power of substitution.

Signature(s)

Date:

N.B.: This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in the First Schedule to the Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Bond Trustee and the relevant Dealer(s), but will not be endorsed if not required by the relevant Stock Exchange (if any).]

Final Terms Document

[Here to be set out text of the relevant information supplementing, replacing or modifying the Conditions which appear in the Final Terms Document relating to the Covered Bonds]

PART 7C

Issued pursuant to U.S. Registration Statement

FORM OF U.S. REGISTERED DEFINITIVE COVERED BOND

Bank of Montreal

(a chartered bank under the Bank Act (Canada))

(the “Issuer”)

[Specified Currency and Aggregate Nominal Amount of Tranche]

COVERED BONDS DUE [Year of Maturity]

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO Covered Bond Guarantor Limited Partnership

(established under the Limited Partnership Act (Ontario))

(the “Guarantor”)

This Covered Bond is one of a Series of Covered Bonds of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Covered Bonds”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Prospectus Supplement (the “Prospectus Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Prospectus Supplement, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Covered Bond.

This Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated as of September 30, 2013 and made between the Issuer, the Guarantor and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to             (being the person registered in the Register or, if more than one person is so registered, the first of such named persons) on [each Interest Payment Date and] the Final Maturity Date or on such earlier date as this Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Covered Bond and to pay interest (if any) on the Principal Amount Outstanding of this Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

For the purposes of disclosure pursuant to the Interest Act of Canada and not for any other purpose, where in any Covered Bond (i) a rate of interest is to be calculated on the basis of a year of 360 days, the yearly rate of interest to which the 360 day rate is equivalent is such rate multiplied by the number of days in the year for which such calculation is made and divided by 360, or (ii) a rate of interest is to be calculated during a leap year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by 366 and divided by 365.

This Covered Bond shall not be valid unless authenticated by [—], as Registrar.

IN WITNESS whereof this Covered Bond has been executed on behalf of the Issuer.

Issued as of [            ].

Bank of Montreal

By:		By:
	Duly Authorized		Duly Authorized

Authenticated by

[—]

as Registrar.

By:
Authorized Officer

FORM OF TRANSFER OF U.S. REGISTERED COVERED BOND

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency] [             ] nominal amount of this Covered Bond and all rights hereunder, hereby irrevocably constituting and appointing            as attorney to transfer such nominal amount of this Covered Bond in the register maintained by [—] with full power of substitution.

Signature(s)

Date:

N.B.

This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such offices must be delivered with this form of transfer.

[CONDITIONS]

[Conditions to be as set out in Schedule 1 to the Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Bond Trustee and the Relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

PROSPECTUS SUPPLEMENT

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Prospectus Supplement relating to the Covered Bonds]

PART 7D

Issued pursuant to U.S. Registration Statement

FORM OF U.S. REGISTERED GLOBAL COVERED BOND

Series Number:	CUSIP: Common Code: ISIN No.: Certificate No.: Serial Number:

[If this Covered Bond is registered in the name of Cede & Co. (or such other person as may be nominated by The Depository Trust Company (“DTC”) for the purpose) (collectively, “Cede & Co.”) as nominee for DTC, then, unless this Covered Bond is presented by an authorized representative of DTC to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Covered Bond issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. or other nominee has an interest herein.

Unless and until it is exchanged in whole for securities in definitive registered form, this note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.] ††††

Bank of Montreal

(the “Issuer”)

(a Canadian chartered Bank)

U.S. REGISTERED GLOBAL COVERED BOND

and

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO Covered Bond Guarantor Limited Partnership

(established under the Limited Partnership Act (Ontario))

(the “Guarantor”)

The Issuer hereby certifies that              is, at the date hereof, entered in the Register as the holder of the aggregate Nominal Amount of              of a duly authorized issue of Covered Bonds of the Issuer (the “Covered Bonds”) of the Aggregate Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Prospectus Supplement applicable to the Covered Bonds (the “Prospectus Supplement”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Covered Bonds as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Prospectus Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Prospectus Supplement, the Prospectus Supplement will prevail.

††††	Delete if not deposited with DTC.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Covered Bond.

This Global Covered Bond is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated as of September 30, 2013 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuer, the Guarantor and Computershare Trust Company of Canada, as Bond Trustee, for, inter alios, the Covered Bondholders.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to such registered holder on each Interest Payment Date (if the Covered Bonds are repayable in instalments) and on the Final Maturity Date and/or on such earlier date(s) as all or any of the Covered Bonds represented by this Global Covered Bond may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Covered Bonds on each such date and to pay interest (if any) on the Principal Amount Outstanding of the Covered Bonds from time to time represented by this Global Covered Bond calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Covered Bond at the office of the Registrar specified in the Prospectus Supplement.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Covered Bonds represented by this Global Covered Bond details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Covered Bond and the Covered Bonds represented by this Global Covered Bond shall be reduced by the Principal Amount Outstanding of such Covered Bonds so redeemed or purchased and cancelled or the amount of such instalment. The Principal Amount Outstanding from time to time of this Global Covered Bond and of the Covered Bonds represented by this Global Covered Bond following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the Principal Amount Outstanding most recently entered in the Register.

This Global Covered Bond may be exchanged (free of charge) in whole, but not in part, for Registered Definitive Covered Bonds either, (i) as specified in the applicable Prospectus Supplement or (ii) upon the occurrence of an Exchange Event.

An “Exchange Event” means in the case of Covered Bonds registered in the name of a nominee for DTC, either (i) the Depository Trust Company (“DTC”) has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Covered Bonds and no alternative clearing system is available or (ii) DTC has ceased to constitute a clearing agency registered under the Exchange Act; or (iii) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Covered Bonds in definitive form and a certificate to such effect from two Authorized Signatories of the Issuer has been given to the Bond Trustee.

If this Global Covered Bond is exchangeable following the occurrence of an Exchange Event, the Issuer will promptly give notice to Covered Bondholders in accordance with Condition 13 (Notices) upon the occurrence of such Exchange Event; and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Registrar requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 10 days after the date of receipt of the first relevant notice by the Registrar.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Registered Definitive Covered Bonds for the Principal Amount Outstanding of Covered Bonds represented by this Global Covered Bond.

Registered Definitive Covered Bonds will be issued in the minimum denominations specified in the Prospectus Supplement.

Any such exchange as aforesaid will be made upon presentation of this Global Covered Bond by the registered holder at the office of the Registrar or any Business Day in the place of presentation.

Covered Bonds represented by this Global Covered Bond are transferable only in accordance with, and subject to, the provisions hereof and the Agency Agreement dated September 30, 2013 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Covered Bonds represented by this Global Covered Bond are no longer so represented or (ii) if Covered Bonds not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Covered Bond and the Covered Bonds held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Until the exchange of the whole of this Global Covered Bond as aforesaid, the registered holder hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the registered holder of Registered Definitive Covered Bonds in the form set out in Part [—] of Part 7D of Schedule 2 to the Trust Deed.

Subject as provided in the Trust Deed, each person who is for the time being shown in the records of DTC as entitled to a particular nominal amount of the Covered Bonds represented by this Global Covered Bond (in which regard any certificate or other document issued by DTC as to the nominal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be deemed to be the holder of such nominal amount of such Covered Bonds for all purposes other than with respect of payments on, and voting, giving consents and making requests in respect of, such nominal amount of such Covered Bonds for which purpose the registered holder of this Global Covered Bond shall be deemed to be the holder of such nominal amount of the Covered Bonds in accordance with and subject to the terms of this Global Covered Bond and the Trust Deed.

This Global Covered Bond is governed by, and shall be construed in accordance with, the Laws of the Province of Ontario and the Laws of Canada applicable therein.

This Global Covered Bond shall not be valid unless authenticated by the Registrar specified in the Prospectus Supplement.

IN WITNESS whereof the Issuer has caused this Global Covered Bond to be signed manually or in facsimile or pdf by persons duly authorized on its behalf.

Issued as of [            ].

Bank of Montreal

By:		By:
	Duly Authorized		Duly Authorized

Authenticated by

BANK OF NEW YORK MELLON

as Registrar without recourse, warranty or liability.

By:
Authorized Officer

SCHEDULE 3

FORM OF ISSUER ACCELERATION NOTICE

[On the letterhead of the Bond Trustee]

To:	BMO Covered Bond Guarantor Limited Partnership (the “Guarantor”)

[insert date]

Dear Sirs,

Issuer Acceleration Notice

We refer to the U.S.$10,000,000,000 Global Registered Covered Bond Program of the Issuer and the Trust Deed dated as of September 30, 2013 made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee, as amended and/or supplemented and /or restated from time to time (the “Trust Deed”).

We hereby confirm that an Issuer Event of Default has occurred and this notice will constitute an Issuer Acceleration Notice which is served upon the Issuer pursuant to Condition 9.1 (Issuer Events of Default) of the Conditions.

Unless the context otherwise requires, capitalised terms used in this Issuer Acceleration Notice and not defined herein will have the meanings provided in the Master Definitions and Construction Agreement (as defined in the Trust Deed).

Yours faithfully,

……………………………….

for and on behalf of

Computershare Trust Company of Canada

SCHEDULE 4

FORM OF NOTICE TO PAY

[On the letterhead of the Bond Trustee]

To:	BMO Covered Bond Guarantor Limited Partnership (the “Guarantor”)

[insert date]

Dear Sirs,

Notice to Pay under Covered Bond Guarantee

We refer to the U.S.$10,000,000,000 Global Registered Covered Bond Program of the Issuer and the Trust Deed dated as of September 30, 2013 made between the Issuer, the Guarantor, and Computershare Trust Company of Canada in its capacity as Bond Trustee, as amended and/or supplemented and /or restated from time to time (the “Trust Deed”).

We hereby confirm that an Issuer Event of Default has occurred and an Issuer Acceleration Notice has been served on the Issuer. Accordingly, this notice will constitute a Notice to Pay which is served upon the Guarantor pursuant to Article 7 (Covered Bond Guarantee) of the Trust Deed.

Unless the context otherwise requires, capitalised terms used in this Notice to Pay and not defined herein will have the meanings provided in the Master Definitions and Construction Agreement (as defined in the Trust Deed).

Yours faithfully,

……………………………….

for and on behalf of

—

SCHEDULE 5

PROVISIONS FOR MEETINGS OF COVERED BONDHOLDERS

1. (a)	As used in this Schedule the following expressions will have the following meanings unless the context otherwise requires:

(i)	“voting certificate” will mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)

that on the date thereof Bearer Covered Bonds (whether in definitive form or represented by a Bearer Global Covered Bond and not being Bearer Covered Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Covered Bonds will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Covered Bonds represented by such certificate;

(ii)	“block voting instruction” will mean an English language document issued by a Paying Agent and dated in which:

(A)

it is certified that Bearer Covered Bonds (whether in definitive form or represented by a Bearer Global Covered Bond and not being Bearer Covered Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Bearer Covered Bonds will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Covered Bond which is to be released or (as the case may require) the Bearer Covered Bond or Bearer Covered Bonds ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 16 hereof of the necessary amendment to the block voting instruction;

(B)

it is certified that each holder of such Bearer Covered Bonds has instructed such Paying Agent that the vote(s) attributable to the Bearer Covered Bond or Bearer Covered Bonds so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate principal amount of the Bearer Covered Bonds so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more Persons named in such document (each hereinafter called a “proxy”) is or are authorized and instructed by such Paying Agent to cast the votes attributable to the Bearer Covered Bonds so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)

“24 hours” will mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period will be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)

“48 hours” will mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period will be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(b)

A holder of a Bearer Covered Bond (whether in definitive form or represented by a Bearer Global Covered Bond) may obtain a voting certificate in respect of such Covered Bond from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Covered Bond by depositing such Bearer Covered Bond with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Covered Bond being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (a)(i)(A) or (a)(ii)(A)or above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction will for all purposes in connection with the relevant meeting or adjourned meeting of Covered Bondholders be deemed to be the holder of the Bearer Covered Bonds to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Covered Bonds have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Bearer Covered Bonds have been blocked will be deemed for such purposes not to be the holder of those Bearer Covered Bonds.

(c) (i)

A holder of Registered Covered Bonds (whether in definitive form or represented by a Regulation S Global Covered Bond or a Rule 144A Global Covered Bond (other than a Registered Covered Bond referred to in (iv) below)) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint a proxy to act on his or its behalf in connection with any meeting of the Covered Bondholders and any adjourned such meeting.

(ii)

Any holder of Registered Covered Bonds (whether in definitive form or represented by a Regulation S Global Covered Bond) which is a corporation may by resolution of its directors or other governing body Authorize any person to act as its representative (a “representative”) in connection with any meeting of the Covered Bondholders and any adjourned such meeting.

(iii)

Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above will so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Covered Bondholders, to be the holder of the Registered Covered Bonds to which such appointment relates and the holder of the Registered Covered Bonds will be deemed for such purposes not to be the holder.

(iv)

For so long as any of the Registered Covered Bonds is represented by a Global Covered Bond registered in the name of DTC or its nominee, DTC may mail an Omnibus Proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Covered Bondholders. Such Omnibus Proxy will assign the voting rights in respect of the relevant meeting to DTC’s direct participants as of the record date specified therein. Any such assignee participant may, by an instrument in writing in the English language signed by such assignee participant or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorized officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent before the time fixed for the relevant meeting, appoint any person (a “sub-proxy”) to act on his or its behalf in connection with any meeting of Covered Bondholders and any adjourned such meeting. All references to “proxy” or “proxies” in this Schedule other than in this paragraph will be read so as to include references to “sub-proxy” or “sub-proxies”.

2.

Notwithstanding the applicability of Section 316(a) of the Trust Indenture Act, the Issuer, the Guarantor or the Bond Trustee or (in relation to a meeting for the passing of a Program Resolution) the Covered Bondholders of any Series may at any time and the Issuer will upon a requisition in writing in the English language signed by the holders of not less than 10 per cent. of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding convene a meeting of the Covered Bondholders. The Bond Trustee may convene a single meeting of the holders of Covered Bonds of more than one Series if in the opinion of the Bond Trustee there is no conflict between the holders of such Covered Bonds Series, in which event the provisions of this Schedule will apply thereto mutatis mutandis.

3.

At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting will be given to the relevant Covered Bondholders prior to any meeting of such holders in the manner provided by Condition 13 (Notices). Such notice, which will be in the English language, will state generally the nature of the business to be transacted at the meeting thereby convened but it will not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice will include statements, if applicable, to the effect that (i) Bearer Covered Bonds may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered

Covered Bonds may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice will be sent by post to the Bond Trustee (unless the meeting is convened by the Bond Trustee), and to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor.

4.

A Person (who may but need not be a Covered Bondholder) nominated in writing by the Bond Trustee will be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated will not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Covered Bondholders present will choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.

At any such meeting one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding will (except for the purpose of passing an Extraordinary Resolution or a Program Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) will be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution (subject as provided below) or a Program Resolution will be one or more persons present holding Bearer Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing not less than a clear majority of the Principal Amount Outstanding of the Covered Bonds of the relevant Series for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (other than in relation to a Program Resolution) (each of which will, subject only to Section 21.2(a), only be capable of being effected after having been approved by Extraordinary Resolution of the holders of the Covered Bonds of the relevant Series) namely:

(a)

reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the Covered Bonds of such Series other than in accordance with the terms thereof;

(b)	alteration of the currency in which payments under the Covered Bonds and Coupons of such Series are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)

any amendment to the Covered Bond Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the Covered Bondholders of any such Series or an amendment which is in the sole opinion of the Bond Trustee of a formal, minor or technical nature or to correct a manifest error or an error which is, in the sole opinion of the Bond Trustee proven or is to comply with mandatory provisions of Law);

(e)

the sanctioning of any such scheme or proposal for the exchange or sale of the Covered Bonds of such Series or the conversion of the Covered Bonds of such Series into, or the cancellation of the Covered Bonds in consideration of, shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer, or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some Person with power on behalf of the holders of Covered Bonds of such Series to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the Persons with or to whom the Covered Bonds of such Series are to be exchanged or sold respectively; and

(f)	alteration of the proviso to paragraph 5 or paragraph 6 hereof,

(each a “Series Reserved Matter”), the quorum will be one or more persons present holding Definitive Covered Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding.

6.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting will if convened upon the requisition of Covered Bondholders be dissolved. In any other case it will stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it will stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Bond Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Bond Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Bond Trustee, and the provisions of this sentence will apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Bearer Definitive Covered Bonds or voting certificates or being proxies or representatives (whatever the nominal amount of the Bearer Covered Bonds of the relevant Series so held or represented by them) will (subject as provided below) form a quorum and will have power to pass any Extraordinary Resolution, Program Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any Series Reserved Matter will be one or more persons present holding Bearer Definitive Covered Bonds or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the Principal Amount Outstanding of the Bearer Covered Bonds of the relevant Series for the time being outstanding.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted will be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 2 above and such notice will state the relevant quorum. Subject as aforesaid it will not be necessary to give any notice of an adjourned meeting.

7.

Every question submitted to a meeting will be decided in the first instance by a show of hands and in case of equality of votes the Chairman will both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Covered Bondholder or as a holder of a voting certificate or as a proxy or as a representative.

8.

At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor, the Bond Trustee or any person present holding a Definitive Covered Bond or a voting certificate or being a proxy or representative (whatever the Principal Amount Outstanding of the Covered Bonds so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.

Subject to paragraph 10 below, if at any such meeting a poll is so demanded it will be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll will be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

10.

The Chairman may with the consent of (and will if directed by) any such meeting adjourn the same from time to time and from place to place but no business will be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

11.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment will be taken at the meeting without adjournment.

12.

The Bond Trustee and its lawyers and any director, officer or employee of a corporation being a bond trustee of the Trust Deed and any director or officer of the Issuer or, as the case may be, the Guarantor and any of their lawyers and any other person authorized so to do by the Bond Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” as set out in the Master Definitions and Construction Agreement, no person will be entitled to attend and speak nor will any person be entitled to vote at any meeting of Covered Bondholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Covered Bondholders by Condition 9 (Events of Default, Acceleration and Enforcement) unless he either produces the Bearer Definitive Covered Bond or Bearer Definitive Covered Bonds of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Registered Definitive Covered Bond or Registered Definitive Covered Bonds. No person will be entitled to vote at any meeting in respect of Covered Bonds held by, for the benefit of, or on behalf of, the Issuer or the Guarantor. Nothing herein will prevent any of the proxies named in any block voting instruction or form of proxy or any representative from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

13.	Subject as provided in paragraph 11 hereof at any meeting:

(a)

on a show of hands every person who is present in person and produces a Bearer Definitive Covered Bond or voting certificate or is a holder of a Registered Definitive Covered Bond or is a proxy or representative will have one vote; and

(b)

on a poll every person who is so present will have one vote in respect of each $1,000 Canadian Dollars or such other amount as the Bond Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Covered Bonds denominated in another currency, such amount in such other currency as the Bond Trustee in its absolute discretion may stipulate) in the Principal Amount Outstanding of the Bearer Definitive Covered Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being a Registered Definitive Covered Bond) he is a registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy and representatives any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.	The proxies named in any block voting instruction or form of proxy and representatives need not be Covered Bondholders.

15.

Each block voting instruction together (if so requested by the Bond Trustee) with proof satisfactory to the Bond Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy will be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Bond Trustee will approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy will not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each block voting instruction and form of proxy will (if the Bond Trustee so requires) be deposited with the Bond Trustee before the commencement of the meeting or adjourned meeting but the Bond Trustee will not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

16.

Any vote given in accordance with the terms of a block voting instruction or form of proxy will be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the relevant Covered Bondholders’ instructions pursuant to which it was executed PROVIDED THAT no intimation in writing of such revocation or amendment will have been received from the relevant Paying Agent or in the case of a Registered Covered Bond from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Bond Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

17.

A meeting of the Covered Bondholders will in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum and Series Reserved Matters contained in paragraphs 5 and 6 above) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Bond Trustee, any Appointee and the Covered Bondholders and Couponholders or any of them.

(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Bond Trustee, any Appointee, the Covered Bondholders, the Couponholders, or the Issuer or the Guarantor or against any other or others of them or against any of their property whether such rights will arise under the Trust Deed or the other Transaction Documents or otherwise.

(c)

Power to assent to any modification of the provisions of the Trust Deed or the other Transaction Documents which will be proposed by the Issuer, the Guarantor, the Bond Trustee or any Covered Bondholder.

(d)	Power to give any authority or sanction which under the provisions of the Trust Deed is required to be given by Extraordinary Resolution.

(e)

Power to appoint any Persons (whether Covered Bondholders or not) as a committee or committees to represent the interests of the Covered Bondholders and to confer upon such committee or committees any powers or discretions which the Covered Bondholders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a Person to be appointed a trustee and power to remove any trustee or trustees for the time being of the Trust Deed and/or the Security Agreement.

(g)

Power to discharge or exonerate the Bond Trustee and/or any Appointee from all liability in respect of any act or omission for which the Bond Trustee and/or such Appointee may have become responsible under the Trust Deed and/or the Security Agreement.

(h)

Power to Authorize the Bond Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Covered Bonds for or the conversion of the Covered Bonds into or the cancellation of the Covered Bonds in consideration of shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Covered Bondholders to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the persons with or to whom the Covered Bonds are to be exchanged or sold respectively.

18.

Any resolution passed at a meeting of the Covered Bondholders duly convened and held in accordance with the Trust Deed will be binding upon all the Covered Bondholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them will be bound to give effect thereto accordingly and the passing of any such resolution will be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Covered Bondholders will be published in accordance with Condition 13 (Notices) by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice will not invalidate such result.

19.

The expression “Extraordinary Resolution” when used in the Trust Deed means (a) a resolution passed at a meeting of the Covered Bondholders duly convened and held in accordance with the Trust Deed by a majority consisting of not less than three-fourths of the Persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of Covered Bondholders holding not less than 75 per cent. in Principal Amount Outstanding of the Covered Bonds, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Covered Bondholders.

20.

Minutes of all resolutions and proceedings at every meeting of the Covered Bondholders will be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted will be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made will be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

21.

(a) If and whenever the Issuer will have issued and have outstanding Covered Bonds of more than one Series the foregoing provisions of this Schedule will have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of only one Series will be deemed to have been duly passed if passed at a separate meeting of the Covered Bondholders of that Series;

(ii)

a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of more than one Series but does not give rise to a conflict of interest between the Covered Bondholders of any of the Series so affected will be deemed to have been duly passed if passed at a single meeting of the Covered Bondholders of all the Series so affected;

(iii)

a resolution which in the opinion of the Bond Trustee affects the Covered Bonds of more than one Series and gives or may give rise to a conflict of interest between the Covered Bondholders of one Series or group of Series so affected and the Covered Bondholders of another Series or group of Series so affected will be deemed to have been duly passed only if passed at separate meetings of the Covered Bondholders of each Series or group of Series so affected;

(iv)	a Program Resolution will be deemed to have been duly passed only if passed at a single meeting of the Covered Bondholders of all Series; and

(v)

to all such meetings all the preceding provisions of this Schedule will mutatis mutandis apply as though references therein to Covered Bonds and Covered Bondholders were references to the Covered Bonds of the Series or group of Series in question or to the holders of such Covered Bonds, as the case may be.

(b)

If the Issuer will have issued and have outstanding Covered Bonds which are not denominated in Canadian Dollars in the case of any meeting or request in writing or written resolution of holders of Covered Bonds of more than one currency (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom or any such request or written resolution) the Principal Amount Outstanding of such Covered Bonds will be the equivalent in Canadian Dollars at the relevant Covered Bond Swap Rate. In such circumstances, on any poll each person present will have one vote for each $1,000 Canadian Dollars (or such other Canadian Dollars amount as the Bond Trustee may in its absolute discretion stipulate) of the Principal Amount Outstanding of the Covered Bonds (converted as above) which he holds or represents.

22.

Subject to all other provisions of the Trust Deed the Bond Trustee may without the consent of the Issuer, the Guarantor, the Covered Bondholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Covered Bondholders and attendance and voting thereat as the Bond Trustee may in its sole discretion think fit.

SCHEDULE 6

FORM OF GUARANTOR’S CERTIFICATE

To:	—

For the attention of [    ]

[Date]

Dear Sirs,

[Description of Notes]

This certificate is given to you in your capacity as Bond Trustee under the Trust Deed (as defined below) in accordance with Section 15.1 (Covenants) of the Trust Deed dated as of September 30, 2013, as amended and/or supplemented and/or restated from time to time (the “Trust Deed”), and made between Bank of Montreal (the “Issuer”), BMO Covered Bond Guarantor Limited Partnership (the “Guarantor”) and Computershare Trust Company of Canada (the “Trustee”). All words and expressions defined in the Trust Deed will (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify to you in your capacity as aforesaid that:

(a)

[as at [    ][1], no Issuer Event of Default or Potential Issuer Event of Default existed [other than [    ]] and no Issuer Event of Default or Potential Issuer Event of Default had existed at any time since [    ][2] [the certification date of the previous certificate delivered under Section 15.1 (Covenants)[3] [other than [    ]][4]; and]

(b)

as at [    ] no Guarantor Event of Default or Potential Guarantor Event of Default existed [other than [    ]] and No Guarantor Event of Default or Potential Guarantor Event of Default had existed at any time since [    ] [2] [the certification date of the previous certificate delivered under Section 15.1 (Covenants)[3] [other than [    ]] [4]; and]

(c)

[from and including [    ] [the certification date of the previous certificate delivered under Section 15.1 (Covenants) to and including [    ], [the Issuer] [the Guarantor] [the Guarantor][5] has complied with all its obligations under the Trust Deed [other than [    ]][6].]

……………………………….	……………………………….
Officer	Officer

[1]	Specify a date not more than 7 days before the date of delivery of the certificate.
[2]	Insert date of Trust Deed in respect of the first certificate delivered under Section 15(l), otherwise delete.
[3]	Include unless the certificate is the first certificate delivered under Section 15.1 (Covenants), in which case delete.
[4]	If any event of default of potential event of default did exist, give details, otherwise delete.
[5]	Delete as appropriate.
[6]	If the Issuer [and/or Guarantor] has failed to comply with any such obligation(s), give details; otherwise delete.